UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Trimble Inc.
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Transforming
The Way
The World
Works

2024	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Trimble – Transforming the Way the World Works
Trimble is a leading technology solutions provider that enables office and mobile professionals to connect their workflows and asset lifecycles to drive a more productive, sustainable future. With a focus on the industries that feed, build, and move the world, the comprehensive depth and breadth of our solutions is transforming the way the world works, making it easier for Trimble customers to focus on what matters—getting the job done right.
We innovate at the intersection of the digital and physical worlds with solutions that span the world’s foundational industries including building, civil and infrastructure construction, geospatial, survey and mapping, agriculture, natural resources, utilities, transportation, and government.
We exist to empower our customers: asset owners, general and specialty contractors, engineers and designers, surveyors, agricultural companies and farmers, energy and utility companies, shippers and carriers of freight, as well as state, federal, and municipal governments.
Productivity and sustainability are at the heart of who we are—it’s woven into our work internally and through our customers’ application of our technologies. The state of the world today requires us to adopt a strategic approach to the environmental, social, and governance (ESG) aspects of our business. We have reduced our impact on the environment, we have improved employee engagement, and we are committed to maintaining the highest levels of transparency. These efforts make us a better, more resilient company and motivate us to continue innovating, so our customers and stakeholders can work better, safer, faster, cheaper and greener.

TRIMBLE INC.
Notice of Annual Meeting of Stockholders

When:	Where:	Who Can Vote:
Thursday, May 30, 2024	Virtually via the internet at	Stockholders of record at the close of business on:
5:00 p.m. Mountain time	www.virtualshareholdermeeting.com/TRMB2024
Online check-in: 4:45 p.m. Mountain time		April 1, 2024
Items of Business and Board Voting Recommendations

1	Election of directors	FOR each of the nominees
2	Advisory vote to approve executive compensation (“Say on Pay”)	FOR
3	Ratification of appointment of independent registered public accounting firm	FOR
4	Approval of amendments to the 2002 Stock Plan	FOR
Your Vote is Important
All stockholders are cordially invited to attend the Annual Meeting via the internet. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at the internet link shown above. However, to ensure your representation at the meeting, you are urged to vote in advance of the meeting via the internet or by telephone or, if you requested to receive printed proxy materials, by mailing a proxy.
A notice of internet availability of proxy materials containing instructions on how to vote and how to access our Annual Meeting materials, including our proxy statement, our annual report and proxy card was mailed to our stockholders (other than those who previously requested electronic delivery or full printed materials) on approximately April 16, 2024. The notice of internet availability also included instructions on how to receive a paper copy of our Annual Meeting materials, which include this notice of annual meeting and proxy statement and our annual report on Form 10-K. If you received a paper copy of our Annual Meeting materials by mail, a proxy card was also enclosed. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to the notice and proxy statement and our annual report on the internet, which are both also available at investor.trimble.com/annuals-and-proxies.
For the Board of Directors,
Börje Ekholm, Chairperson of the Board
April 16, 2024

TRIMBLE INC.
Proxy Statement
for the 2024 Annual Meeting of Stockholders

Table of Contents

Introduction		Executive Compensation
Information Regarding the Meeting	1	Compensation Discussion and Analysis	37
Executive Overview	2	Introduction	37
Our Business	2	Overview of Executive Compensation	39
Company Performance Highlights	2	Details of 2023 Executive Compensation	46
Our Strategy for Sustainability	5	Compensation Committee Report	55
Our Culture and People	7	Executive Compensation Tables	56
Corporate Governance Highlights	8	Summary Compensation Table	56
Executive Compensation Philosophy, Policies and Practices	10	Grants of Plan-Based Awards	57
		Outstanding Equity Awards at Fiscal Year-End	58
Stockholder Engagement	10	Option Exercises and Stock Vested	59
		Deferred Compensation	60
Proposals		Post-Employment Compensation	61
Item 1. Election of Directors	11	Potential Payments upon Termination or a Change in Control	61
Item 2. Advisory Vote to Approve Executive Compensation	17
		Trimble Age & Service Equity Vesting Program	63
Item 3. Ratification of Appointment of Independent Registered Public Accounting Firm	18	Death Benefits	64
		CEO Pay Ratio	65
Item 4. Approval of Amendments to the 2002 Stock Plan	19	Pay versus Performance	66

		Other Information
Board Matters		Audit Committee Report	69
Board Meetings and Committees; Director Independence	29	Security Ownership and Related Stockholder Matters	70

Stockholder Communications with Directors	29	Security Ownership of Certain Beneficial Owners	70
Board Leadership Structure; Oversight and Risk Management	29	Security Ownership of Management	71
		Equity Compensation Plan Information	72
Committee Membership	30	Section 16(a) Reports	72
Audit Committee	30	Certain Relationships and Related Transactions	73
People & Compensation Committee	31	General Information	74
Nominating and Corporate Governance Committee	32	Information Concerning Solicitation and Voting	74
		Internet Availability of Proxy Materials	75
Non-Employee Director Compensation	34	Deadline for Receipt of Stockholder Proposals for 2024 Annual Meeting	76
Non-Employee Director Compensation	34
Non-Employee Director Stock Ownership Guidelines	35	Additional Information Regarding this Proxy Statement	76

		Appendix A: Reconciliation of GAAP to non‑GAAP Financial Measures	A-1

		Appendix B: Amended and Restated 2002 Stock Plan	B-1

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INFORMATION REGARDING THE MEETING
The enclosed proxy is solicited on behalf of the board of directors (“Board of Directors” or “Board”) of Trimble Inc., a Delaware corporation (“Trimble” or the “Company”), for use at the Company’s annual meeting of stockholders (“Annual Meeting”), to be held live via the internet, on May 30, 2024, at 5:00 p.m. Mountain time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The record date for the Annual Meeting is April 1, 2024.
You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/TRMB2024. Our Board annually considers the appropriate format of our annual meeting. In 2024, we will only be hosting the Annual Meeting via live webcast on the internet. Hosting the Annual Meeting via the internet provides expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting also enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world, and provides us an opportunity to give thoughtful responses. In addition, we intend that the virtual meeting format provide stockholders a similar level of transparency to the traditional in person meeting format and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in person annual meeting of stockholders.
Our virtual Annual Meeting allows stockholders to submit questions and comments during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
The Annual Meeting webcast will begin promptly at 5:00 p.m. Mountain time. We encourage you to access the Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 4:45 p.m. Mountain time, and you should allow ample time for the check-in procedures.
The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/TRMB2024.
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EXECUTIVE OVERVIEW
This overview highlights information about the Company, including certain information contained elsewhere in this proxy statement, but does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s performance in fiscal year 2023 (“fiscal 2023” or “2023”), please review the Company’s annual report on Form 10-K for the year ended December 29, 2023.
Our Business
Dedicated to the world's tomorrow, Trimble is a technology company delivering solutions that enable our customers to work in new ways to measure, build, grow and move goods for a better quality of life. Core technologies in positioning, modeling, connectivity and data analytics connect the digital and physical worlds to improve productivity, quality, safety, transparency and sustainability. From purpose-built products and enterprise lifecycle solutions to industry cloud services, Trimble is transforming critical industries such as construction, geospatial, agriculture and transportation to power an interconnected world of work.
Company Performance Highlights
Fiscal 2023
Our core strategy, Connect & Scale, involves digitally connecting the workflows within targeted industry segments and creating scale across Trimble through shared technology platforms. In 2023, we continued to advance this strategy, investing in people, process, and technology. We divested a number of businesses that are not core to our Connect & Scale strategy, and we acquired companies that will accelerate our Connect & Scale strategy, including Transporeon. We also continued to develop the competitive strengths of our core businesses, while focusing on a healthy balance for our business portfolio with respect to end-market exposure, geographic diversity, and business model mix.
We achieved a record level of annualized recurring revenue (“ARR”) in 2023 and increased our gross profit margin. We finished the year with software, services, and recurring revenues representing 67% of total Company revenue. We reached $1.98 billion in ARR in the fourth quarter of the year, up 24%, or 13% on an organic basis, compared to the fourth quarter of the prior year. Compared to 2022, total revenue grew 3%, or 1% organically, GAAP gross margin rose from 57.3% to 61.4%, and non-GAAP gross margin rose from 60.0% to 64.7%. We repurchased $100 million of common stock in 2023. See Appendix A to this proxy statement for definitions of annualized recurring revenue and organic revenue growth and a reconciliation of GAAP to non-GAAP numbers.
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Financial highlights for 2023 included:

	2023	Change vs. 2022	Notes
Total revenue	$3.80 billion	▲ 3%	Organic growth ▲ 1%
Software, services and recurring revenue	67% of total revenue	▲ vs. 59% in prior year
Annualized recurring revenue	$1.98 billion for the fourth quarter	▲ 24% compared to fourth quarter of prior year	Organic growth ▲ 13% compared to fourth quarter of prior year
Operating income	$449 million GAAP	▼ 12%	11.8% as a % of revenue vs. 13.9% in prior year
	$935 million non-GAAP	▲ 11%	24.6% as a % of revenue vs. 22.9% in prior year
Adjusted EBITDA	$1.01 billion	▲ 10%	26.6% as a % of revenue vs. 25.0% in prior year
Net income	$311 million GAAP	▼ 31%	8.2% as a % of revenue vs. 12.2% in prior year
	$664 million non-GAAP	▲ 1%	17.5% as a % of revenue vs.18.0% in prior year
Diluted net income per share	$1.25 GAAP	▼ vs. $1.80 in prior year
	$2.66 non-GAAP	▲ vs. $2.64 in prior year
Operating cash flow	$597 million	▲ vs. $391 million in prior year
Repurchase of common stock	$100 million		$395 million in prior year
See Appendix A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures, including operating income and net income (as also used in the computation of diluted net income per share), along with definitions of organic revenue growth, annualized recurring revenue, and adjusted EBITDA.
Long-term performance
Since 2013, Trimble’s revenue, annualized recurring revenue, GAAP operating income, and adjusted EBITDA have grown at compound annual growth rates of 5%, 13%, 6%, and 7%, respectively, illustrating the company’s long-term growth trajectory over time.
Also, as shown in the graph below, Trimble's cumulative total return has outperformed the S&P 500 over the 20-year time horizon.
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Long-term growth strategy
Elements. Our growth strategy is centered on multiple elements:
Our Connect & Scale strategy. We continue to focus on executing our multi-year platform strategy, which contains two elements. The first element, Connect, aims to connect more customer workflows, industry lifecycles, and solution offerings, so that we can continue to transform the way our customers work. This includes integrating more of our customers’ data through cloud offerings and making more of our solutions available on a subscription basis. For example, our flagship design and construction platform solution, Trimble Connect, enables entire project teams to collaborate in real-time between the office and the field to make efficient decisions around the same data-rich design model enhanced by our cloud capabilities. The second element, Scale raises the bar with shared, on-demand services that empower network participants to proactively contribute to value creation and delivery, directly and with fewer intermediaries. As the number of end users increases, the willingness of developers, partners, and additional end users to engage also increases, creating a network effect that further enhances the platform experience and value. Scale also aims to invest in the people, processes, and technologies that are necessary to streamline and standardize our internal processes, provide a seamless experience for our customers as they engage with our connected solutions, and enable us to continue to grow our business efficiently and effectively for many years into the future.
Focus on software and services. Software and services targeted for the needs of vertical end markets are increasingly important elements of our solutions and are core to our growth strategy. We generally have an open application programming interface philosophy and open vendor environment, which leads to increased adoption of our software and analytics offerings. These software and services solutions integrate and optimize additional workflows for our customers, thereby improving their work productivity, and in the case of subscription, maintenance, and support services, also provide us with enhanced business visibility over time. Professional services constitute an additional customer offering that helps our customers integrate and optimize the use of our offerings in their environment.
Targeting attractive markets with significant growth and profitability potential. We focus on large markets historically underserved by technology that offer significant potential for long-term revenue growth, profitability, and market leadership. Our core industries, such as construction, agriculture, and transportation, are each multitrillion dollar global industries that operate in demanding environments with technology adoption in the early phases relative to other industries. With the emergence of mobile and cloud computing capabilities, the increasing technological know-how of end users, and compelling return on investment, we believe many of our markets are attractive for substituting Trimble’s technology and solutions in place of traditional operating methods.
Domain knowledge and technological innovation that benefit a diverse customer base. We have over time redefined our technological focus from hardware-driven point solutions to integrated work process solutions by developing domain expertise and heavily reinvesting in research and development and acquisitions. We currently have over 1,000 unique patents reflective of our technology portfolio and deep domain knowledge to deliver specific, targeted solutions quickly and cost-effectively to each of the vertical markets we serve. Our patent portfolio is continuously updated with new patent grants that emerge from our investments in research and development. We look for opportunities where the potential for technological change is high and that have a requirement for the integration of multiple technologies into complete vertical solutions.
Geographic expansion with a localization strategy. We view international expansion as an important element of our strategy, and we continue to position ourselves in geographic markets that will serve as important sources of future growth. Trimble products are sold in more than 150 countries, through dealers, joint ventures, original equipment manufacturers (“OEMs”), and other channels throughout the world, as well as direct sales to end users. Sales are supported by our own offices located in over 40 countries around the world.
Optimized go-to-market strategies to best access our markets. We utilize vertically focused go-to-market strategies that leverage domain expertise to best serve the needs of individual markets both domestically and abroad. These go-to-market capabilities include the use of independent dealers, joint ventures such as with Caterpillar and Nikon, arrangements with OEMs, and distribution alliances with key partners, as well as direct sales to end users, which collectively provides us with broad market reach and localization capabilities to effectively serve our markets.
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Strategic acquisitions, joint ventures, and investments. Organic growth continues to be our primary focus, while acquisitions serve to enhance our market position. We acquire businesses that bring domain expertise, geographic presence, technology, products, and distribution capabilities that augment our portfolio and allow us to penetrate existing markets more effectively, or to establish a market beachhead. Our success in targeting and effectively integrating acquisitions is an important aspect of our growth strategy. To further grow and position the Company, we partner with leaders in various fields by investing in early-to-growth stage companies through our venture fund and through strategic formation of joint ventures. In September 2023, we signed a definitive agreement to contribute our Trimble precision agriculture (“OneAg”) business, excluding certain Global Navigation Satellite System (GNSS) and guidance technologies, to a joint venture with AGCO, of which we will retain a 15% ownership stake. Trimble and AGCO’s shared vision is to create a global leader in mixed fleet smart farming and autonomy solutions that delivers on our collective strategy to better serve farmers with factory fit and aftermarket applications in the mixed fleet precision agriculture market. The transaction closed on April 1, 2024.
Sustainability. The global economy is experiencing a fundamental shift toward sustainability, driven through broad stakeholder engagement, with a focus on decarbonization. Historically, through delivering productivity and efficiency gains, Trimble products have delivered sustainability for our customers, and we envision more opportunities to deliver expanded carbon reductions and other sustainability benefits, such as water management in agriculture and utilities.
Guiding principles. To achieve Trimble’s long-term strategy, the company’s core principles guide our employees’ actions and behaviors and support the Connect & Scale strategy:
•Our operating system focuses on Strategy, People and Execution to create a high-performing organization.
•Our guiding values of “Be yourself and thrive together,” “Be intentional and humble,” and “Be curious and solve problems,” are the central, underlying philosophies that guide our interactions with each other and how we do business.
•Our guiding principles help us navigate and manage inherent complexities with ethical integrity, respect and teamwork.
•Our leadership principles drive us to inspire purpose and vision, engage to draw out the best from each other, and strive to achieve meaningful results.
Our Strategy for Sustainability
Overview
We are shaping a sustainable future by living our values and working towards our mission of Transforming the Way the World Works. Inspired by our mission, and fueled by the dedication of our employees, we work to build momentum and strive for continual improvement and measurable progress. We believe our efforts, and the focus of our Board on environmental, social, and governance (“ESG”) issues, will make us a better and more resilient company, positioned to take on our most pressing environmental and social issues while creating even greater benefits for the customers and stakeholders we serve.
The Board ultimately oversees sustainability and ESG strategy, although each standing committee of the Board addresses various ESG matters and the charter of the Nominating and Corporate Governance Committee includes oversight regarding the Company’s strategies, programs, initiatives and policies for ESG matters. In fulfilling this role, the Nominating and Corporate Governance Committee engages with management on such matters, and develops and recommends to the Board corporate governance principles applicable to the Company and oversees the implementation of these principles.
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Sustainability Strategy
Sustainability is deeply integrated into our business strategy, threaded throughout our products and solutions and our people and culture. It’s what guides our innovations and investments. It’s what drives us to build resilience for our company and our customers, to empower people, including our employees and partners, and to lead with integrity in all that we do.

Building Resilience •Drive, Enable, and Contribute to Decarbonization •Drive toward a net-zero future	Empowering People •Values: Belong, Grow, and Innovate •Key Pillars: Diversity, Equity, Inclusion, Leaders, and Communities	Leading with Integrity •Corporate and Sustainability Governance •Ethical Business Practices •Privacy and Cybersecurity
Building Resilience. Building resilience is about enabling ourselves, our customers, and the essential industries we serve to adapt, grow, and thrive in the face of change. We continue to invest in innovation, research, and development in order to adapt, prepare, and expand capabilities that help transform our industries and accelerate toward a net zero future. In 2022, we received approval of our carbon reduction targets from the Science Based Targets initiative (“SBTi”), the predominant third-party net-zero target assessment entity. Our goals are consistent with requirements to keep global warming to 1.5°C in accordance with the Paris Climate Agreement.
Empowering People. Together, our diverse community of innovators and problem solvers creates opportunities for our employees, customers, and community members to thrive. We extend our commitment to empowering people in the communities where we do business, collectively addressing challenges in alignment with our values. As further described below in “Our Culture and People,” we are focused on building a welcoming, diverse, equitable, and inclusive workplace. We believe our diversity makes us stronger and better able to solve complex problems for our customers.
Leading with Integrity. We are dedicated to leadership principles that ensure excellence in all we do. Through transparency, good governance, and a deep commitment to sustainability and ethics, we continue operating from a strong foundation of integrity now and in the future.
2023 Sustainability Highlights — Progress on Climate Action
In 2023, Trimble made progress on fulfilling our near-term science-based emissions reduction targets, as approved by the SBTi. The approved targets are as follows:
•Reduce absolute scopes 1 and 2 Greenhouse Gas (“GHG”) emissions by 50 percent by 2030 from a 2019 base year including achieving 100 percent annual sourcing of renewable electricity by 2025.
•Reduce absolute scope 3 GHG emissions (includes emissions from fuel and energy-related activities, business travel, and upstream transportation and distribution) by 50 percent by 2030 from a 2019 base year.
•Commit to partner with 70 percent of our suppliers by emissions covering purchased goods and services and capital goods to set science-based targets by 2026.
Details on Trimble’s emissions reduction progress and roadmap, along with further information about Trimble’s sustainability efforts, can be found in our Sustainability Report, available at trimble.com/sustainability. (The information on our website is not incorporated by reference in this proxy statement.)
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Our Culture and People
Our culture reflects our guiding principles at work and is fundamental to sustaining our success. That company culture is foundational to a thriving workplace; it is the behaviors and values of leaders and employees that are the foundation for who we are. At Trimble, we value being yourself and thriving together; being intentional and humble; and being curious and solving problems. Our leaders inspire purpose and vision, engage to draw out the best from each other, and strive to achieve meaningful results. This mindset shapes how we treat one another and how we serve our customers, colleagues, and stockholders. We strive to make Trimble a diverse, equitable, inclusive, and safe workplace and provide opportunities for our employees to grow and develop in their careers, supported by competitive compensation, benefits, health and wellness programs, and by programs that build connections between our employees and their communities.
Diversity, Equity, and Inclusion (“DEI”)
We value diversity in our workforce, including various cultures, backgrounds, ages, genders, races and ethnicities, nationalities, sexual orientations, religions, people with different abilities, parents and caregivers, and many other characteristics, knowing that it drives our best thinking. Our focus on diversity starts at the top. Our employees are working in around 200 locations in over 40 countries. Collectively, we speak more than 45 different languages. We believe our diversity makes us stronger and better able to solve complex problems for our customers. Three out of our ten board members are female or ethnically diverse, and we are making progress towards our goal of increasing global female employees and U.S. ethnically diverse employees in our workforce and in our leadership positions across the company.
A number of employee resource networks exist in Trimble that enhance our inclusive and diverse culture, including networks that support women, caregivers, Black, Hispanic/Latinx and Indian professionals, veterans, employees with disabilities, and our LGBTQ+ community.
In 2023, we continued our investments in community partners by serving as a Board of Corporate Affiliates sponsor for the National Society of Black Engineers, sponsoring Out & Equal, a non-profit organization working on LGBTQ+ workplace equality, and increasing our presence at events like AfroTech and Colorado Technology Association’s Women in Tech annual summit.
More information about Trimble’s DEI efforts, including our 2022 DEI Report with our 2025 goals, is available at: trimble.com/diversity-and-inclusion. (The information on our website is not incorporated by reference in this proxy statement.)
Compensation and Benefits
We believe people should be paid for the role they perform and their skills and experience, regardless of their gender, race, age, or other personal characteristics. To deliver on that commitment, we set pay ranges based on market data and factors such as an employee’s role, their experience, their performance, and the region in which they live. We also regularly review our compensation practices to ensure our pay is fair and equitable. In addition to base salaries, certain roles are eligible to participate in short-term and long-term incentive plans.
We offer market-competitive benefit programs (that vary by country/region), which include health and wellness benefits, life insurance and disability benefits, flexible savings accounts, paid time off, parental and family leave, employee support programs, retirement plans, and an employee stock purchase plan. Other benefits include fertility, adoption, and surrogacy education assistance; gender affirmation, family and caregiver support; flexible work arrangements; education assistance; and on-site services such as health centers and fitness centers at some sites.
Talent Development and Building Connections
We are committed to providing every employee with the opportunity to learn, grow, and excel in a respectful and collaborative workplace. Through our internal global talent platform, we empower employees to identify internal job opportunities, skill development resources, and projects to achieve their personal development goals and full potential. We encourage employees to nurture a love of continuous learning and resilience that is essential for accomplishment.
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We believe that building connections between our employees, their families, and our communities creates a more meaningful, fulfilling, and enjoyable workplace. In our offices around the world, our employee-led committees select local organizations to support, often in the form of grants and employee fundraising.
Our Trimble Foundation Fund aligns international philanthropic efforts by giving back to the communities where Trimble does business and helping those in need. The Trimble Foundation Fund focuses on three key areas within our communities (i) Disaster and Climate Resilience, (ii) Female Education and Empowerment, and (iii) Advancing Diversity, Equity, and Inclusion.
Health, Safety, and Wellness
The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety, and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible, and convenient health and wellness programs that offer choice where possible, so they can customize their benefits to meet their needs and the needs of their families.
Corporate Governance Highlights
Corporate Governance Framework
Our Board recognizes that Trimble’s success over the long term requires a strong corporate governance framework. Below are highlights of our corporate governance framework:
•We actively engage our stockholders for feedback.
•We recently adopted an amendment to our bylaws to adopt a majority voting standard for the election of directors, changed from a plurality voting standard (contested elections will continue to be governed by plurality voting).
•In the recent amendment of our bylaws, we added a provision giving stockholders a proxy access right.
•We have no supermajority voting requirements.
•Our Board of Directors has an independent chairperson (since the retirement of Steve Berglund in May 2023, and the subsequent appointment of Börje Ekholm as chairperson).
•We focus on board refreshment and diversity. More than half of our directors have less than five years of current tenure and a third of our directors are female and/or ethnically diverse.
•We have stock ownership guidelines for our non-employee directors (and a stock ownership policy applicable to our executive officers, including our CEO).
•We have established a succession planning process and we actively plan for executive succession on an ongoing basis.
•We have no single-trigger full vesting arrangements upon a change in control, and no excise tax gross‑up.
•The Board of Directors has overall responsibility for the oversight of risk management for the Company.
•The Board of Directors oversees cybersecurity risk at the Company, with the Audit Committee receiving regular updates on cybersecurity risk management.
•Oversight of the Company's financial matters and related risks lies with the Audit Committee.
•In setting compensation, our People & Compensation Committee considers the risks to our stockholders and the Company as a whole.
•The Company's corporate governance principles are overseen by the Nominating and Corporate Governance Committee and set forth in our publicly available Corporate Governance Guidelines.
Board Diversity
Our Board strives to maintain a diversity of membership. The composition of our Board was affected in the past year by the resignation of Ann Fandozzi, who left the Board in February of this year to spend more time in her new role as CEO of Convergint, and the death of Sandra MacQuillan, who passed away in April 2023, in addition to the retirement of Steven Berglund, who retired from the Board and from his executive role with the Company, effective as of the Company’s 2023 annual meeting of stockholders. Earlier this year, the Board appointed Kara Sprague and Ron Nersesian to serve as directors, who both joined the Board effective February 5, 2024. The Board Diversity Matrix set forth below provides information as of April 1, 2024 (for purposes of the matrix and related chart, tenure includes both current service and any previous service on the Board). To view our Board Diversity
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Matrix as of April 1, 2023, please see our prior proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 18, 2023.

Board Diversity Matrix as of April 1, 2024
Total Number of Directors:	10
Diversity	Female	Male
Gender Identity	2	8
Demographic Background:
African American or Black	0	1
White	2	7
Tenure
<5 years	4
5-10 years	4
>10 years	2
We believe that our directors are highly qualified and well suited to providing effective oversight of our continuously evolving business, and that they provide our Board with a balance of critical skills and an effective mix of experience and expertise, as summarized below.

Skills & Attributes		Number of Directors

Leadership	Demonstrated understanding of essential leadership qualities; ability to develop leadership potential in others and effectively implement transformational change within organizations					10
Innovation	Experience with innovative technologies and their development and deployment; understanding of relevant technological trends and their disruptive potential				9
Domain Expertise	Understanding of the industries we serve, including market dynamics, customer workflows, and developing trends	5
Global Business	Experience with international dynamics and complexity, multinational operations, and the development of international relationships and opportunities			8
Go To Market	Understanding how to optimally bundle, launch, market and distribute new solutions to deliver compelling value to customers		6
Financial Expertise	Knowledge of financial accounting and reporting, financial markets, and finance operations and management, including capital deployment		6
Strategic Transactions	Familiarity with driving business transformation through M&A, strategic alliances, investments, and significant commercial partnerships		6
Sustainability	Experience with ESG initiatives, frameworks and trends, including long-term sustainability and value creation, diversity and inclusion, or public company governance oversight				9

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Executive Compensation Philosophy, Policies and Practices
Our executive compensation philosophy is based on our continuing objective of attracting and retaining exceptional people and fostering and supporting a pay-for-performance culture. We have designed our executive compensation program to closely align with the interests of our stockholders. A substantial portion of executive compensation is “at risk” based on our performance, with a significant weight toward long-term equity awards tied closely to stockholder returns and long-term objectives. Our executives are required to hold a minimum ownership level of our common stock and are prohibited from engaging in hedging or pledging activities with our common stock. Our compensation programs are designed without incentives to take excess risk, and executive compensation is subject to a “clawback” policy, which allows for the recovery of certain compensation in the event of a material restatement of our financial results or certain misconduct by an executive officer.
As discussed in detail under “Compensation Discussion and Analysis” later in this proxy statement, we provide only very-limited executive-only benefits, with no special pension arrangements or retirement plans (although we do have an Age & Service Equity Vesting Program, described therein). We provide no significant perquisites or other personal benefits for our executive officers, other than an annual executive physical exam, and no tax reimbursements or “gross up” payments, other than related to standard relocation benefits.
Stockholder Engagement
Trimble’s Board values the opinions of our stockholders and carefully considers feedback received with regard to our governance practices, executive compensation program, and management of key ESG topics. Over the past several years, our management team has engaged with stockholders to better understand their views regarding our approach to executive compensation. In recent years, we have made changes to our executive compensation program in response to this input and based upon our ongoing review of best practices. These changes have included:
•Adopting a clawback policy, and updating the policy in 2023 to align with new rules regarding mandatory recovery of erroneously awarded compensation in the event of an accounting restatement, along with discretionary recovery of certain compensation in the event of misconduct leading to the need for an accounting restatement
•Eliminating single-trigger full vesting in connection with a change in control
•Increasing the stock ownership guidelines for the members of our Board and our executive officers
At our 2023 Annual Meeting of Stockholders, we conducted our annual non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say on Pay” vote). Our stockholders approved the Say on Pay proposal with 83.6% of the votes cast in favor of the proposal. As part of our ongoing investor engagement, our Investor Relations team and Chief Financial Officer engaged with stockholders to discuss topics of interest to them and to proactively provide key updates to them. The feedback gathered during these conversations helped inform the Board's thinking, in particular about compensation, governance and disclosure. Based on stockholder feedback, we will adjust our 2024 long-term incentive program for our executive officers to equally distribute the weighting on the performance restricted stock units granted in 2024 between relative TSR (total shareholder return), to ensure our outcomes are aligned to our peer group, and ARR (annual recurring revenue), to continue to drive outcomes aligned with our business results. We value the opinions of our stockholders and will continue to consider the outcome of future Say on Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers.

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ITEM 1
Election of Directors
A board of ten directors is to be elected at the Annual Meeting.
The Board has nominated the following persons to be elected to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each nominee has consented to being named as such in this proxy statement and to serving on the Board if elected. Each nominee except Mr. Painter is independent under the rules of the Nasdaq Stock Market (“Nasdaq”). A summary of the business experience and other information regarding each of the nominees is set forth on the following pages.

Name	Age	Principal Occupation	Director Since
James C. Dalton	68	Retired, U.S. Army Corps of Engineers	2020
Börje Ekholm *	61	President and Chief Executive Officer, Ericsson	2020	(1)
Kaigham (Ken) Gabriel	68	Chief Executive Officer, Pitt BioForge	2015
Meaghan Lloyd	49	Chief of Staff and Partner, Gehry Partners, LLP	2016
Ronald S. Nersesian	64	Chair of the Board of Directors, Keysight Technologies	2024	(2)
Robert G. Painter	52	President and Chief Executive Officer of the Company	2020
Mark S. Peek	66	Executive Vice President, Workday	2010
Kara Sprague	43	Executive Vice President and Chief Product Officer, F5	2024
Thomas Sweet	64	Retired Chief Financial Officer, Dell Technologies	2022
Johan Wibergh	60	Former Chief Technology Officer of Vodafone	2018
*    Chairperson
(1)Mr. Ekholm was reappointed to the Board in 2020, having previously served as a director from 2015 to 2017.
(2)Mr. Nersesian was reappointed to the Board in 2024, having previously served as a director from 2011 to 2021.
Vote Required
In an uncontested election of directors, such as this, our majority voting policy will apply. Under our majority voting policy, if any nominee for director receives a greater number of votes “withheld” than votes “for,” the nominee must tender his or her resignation to our Board within five days following the certification of the election results and, within 90 days following the date of the Annual Meeting, the remaining members of our Board shall, through a process managed by the Nominating and Corporate Governance Committee and excluding the director nominee in question, determine whether to accept such resignation. (In a contested election, directors of the Company would be elected by a plurality of the votes, under which the nominees receiving the highest number of “for” votes at the Annual Meeting will be elected as directors.)
Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but not in determining the outcome of the election of directors.
Holders of proxies solicited by this proxy statement will vote the proxies as directed or, if no direction is made, for the election of the Board’s ten nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by the present Board to fill the vacancy.
Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the election of the above-named nominees to the Board of Directors.
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James C. Dalton Retired, U.S. Army Corps of Engineers Member of the Nominating & Corporate Governance Committee Other public boards: None
Mr. Dalton served as the Director of Civil Works for the U.S. Army Corps of Engineers (USACE) from August 2016 until January 2020. In this position, he led, managed and directed the policy development, programming, planning, design, construction, contingency operations and emergency response, operation, and maintenance activities of the Army Civil Works Program, a $6 billion annual program of water and related land resources of the United States, and oversaw the work of over 25,000 civilian employees. He also represented the USACE in the United Nations’ Advisory Board High-Level Experts and Leaders Panel on Water and Disasters, and served on several national and international water resources Committees. From May 2007 until August 2016 he was Chief of USACE’s Engineering and Construction (E&C) Division, responsible for policy, program, and technical expertise in the design and construction programs for the U.S. Army, U.S. Air Force, Department of Defense, other Federal agencies, and over 60 foreign nations. He served as the Corps' South Atlantic Division and South Pacific Division Regional Integration Team (RIT) team leader, USACE Climate Change Adaptation Committee Chair, and lead for USACE on Resilience. Mr. Dalton was selected to the Senior Executive Service (SES) of the US Office of Personnel Management in January 2005. Mr. Dalton has held numerous other roles during his career with the U.S. Army Corps of Engineers, which he joined in 1978, including Regional Business Director for USACE’s South Atlantic Division in Atlanta, Georgia, Director of Business Management for the Gulf Region Division in Baghdad, Iraq, project manager for the Bosnia project to support Operation Joint Guard, and various engineer roles in Saudi Arabia as part of the Saudi Arabia construction program. Mr. Dalton received his B.S. in Architectural Engineering from North Carolina Agricultural & Technical State University and holds an M.S. in Civil Engineering from North Carolina State University.
Qualifications: Mr. Dalton is qualified to serve as director of the Company because of his deep domain expertise in large-scale construction environments and his extensive experience in managing complex organizations as a result of his senior leadership positions within the USACE. Mr. Dalton’s background in overseeing complex, multibillion-dollar civil construction projects and managing personnel throughout the world, his government and multilateral policy advisory experience, and his experience with resilient and sustainable practices, particularly around water and land resource planning, bring a unique perspective to the Board.

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Börje Ekholm President and Chief Executive Officer, Ericsson Chairperson of the Board Member of the People & Compensation Committee Other public boards: Ericsson
Mr. Ekholm has been president and chief executive officer of Ericsson, a multinational networking and telecommunications company, since January 2017. From 1992 to January 2017, he held various positions with Investor AB, an investment firm and holding company with controlling stakes in several large Swedish companies and smaller positions in a number of other firms. Mr. Ekholm's positions with Investor AB included: from May 2015 to January 2017, he was chief executive officer of Patricia Industries, a unit of Investor AB that includes its wholly-owned and partner-owned companies, as well as financial investments; from September 2005 to May 2015, he was president and chief executive officer of Investor AB; from 1997 to 2005, he was responsible for all private equity investment activities within Investor AB and was also head of Investor Growth Capital, Investor AB’s wholly owned venture capital arm; from 1995 to 1997, he founded and managed Novare Kapital, an early stage venture capital company owned by Investor AB; and from 1997 to 2015, he was also a member of Investor AB’s Management Group. Mr. Ekholm is a director of Ericsson, was previously a director of Alibaba Group (having retired from its board in March 2022), and was previously a director of Nasdaq (having resigned in May 2017). He also currently serves on the board of the Swedish American Chamber of Commerce New York. Mr. Ekholm has a Master of Business Administration from INSEAD, France and holds a Master of Science in Electrical Engineering from the KTH Royal Institute of Technology in Stockholm.
Qualifications: Mr. Ekholm is qualified to serve as director of the Company because he brings a valuable combination of operational and financial management expertise, particularly in the areas of networking and telecommunications, through his experience as president and chief executive officer of Ericsson, and of venture capital, through his experience serving as president and chief executive officer of Patricia Industries and Investor AB, and manager of Novare Kapital. In addition, Mr. Ekholm brings management expertise from a diverse range of industries and organizations through his former service as chairman of the board of Nasdaq OMX and a director of Alibaba Group, Telefonaktiebolaget LM Ericsson and the KTH Royal Institute of Technology.

Kaigham (Ken) Gabriel Chief Executive Officer, Pitt BioForge Member of the Audit Committee Other public boards: None
Dr. Gabriel is chief executive officer of Pitt BioForge, which will operate an advanced biomanufacturing facility being established by the University of Pittsburgh (Pitt), and is the founding director of Pitt’s Advanced Biomanufacturing Institute. From 2020 to 2023, Dr. Gabriel was the Chief Operating Officer of Wellcome Leap, an independent innovation organization funded by the Wellcome Trust, the world's fifth largest research trust. Wellcome Leap works at the intersection of engineering and life-sciences to deliver critical medical and healthcare capabilities at accelerated timescales. From 2014 to May of 2020, he was the president and chief executive officer of The Charles Stark Draper Laboratory, an independent not-for-profit research institution that develops innovative technology solutions in the fields of national security, space, biomedical systems and energy. Prior to that, Dr. Gabriel served as deputy director of the Advanced Technology and Projects (ATAP) group at Google from 2012 to 2014 and as corporate vice president at Google/Motorola Mobility. From 2009 to 2012, he was the deputy director, and then acting director, of the Defense Advanced Research Projects Agency (DARPA) in the Department of Defense. Between 2002 and 2009, Dr. Gabriel was the Co-Founder, Chairman and Chief Technology Officer of Akustica, a fabless semiconductor company that commercialized Micro Electro Mechanical Systems audio devices and sensors. Dr. Gabriel holds SM and ScD degrees in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
Qualifications: Dr. Gabriel is qualified to serve as director of the Company because of his strong background and experience in management in technology companies, including in his current and past positions with Pitt BioForge, Wellcome Leap, and Draper Laboratory. Dr. Gabriel also brings deep technological expertise and knowledge of the industry to the Company.

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Meaghan Lloyd Chief of Staff and Partner, Gehry Partners, LLP Chair of the Nominating & Corporate Governance Committee Member of the People & Compensation Committee Other public boards: None
Ms. Lloyd is the chief of staff and a partner at Gehry Partners, LLP, a full service architectural firm with extensive international experience in the design and construction of academic, museum, theater, performance, and commercial projects. Founded in 1962 in Los Angeles, California, Gehry Partners’ mission is to raise architecture to the level of art, while creating buildings that meet the project’s functional and budgetary needs. She has held this position since 2009. Prior to this, she was a designer working with Frank Gehry in the firm. In addition to her duties at Gehry Partners, she served as chief executive officer of Gehry Technologies, Inc., a cloud-based software and service company for the architectural, engineering and construction sectors, from 2013 to 2014. Ms. Lloyd received her Bachelor of Science in Architectural Studies from the University of Illinois, Champaign-Urbana and her Master of Architecture from Yale University. She is a board member of Turnaround Arts California.
Qualifications: Ms. Lloyd is qualified to serve as a director of the Company because she brings a valuable combination of operational and project management expertise, and because of her significant industry knowledge and experience in the areas of architecture, construction, and design from her work with Gehry Partners, LLP.

Ronald S. Nersesian Chair of the Board of Directors, Keysight Technologies Other public boards: Keysight Technologies
Ronald S. Nersesian currently serves as non-executive chair of the board of Keysight Technologies, an electronic measurement company. He was executive chair of the board of Keysight Technologies from May 2022 through April 2023, having become chair of the board in 2019. Prior to becoming executive chair of the board in May 2022, he was president, chief executive officer, and a director of Keysight Technologies beginning in 2013, when Agilent Technologies announced the separation of its electronic measurement business and launched Keysight Technologies. From November 2012 to September 2013, he served as president and chief operating officer of Agilent Technologies. From November 2011 to November 2012, he served as Agilent Technologies’ executive vice president and chief operating officer. From March 2009 to November 2011, Mr. Nersesian served as president of Agilent’s Electronic Measurement group (EMG), and from February 2005 to March 2009, he served as the vice president and general manager of the Wireless Business Unit of EMG. Mr. Nersesian joined Agilent in 2002 as vice president and general manager of the company’s Design Validation Division. Mr. Nersesian began his career in 1982 with Computer Sciences Corporation as a systems engineer for satellite communications systems. In 1984, he joined Hewlett-Packard, and served in a range of management roles during his tenure. In 1996, Mr. Nersesian joined LeCroy Corporation as vice president of worldwide marketing and subsequently assumed other senior management roles, including senior vice president and general manager of the company’s digital storage oscilloscope business. He is also a member of Georgia Tech’s Advisory Board. Mr. Nersesian holds a bachelor's degree in electrical engineering from Lehigh University and an MBA from New York University, Stern School of Business. Mr. Nersesian previously served on Trimble’s board from 2011 to 2021.
Qualifications: Mr. Nersesian is qualified to serve as director of the Company because of his strong business operational experience with technology companies and management expertise developed over three decades. This breadth of experience includes his recent service as president and chief executive officer of Keysight Technologies. Mr. Nersesian has extensive experience in managing and growing international technology enterprises, which is directly relevant and valuable to the Company.

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Robert G. Painter President and Chief Executive Officer of the Company Other public boards: Synopsys, Inc.
Mr. Painter became Trimble’s president and chief executive officer in January 2020, having first joined the Company in 2006. From 2016 through 2019, he served as the Company's chief financial officer. Prior to that, Mr. Painter held a variety of positions in the Company, including vice president of Trimble Buildings construction software, general manager of the Intelligent Construction Tools international joint venture, general manager of Construction Services, and leadership positions in corporate development and corporate strategy. Before joining the Company in 2006, Mr. Painter served in a variety of management and finance positions at Cenveo, Rapt Inc., Bain & Company, Whole Foods Market, and Kraft Foods. He holds a bachelor's degree in finance from West Virginia University and an MBA from Harvard University. Mr. Painter joined the board of Synopsys, Inc. in August 2023.
Qualifications: Mr. Painter is qualified to serve as director of the Company because of his intimate knowledge and understanding of the Company’s businesses, finances, and operations, resulting from his service in various senior management roles in different functional areas and operating divisions of the Company, including his service as chief financial officer of the Company from 2016 to 2019. In addition, Mr. Painter brings to the Board extensive operating and finance experience from his senior roles in other large companies prior to joining the Company.

Mark S. Peek Executive Vice President, Workday Chair of the Audit Committee Other public boards: SentinelOne
Mr. Peek is executive vice president on the strategy team of Workday, Inc., a leading provider of enterprise cloud applications for finance and human resources. He has held this position since February 2018, and until October 2022 was simultaneously the managing director and head of Workday Ventures, the strategic investment arm of Workday. From June 2015 to February 2018, Mr. Peek was co-president of Workday. He joined Workday in June 2012 as chief financial officer and served in that capacity until April 2016. From December 2011 to June 2012, Mr. Peek also served on the board of directors of Workday. Prior to joining Workday, Mr. Peek was president, business operations and chief financial officer of VMware, Inc., a provider of business infrastructure virtualization solutions. From April 2007 to January 2011, Mr. Peek served as chief financial officer of VMware, Inc. From 2000 to 2007, Mr. Peek was senior vice president and chief accounting officer at Amazon.com. Prior to joining Amazon.com, Mr. Peek spent 19 years at Deloitte, the last ten years as a partner. Since May 2021, Mr. Peek has served on the board of directors of SentinelOne, a provider of autonomous cybersecurity solutions. Mr. Peek also serves on the Advisory Board of the Foster School of Business at the University of Washington. Mr. Peek received a B.S. in accounting and international finance from Minnesota State University.
Qualifications: Mr. Peek is qualified to serve as director of the Company because of his strong background and years of experience in accounting and financial management, as well as his industry knowledge regarding “software as a service” (SaaS) and cloud computing. Mr. Peek brings key financial expertise gained through his service as chief financial officer at Workday, Inc., as chief financial officer at VMware, as chief accounting officer at Amazon.com, and his 19 years of experience at Deloitte. Mr. Peek brings valuable technology industry knowledge from his role as managing director and head of Workday Ventures and his prior service as co-president of Workday.

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Kara Sprague Executive Vice President and Chief Product Officer, F5 Other public boards: None
Ms.Sprague is Executive Vice President and Chief Product Officer at F5, a multi-cloud application security and delivery platform provider. She joined F5 in 2017 as General Manager for the Application Delivery Controller business; became Executive Vice President, Application Delivery and Enterprise Product Operations, in 2020; and became Chief Product Officer in 2022. Prior to F5, Ms. Sprague spent 13 years with McKinsey & Company, where she held various leadership positions across their technology practice, including Managing Partner of the Technology, Media and Telecom Practice for the Western Region. Earlier in her career, Ms. Sprague was on the engineering staff of Oracle, Agilent Technologies, and Hewlett-Packard. She holds multiple degrees from the Massachusetts Institute of technology, including Bachelor of Science and Master of Engineering degrees in Electrical Engineering and Computer Science, and a Master’s degree in Technology and Public Policy.
Qualifications: Ms. Sprague is qualified to serve as a director of the Company because of her expertise in engineering and product development, her domain knowledge and experience, particularly in cloud services and security, her leadership abilities gained from her executive positions as well as her consulting experience, and her long involvement with bringing innovative technologies to market.

Thomas Sweet Retired Chief Financial Officer, Dell Technologies Member of the Audit Committee Other public boards: 3M
Mr. Sweet was Chief Financial Officer of Dell Technologies, a global information technology company, from 2014 to August 2023, overseeing all aspects of the company's finance function, including Dell Financial Services and Dell Technologies Capital, as well as global business operations and corporate strategy. He joined Dell in 1997 and held leadership positions in finance, sales and in various corporate business units before being named CFO in 2014. Prior to joining Dell, Mr. Sweet was vice president of accounting and finance for Telos Corporation, a cyber, cloud and enterprise security company, and before that he spent 13 years with Price Waterhouse providing audit and accounting services to the technology industry. He currently serves on the board of directors of 3M, as well as the Salvation Army Central Texas Advisory Board and the Chancellor’s Council Executive Committee for the University of Texas System. Mr. Sweet received a bachelor’s degree in business administration from Western Michigan University and is a CPA.
Qualifications: Mr. Sweet is qualified to serve as a director of the Company because of his deep expertise in finance, business operations and corporate strategy gained from his roles at Dell, a major global information technology company. Mr. Sweet also brings decades of experience and insight into the way technology is transforming the world of data. Mr. Sweet’s leadership in helping Dell evolve to become one of the world's major technology companies provides the Company with valuable insight as it implements its long-term growth strategy.

Johan Wibergh Former Chief Technology Officer of Vodafone Chair of the People & Compensation Committee Other public boards: BCE, Inc.
Mr. Wibergh was Group Technology Officer and Chief Information Officer of Vodafone, a global telecommunications provider, from May 2015 to December 2022. Before joining Vodafone, Mr. Wibergh held various management positions at Ericsson since 1997, including, from 2008, Executive Vice President and Head of Business Unit Networks. Prior to that, he held various management positions in other businesses in the information technology (IT) industry. Mr. Wibergh holds a Master in Computer Science from Linköping University in Sweden, and has attended various executive management programs during his career. Mr. Wibergh serves on the board of BCE Inc. as well as the boards of a number of privately held companies.
Qualifications: Mr. Wibergh is qualified to serve as director of the Company because he brings valuable expertise in technologies relevant to the Company, including network and wireless connectivity, cybersecurity, and cloud computing. Mr. Wibergh also has a strong background in managing technology businesses and international operations, including as a result of his former position as Group Technology Officer and Chief Information Officer of Vodafone.

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ITEM 2
Advisory Vote to Approve Executive Compensation (“Say on Pay”)
This proposal, commonly known as a “Say on Pay” proposal, is included pursuant to Section 14A of the Securities Exchange Act to provide our stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement. This proposal gives our stockholders the opportunity to approve, reject, or abstain from voting, with respect to our executive compensation program and policies and the compensation paid to the Named Executive Officers.
The Say on Pay vote is a non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers, as described in the “Compensation Discussion and Analysis” section later in this proxy statement, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. The Say on Pay vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board, or the Company’s compensation policies as they relate to risk management.
The Say on Pay vote allows our stockholders to express their opinions regarding the decisions of the People & Compensation Committee with respect to the 2023 compensation of the Named Executive Officers. Because the Say on Pay vote is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer, nor modify any terms of our existing compensation plans or awards. In addition, the Say on Pay vote will not be binding on, or overrule, any decisions by the Board. In addition, it will not create or imply any additional fiduciary duty on the part of the Board.
The Company is providing its stockholders with the opportunity to cast an advisory Say on Pay vote every year, until the next advisory vote on the frequency of such votes, which is expected to occur in 2029.
At the Company’s 2023 Annual Meeting of Stockholders, 83.6% of the votes cast were in favor of the Say on Pay vote and our executive compensation program. In reviewing our executive compensation policies and practices since the vote, our Board and our People & Compensation Committee have been mindful of the level of support that our stockholders expressed for our approach to executive compensation. Following their annual review of our executive compensation philosophy, and taking into consideration input from stockholders, the Board and the People & Compensation Committee decided to make certain changes to the compensation of executive officers, as described under “Compensation Discussion & Analysis” later in this proxy statement.
Your advisory vote will serve as an additional tool to help guide the Board and the People & Compensation Committee in continuing to improve the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders. The People & Compensation Committee and the Board take into account the outcome of the vote as a part of their considerations in determining future compensation arrangements for our Named Executive Officers.
The Company and the Board believe that our compensation policies and practices for our Named Executive Officers are aligned with the long-term interests of our stockholders because our policies emphasize pay‑for‑performance, and our mix of short- and long-term incentives provides a balance between the Company’s short‑term goals and long-term performance. As such, the Board recommends that stockholders vote “For” the advisory approval of our compensation policies and practices as disclosed in this proxy statement.
Vote Required
Advisory approval of the compensation of our Named Executive Officers requires the affirmative vote of the holders of the majority of the shares voting on this proposal at the Annual Meeting via the internet or by proxy (abstentions and broker non-votes will not be counted in determining the outcome of this proposal).
Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of our Named Executive Officers.
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ITEM 3
Ratification of Appointment of Independent Registered Public Accounting Firm
The Board intends to appoint Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year ending January 3, 2025. EY has served in this role since 1986. The Company expects that a representative of EY will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.
Principal Accounting Fees and Services
The following table presents fees billed by EY for audit services and other services rendered for the audit of the Company’s annual financial statements for the last two fiscal years, and fees billed by EY for other services rendered during those periods (in thousands).

Category	Fiscal year ended December 29, 2023	Fiscal year ended December 30, 2022
Audit fees (1)	$8,635	$6,037
Audit-related fees (2)	504	1,247
Tax fees (3)
Tax compliance	320	197
Tax planning & tax advice	2,121	581
Total tax fees	$2,441	$778
All other fees	—	—
(1)Represents the audits of the Company’s annual financial statements, internal control over financial reporting, and combined carve-out financial statements of the OneAg Business of Trimble Inc.; review of financial statements included in the Company’s quarterly reports on Form 10-Q; accounting consultations; and services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)Represents due diligence services and accounting consultations for acquisitions.
(3)Represents various tax compliance and filing services with respect to U.S. and international tax matters, as well as tax planning advice related to acquisitions, integration activities and general matters.
Audit Committee Pre-Approval of Policies and Procedures
The Audit Committee is responsible for appointing, approving the plan for audit and related services and fees of, and overseeing the work of, the independent registered public accounting firm. The Audit Committee has established a pre-approval procedure for all audit and permissible other services to be performed by EY. The pre‑approval policy requires that requests for services by the independent registered public accounting firm be submitted to the Company’s CFO for review and approval. Any requests that are approved by the CFO are then aggregated and submitted to the Audit Committee for approval of services at a meeting of the Audit Committee. Requests may be made with respect to either specific services or a type of service for predictable or recurring services. All services performed by EY were approved by the Audit Committee. The Audit Committee has concluded that the provision of the services listed above is compatible with maintaining EY’s independence.
Vote Required
Ratification of the appointment of EY as the Company’s independent registered public accounting firm for the current fiscal year will require the affirmative vote of the holders of a majority of the shares voting on this proposal at the Annual Meeting via the internet or by proxy (abstentions and broker non-votes will not be counted in determining the outcome, although since brokers have discretion to vote shares on routine matters for which no instruction was provided, we do not expect any broker non-votes on this proposal). In the event that such ratification by the stockholders is not obtained, the Audit Committee and the Board will reconsider such selection.
Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of EY as the independent registered public accounting firm of the Company for the current fiscal year ending January 3, 2025.

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ITEM 4
Approval of Amendments to the 2002 Stock Plan
The Board of Directors is seeking stockholder approval of an amendment to the Amended and Restated 2002 Stock Plan (“2002 Stock Plan” or the “plan”) to increase the number of shares available for issuance under the plan by 10,000,000 shares, to incorporate updates in applicable law, and to make other amendments as more specifically described below.
The 2002 Stock Plan is the exclusive means by which the Company currently makes compensatory equity grants to employees (other than the Company's Employee Stock Purchase Plan).
As of December 29, 2023, the available reserve of shares remaining for issuance pursuant to new awards under the 2002 Stock Plan was 11,529,833 shares, calculated using the maximum number of shares that can be issued under outstanding performance-based restricted stock unit (“PRSU”) awards. Adding the 10,000,000 shares subject to this proposal, the total would be 21,529,833 shares.
The 2002 Stock Plan includes a fungible share counting rule, whereby every share subject to a “full-value” award (an award that is granted at its full value with no exercise price, which includes restricted stock, restricted stock units (“RSUs”) and PRSUs) is counted against the share limit as 1.69 shares. Accordingly, the actual number of shares that may be awarded under the 2002 Stock Plan depends on the types of awards granted. Under certain scenarios, if the proposed share increase is not approved, the shares that are currently available for grant under the 2002 Stock Plan will be exhausted prior to our 2025 annual meeting.
To arrive at the proposed share increase, the Board considered the Company’s historical grant practices, the Company’s anticipated equity compensation needs, information and guidelines of proxy advisory firms, and numerical modeling by the People & Compensation Committee’s compensation consultant, which took into account the Company's recent grant practices, the number of shares underlying currently outstanding options and awards, and the overhang and potential dilution from such outstanding options and awards and shares available for future grant under the 2002 Stock Plan.
Key Data
Outstanding Awards
We had the following outstanding equity awards under our 2002 Stock Plan as of December 29, 2023:
•options with respect to 456,934 shares, with a weighted average exercise price of $45.45 and a weighted average remaining term of 7.47 years, and
•unvested full-value awards (RSUs and PRSUs (calculated using the target amounts)) covering 5,489,492 shares.
Run Rate
The table below summarizes our equity grant practices under the 2002 Stock Plan during the most recent three fiscal years, without giving effect to our fungible share ratio. “Run rate” is calculated by dividing (i) the number of shares underlying equity awards granted to employees in a fiscal year, or in the case of PRSUs the number of shares vested under such awards in a fiscal year, by (ii) the basic weighted average shares outstanding that fiscal year. A “burn rate,” representing an estimated dilution associated with equity awards granted in a fiscal year, can also be calculated from this data by applying a premium to the full value awards to reflect their higher dilutive effect per share as compared to options.

Fiscal Year	Appreciation awards granted	Full-value awards granted			PRSUs vested in the year (1) (C)	Total options and RSUs granted and PRSUs vested (A+B+C)	Basic weighted average shares outstanding	Run Rate
	Options (A)	RSUs (B)	PRSUs	Total
2023	224,528	2,941,687	933,922	3,875,609	141,173	3,307,388	247,918,254	1.33%
2022	—	1,990,414	276,592	2,267,006	611,295	2,601,709	248,554,330	1.05%
2021	—	1,105,718	193,646	1,299,364	500,333	1,606,051	251,434,543	0.64%
(1)    The number of shares reflected in the column under “PRSUs vested in the year” represents the number of shares that became issuable during the applicable year without regard to the year that the underlying PRSUs were granted. The
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number of shares in this column, which reflects actual issuances based on performance results whether above or below target, is used for purposes of calculating the run rate for PRSUs for each year in lieu of PRSUs granted in the year.
Overhang
Overhang represents the total number of shares that might be issued in the future, under both outstanding awards and future awards, as a percentage of the Company’s outstanding shares. As of December 29, 2023, our overhang was 7.1%. With the inclusion of the additional 10,000,000 shares subject to this proposal, the overhang would be 11.1%. We calculate overhang by dividing (i) the number of shares subject to outstanding awards (using target amounts for PRSUs) plus the number of shares available for future grant under the 2002 Stock Plan, by (ii) the total number of Company shares outstanding on such date.
Projected Duration of Share Reserve
Based on a review of our historical and projected grant practices, we believe that the 10,000,000 new shares requested for use under the 2002 Stock Plan will meet the Company’s equity grant needs for approximately three years. This projection takes into consideration the fungible share counting methodology and assumes the maximum number of shares that can be issued under outstanding PRSU awards. The share reserve may, however, last for more or less than three years depending on currently unknown factors, such as the number of grant recipients, the Company’s future grant practices, and the Company’s share price. Considering the Company’s equity grant practices and the foregoing information, the Company believes that the share increase is appropriate and necessary to continue to permit the Company to grant competitive equity incentive compensation to its employees, directors and consultants.
Market Value of Common Stock
As of April 1, 2024, the fair market value of a share of common stock was $63.17, based on our closing stock price on such date.
Material Changes to the Plan Included with this Amendment
In addition to the increased number of shares subject to the 2002 Stock Plan, we have made a number of other revisions to the plan, with the material revisions described below:
•Expanded the prohibition on recycling of shares surrendered to satisfy withholding to apply to all award types
We have revised the prohibitions on adding shares back to the plan, to include shares withheld to satisfy tax withholding obligations with respect to any type of award, including restricted stock.
•Removed various provisions regarding the performance-based compensation exception no longer available under Section 162(m) of the Internal Revenue Code
Section 162(m) was amended to eliminate the performance-based compensation exception with respect to tax years beginning January 1, 2018. Accordingly, we have removed various provisions regarding this exception. Among the provisions removed were various individual award limitations that are no longer applicable following the amendment of Section 162(m).
•Broadened the provisions for delegation of the Board’s or the People & Compensation Committee’s authority under the 2002 Stock Plan
In light of recent changes to corporate laws, we have expanded the type of authority that may be delegated to allow for delegation to any person or body, rather than only to officers of the Company, but have retained the restriction against the delegee’s ability to grant awards or otherwise administer the plan with respect to individuals subject to Section 16 of the Exchange Act, or with respect to the person holding the delegated authority.
•Eliminated promissory notes as a manner of payment
We have eliminated promissory notes as one of the designated forms of consideration for exercising a stock option.
•Expanded prohibition on payment of dividends and dividend equivalents on restricted stock and RSUs unless vested
The provision authorizing dividend equivalent rights on RSUs and addressing accrual of dividends on restricted stock has been revised to prohibit the payment of dividends and dividend equivalents unless the underlying restricted stock and RSUs, as applicable, vest.
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•Change in control provision amended to specify treatment of outstanding awards
The discretion provided under the 2002 Stock Plan to determine the treatment of outstanding awards in connection with a change in control has been eliminated in favor of an express provision describing the treatment that will apply to awards in connection with a change in control, as more fully detailed in the “Summary of the 2002 Stock Plan,” below.
•Added provision regarding fractional shares
The 2002 Stock Plan has been amended to clarify that fractional shares may be issued pursuant to awards granted under the plan to the extent determined by the Administrator (as defined below).
•Revised the definition of “Employee” so as not to exclude intermittent, temporary and leased employees
Intermittent, temporary and leased employees are no longer excluded from the definition of “Employee” under the 2002 Stock Plan, which will allow for the potential use of professional employer organizations (PEOs).
•Updated the effective date of the plan and the term for granting incentive stock options (ISOs)
The new effective date of the 2002 Stock Plan will be the date stockholders approve this Item 4, and the term for incentive stock options to be granted under the 2002 Stock Plan will be extended from April 6, 2020 to February 20, 2034 (10 years from the date the Board approved the amended and restated plan).
Corporate Governance Best Practices
The 2002 Stock Plan includes provisions that are designed to protect our stockholders’ interests and reflect corporate governance best practices, including:
•No Liberal Share Counting or Recycling
Shares used to satisfy the exercise price, purchase price or tax withholding obligation of an award, and shares repurchased by us with the proceeds of an option exercise, will not become available again for issuance under the 2002 Stock Plan.
•Limit Director Compensation
The grant date fair value of awards that may be granted to any non-employee director during a calendar year for services as a non-employee director during any calendar year may not exceed $750,000.
•Change in Control Vesting Treatment
The 2002 Stock Plan sets forth the specific vesting treatment for both time and performance-based stock awards in connection with a change in control.
•No Dividends or Dividend Equivalents on Unvested Awards
Dividends and dividend equivalents will not be paid or settled with respect to any stock award granted until the underlying shares or units vest, and no dividend equivalents or otherwise may be credited with respect to options and stock appreciation rights (“SARs”).
•No Repricing Without Prior Stockholder Approval
The 2002 Stock Plan prohibits reducing the exercise price of stock options and SARs and cancelling “underwater” stock options and SARs for cash or another stock award without stockholder approval.
•No Discounted Stock Options or SARs
All stock options and SARs must have an exercise or strike price equal to or greater than the fair market value of Trimble common stock on the date the stock option or SAR is granted.
•Awards Subject to Clawback
Options and awards under the 2002 Stock Plan are subject to the Company’s Incentive Compensation Recoupment Policy as amended September 24, 2023 and as may be further amended from time to time (the “Clawback Policy”), which provides for mandatory recovery of certain incentive compensation in the event of an accounting restatement to comply with the Nasdaq listing standards regarding recovery of erroneously awarded compensation, as well as discretionary recovery of additional compensation if a covered executive (which generally includes current and former Section 16 officers) engages in certain misconduct that directly caused or materially contributed to the need for an accounting restatement. Options and awards under the 2002 Stock Plan are also subject to forfeiture and recoupment in accordance with any Company incentive compensation recoupment policy or other clawback policy as may be adopted by the Company.
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Summary of the 2002 Stock Plan
The essential features of the 2002 Stock Plan, as proposed to be amended, are summarized below. This summary does not purport to be a complete description of all the provisions of the 2002 Stock Plan, and is subject to and qualified in its entirety by reference to the complete text of the 2002 Stock Plan, a copy of which is attached to this Proxy Statement as Appendix B. Capitalized terms used in this Item 4 but not defined in this Item 4 have the meanings set forth in the 2002 Stock Plan.
General
The purpose of the 2002 Stock Plan is to help the Company attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Company’s employees, directors and consultants and the employees and consultants of the Company’s parent and subsidiary companies and to promote the success of the Company’s business. Options granted under the 2002 Stock Plan may be either incentive stock options or nonstatutory stock options. The following types of awards may also be granted under the 2002 Stock Plan: RSUs, PRSUs, restricted stock awards, dividend equivalents, stock appreciation rights (either in connection with an option grant or as stand-alone awards), and other stock-based awards.
Administration
The 2002 Stock Plan may generally be administered by the Board or a designated committee (the “Administrator”). The Administrator must meet the requirements of Rule 16b-3 under the U.S. Securities Exchange Act of 1934 with respect to service providers who are subject to Section 16 of the Exchange Act. Consistent with the terms of the 2002 Stock Plan, the Administrator may make any determinations deemed necessary or advisable for the 2002 Stock Plan. The Administrator’s decisions will be final and binding on all participants under the 2002 Stock Plan. The People & Compensation Committee has been designated the Administrator of the 2002 Stock Plan. The Board and the People & Compensation Committee may delegate their authority under the plan to one or more persons or body other than with respect to awards granted to individuals subject to Section 16 of the Exchange Act or awards granted to any such delegate.
In order to comply with, or recognize differences in, the laws in other countries in which the Company and its affiliates operate or have eligible service providers, the Administrator has the authority, among other powers, to determine which affiliates will be covered by the 2002 Stock Plan, determine which Service Providers outside the United States are eligible to participate in the 2002 Stock Plan, modify the terms and conditions of option and other awards to facilitate compliance with non-US laws, and establish sub-plans for participants outside of the U.S.
Eligibility
The following categories of persons are eligible to receive awards under the 2002 Stock Plan: (1) persons employed by the Company or any parent, subsidiary or affiliate of the Company (including officers); (2) members of the Board and (3) consultants to the Company or a parent or subsidiary or an affiliate, with certain exclusions. As of March 20, 2024, the Company had approximately 12,700 employees, 9 non-employee members of the Board, and approximately 1,500 consultants. Incentive stock options may only be granted to employees. The basis for employee, director and consultant participation in the 2002 Stock Plan is their past and anticipated contributions to the Company and/or its parent, subsidiary or affiliates.
The Administrator, in its discretion, but subject to the terms of the 2002 Stock Plan, selects which of the Company’s employees, directors and consultants to whom options or awards may be granted, the time or times at which such options or awards shall be granted, and the exercise or purchase price, number of shares and other terms and conditions subject to each such grant.
Shares Issuable under the 2002 Stock Plan
Subject to adjustment upon the occurrence of certain changes in capitalization, the maximum aggregate number of shares that may be awarded or optioned and delivered under the 2002 Stock Plan (including all historical grants since the establishment of the plan) is 92,570,248 shares, before the proposed amendment. Specifically, the Board has amended the 2002 Stock Plan, subject to stockholder approval of this Item 4, to increase the maximum aggregate number of shares that may be issued under the 2002 Stock Plan by 10,000,000 shares to 102,570,248 shares. As set forth above, as of December 29, 2023, the available reserve of shares remaining for issuance pursuant to new awards under the 2002 Stock Plan was 11,529,833 shares (calculated using the
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maximum number of shares that can be issued under outstanding PRSU awards) and after adding the 10,000,000 shares subject to this proposal, the total would be 21,529,833 shares.
Any shares that are subject to options or stock appreciation rights shall be counted against this limit as one (1) share for every one (1) share granted. Any shares that are subject to any awards other than options or stock appreciation rights or other awards for which awardees receive full value (as determined on the date of the grant) shall be counted against this limit as 1.69 shares for every one (1) share granted.
If an award or option expires, is canceled or forfeited, or becomes unexercisable without having been exercised in full or otherwise settled in full, or is settled in cash, the undelivered shares that were subject to the award will become available for future awards or options. Any shares that become available for the grant of awards or options as described in the foregoing sentence will be added back in accordance with the following: (i) if the shares were subject to option or stock appreciation rights, shares will be added back as 1 share for every share subject to the option or stock appreciation right and (ii) if the shares were subject to an award other than an option or stock appreciation right, shares will be added back as 1.69 shares for every share subject to the award.
The following will not be added to the shares authorized for grant: (x) shares subject to an option surrendered in payment of the option exercise price, or to satisfy any tax withholding obligation with respect to an option or stock appreciation right, (y) shares that are not issued as a result of a net settlement of a RSU or stock appreciation right and shares surrendered with respect to a restricted stock award, and (z) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.
The shares issuable under the 2002 Stock Plan may be authorized, but unissued, or reacquired common stock, including shares purchased on the open market, and all such shares may be granted as options, restricted stock awards, RSUs, PRSUs, stock appreciation rights, or other stock-based awards.
Terms of Options and Awards
Each option or award under the 2002 Stock Plan is evidenced by an agreement between the Company and the optionee or awardee, as applicable, and is subject to the following terms and conditions, but other specific terms may vary.
Options/Stock Appreciation Rights. The Administrator may grant options and Stock Appreciation Rights (or SARs) under the 2002 Stock Plan. The Administrator will determine the exercise price, vesting conditions, exercisability period and all other terms of such awards, subject to the following conditions. A SAR gives an awardee the right to receive a payment, equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised, over the exercise price of the shares. Awardees may exercise all or a specified portion of the SAR, to the extent then exercisable pursuant to its terms, and to receive from the Company an amount equal to the product of (i) the excess of (A) the fair market value of the shares on the exercise date over (B) the exercise price of the SAR and (ii) the number of shares with respect to which the SAR is exercised, subject to any limitations the Administrator may impose.
Exercise Price of Options/SARs. The Administrator determines the exercise price of options and SARs at the time the options or SARs, as applicable, are granted. Except in the case of awards assumed or substituted in connection with an acquisition, the exercise price of options and SARs may not be less than 100% of the fair market value of common stock on the date such option or SAR, as applicable, is granted. However, the exercise price of an incentive stock option granted to a holder of more than ten percent (10%) of the total combined voting power of all classes of the Company’s shares may not be less than 110% of the fair market value on the date such option is granted. The fair market value of common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the date the option is granted.
Exercise of Options/SAR; Form of Consideration. The Administrator determines when options and SARs become vested and exercisable, and may, in its discretion, accelerate the vesting or exercisability of any outstanding option or SAR. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Stock Plan permits payment to be made by cash, check, other shares of common stock (with some restrictions), cashless exercises, reduction in any Company liability the Company may owe to an optionee, shares of common stock withheld by the Company that are otherwise issuable in connection with the exercise of the option (with the consent of the Administrator), any other form of consideration permitted by applicable law, or any combination thereof.
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Term of Option/SAR. The term of an option or SAR under the 2002 Stock Plan may be no more than ten (10) years from the date of grant. However, in the case of an incentive stock option granted to a holder of more than ten percent (10%) of the total combined voting power of all classes of the Company’s shares, the term of the option may be no more than five (5) years from the date of grant. No option or SAR may be exercised after the expiration of its term.
Termination of Service. If an optionee’s service relationship with the Company terminates for any reason (excluding death or disability), then, unless the Administrator provides otherwise, the optionee may generally exercise the option within three (3) months of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee’s service relationship with the Company terminates due to the optionee’s death or disability or if the optionee dies within thirty (30) days of ceasing to be a service provider, then, unless the Administrator provides otherwise, the optionee or the optionee’s personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination. Unless otherwise provided in the award agreement, if an awardee’s service relationship with the Company is terminated for any reason, all unvested shares covered by the award are forfeited. The terms applicable to a SAR upon the termination of an awardee’s service relationship will be determined by the Administrator and be set forth in the agreement evidencing the SAR.
Restricted Stock Awards. The Administrator may grant restricted stock awards under the 2002 Stock Plan. The Administrator will determine the vesting conditions, the purchase price, if any, and any other restrictions on transferability of the shares subject to restricted stock awards. Unless otherwise provided in the award agreement, awardees will have full voting rights and be entitled to regular cash dividends, if any, with respect to the shares subject to a restricted stock award, provided that such dividends will be paid only if and when the underlying shares vest.
Restricted Stock Units. The Administrator may grant RSUs under the 2002 Stock Plan. The Administrator will determine the time or times at which RSUs vest, and any other conditions on which vesting will occur. Awardees are entitled to receive RSUs without payment of any consideration to the Company, unless otherwise required by applicable law. At the Company’s option, a RSU may be settled in shares, cash, or a combination thereof.
Performance-Based Awards. The Administrator may grant PRSUs that are paid, vest or become exercisable upon the attainment of Company performance goals which include, but are not limited to, one or more of the following performance criteria: earnings or net earnings (either before or after interest, taxes, depreciation and/or amortization), economic value-added, sales or revenue, annual recurring revenue (ARR), income, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on assets or net assets, return on stockholders’ equity, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per Share, price per Share, market share, new products, customer penetration, technology and risk management, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator, in its discretion, may, appropriately adjust or modify the calculation of the performance goals for the time period measured in order to prevent the dilution or enlargement of the rights of awardees (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event (including arising from litigation), or development, or (b) in recognition of, or in anticipation of, any other unusual, infrequently occurring or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
Other Awards. The Administrator is authorized under the 2002 Stock Plan to make any other award to an eligible individual that is not inconsistent with the terms of the 2002 Stock Plan and that may involve the issuance of shares or the granting of rights with the value thereof derived from the value of shares.
General Terms Applicable to All Option and Awards
Non-transferability. Incentive stock options granted under the 2002 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee. Other awards granted under the 2002 Stock Plan are also not transferable other than by will or the laws
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of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee, unless the Administrator determines otherwise.
Clawback/Recoupment. Options and awards granted under the 2002 Stock Plan are subject to forfeiture and recoupment in accordance with any Company incentive compensation recoupment policy or other clawback policy as currently in effect or as may be adopted by the Company, including, without limitation, the Clawback Policy. No clawback policy adoption or amendment requires an optionee or awardee’s prior consent. In addition, the Administrator may impose such other clawback, forfeiture, recovery or recoupment provisions on an option or award as the Administrator determines necessary or appropriate in view of applicable laws, governance considerations or industry best practices.
Dividend Equivalents. The Administrator may determine at the time of grant whether awards will provide for dividend equivalent rights in connection with the grant of RSUs or other similar full-value awards. Dividend equivalent rights will be subject to the same vesting conditions or risk of forfeiture to the same extent that the underlying awards are subject.
Other Provisions. The option or award agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Stock Plan as may be determined by the Administrator.
Non-Employee Director Limitations
The grant date fair value of awards granted under the 2002 Stock Plan to a non-employee director during any calendar year shall not exceed $750,000, determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto.
Adjustment Upon Changes in Capitalization
In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification of the common stock, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other of the Company’s securities, any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or other change in the Company’s corporate structure affecting the common stock or their value occurs, then the Administrator will make proportional adjustments to (i) the number and class or kind of shares that may be delivered under the 2002 Stock Plan, and (ii) the number, class or kind, and price of shares covered by each outstanding option or award. A regular cash dividend that does not affect the shares or the value of the shares will not result in the proportional adjustments described in the foregoing sentence.
Dissolution or Liquidation
In the event of a liquidation or dissolution, any unexercised options and unvested awards will terminate. The Administrator may, in its sole discretion, provide that each optionee or awardee shall have the right to exercise all or any part of an option or other exercisable award until ten (10) days prior to such transaction, including shares as to which the option or other exercisable award would not otherwise be exercisable. The Administrator may provide that the vesting of an award will accelerate at any time prior to such transaction. To the extent it has not been previously exercised, an option or other exercisable award will terminate immediately prior to the consummation of such proposed action, and unvested awards will be forfeited immediately prior to the consummation of such proposed action.
Merger or Change in Control
In connection with the merger of the Company with or into another corporation or the Company’s “change in control,” as defined in the 2002 Stock Plan, each outstanding award or option will be assumed or an equivalent award or option substituted or replaced by the successor corporation or the successor corporation's parent or subsidiary (for purposes of this paragraph, the "successor corporation"). In addition, for awards for which the vesting is based on the attainment of performance goals, the performance period will be shortened to end on a date preceding the closing of the merger or change in control, a pro-rata number of the shares subject to the awards will vest upon the change in control based on actual attainment as of the date of the change in control (or if the attainment level cannot then be measured, the target number of Shares subject to the Award) and the balance of the awards will be converted to time-based awards.
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If the successor corporation refuses to assume the options or awards or to substitute or replace substantially equivalent options or awards, the following treatment will apply, unless the award agreement provides otherwise:
•For options and awards, the vesting of which is conditioned solely on the continued service, the options and awards shall become fully vested (and exercisable, as applicable), in each case, immediately prior to the date of the merger or change in control, subject to compliance with Section 409A of the Code.
•For awards, the vesting of which is based on the attainment of performance goals, the awards will generally vest, immediately prior to the merger or change in control, based on the attainment level of the performance goals, or if the attainment level cannot then be measured, will vest with respect to the target number of Shares subject to the award.
If in a merger or change in control, an award or option is assumed or an equivalent award or option is substituted by the successor corporation, and if during a one-year period after the effective date of such merger or change in control, the optionee’s or awardee’s employment is terminated for any reason other than the optionee’s or awardee’s voluntary termination, unless the award agreement provides otherwise, the awards and options will fully vest as of the date of termination, and the optionee will have the right within three (3) months thereafter to exercise the option as to all of the optioned stock.
Amendment and Termination of the 2002 Stock Plan
The Board may amend, alter, suspend or terminate the 2002 Stock Plan, or any part thereof, at any time and for any reason, subject to requirements under applicable laws. However, the Company will obtain stockholder approval for any amendment to the 2002 Stock Plan to the extent necessary and desirable to comply with applicable laws. Additionally, unless the Company obtains approval from the Company's stockholders, the Administrator may not amend any option or stock appreciation right to reduce its exercise price to below the per share fair market value as of the date the award was granted, or agree to grant options, another award or cash in exchange for participants agreeing to cancel outstanding options or stock appreciation rights at any time when the then-current fair market value of a share is less than the fair market value of a share on the date that the outstanding option or stock appreciation right was granted where the economic effect would be the same as reducing the exercise price of the cancelled option or stock appreciation right. No action by the Board or stockholders may alter or impair any option or award previously granted under the 2002 Stock Plan without the written consent of the optionee or awardee except for amendments made or other actions taken to address potential Code Section 409A violations or where the Administrator determines is required or advisable to facilitate compliance with applicable laws. Any increase in the number of shares subject to the 2002 Stock Plan, other than pursuant to certain changes in capitalization, are required to be approved by the Company's stockholders.
The 2002 Stock Plan, as most recently amended and restated to include the increase to shares reserved for issuance described in this Item 4, was adopted by the Board on February 20, 2024, with the proposed share reserve increase subject to approval by the stockholders of the Company within twelve (12) months after such date. No incentive stock options may be granted under the 2002 Stock Plan after February 20, 2034. The 2002 Stock Plan, as most recently amended and restated, will become effective on the date the stockholders approve this amendment and will continue in effect until terminated by the Board.
Certain U.S. Federal Income Tax Information
The following is only a summary of the effect of federal income taxation upon the Company and optionees or awardees with respect to the grant and exercise of options or the grant or vesting of awards under the 2002 Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s, director’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances.
Options and Stock Appreciation Rights. A recipient of an option or stock appreciation right will not have taxable income upon the grant of the option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the recipient will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. Any taxable
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income recognized in connection with an option or stock appreciation right by an employee of the Company is subject to tax withholding by the Company.
The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the recipient, except, possibly, for purposes of the alternative minimum tax (in which case taxation is the same as for nonstatutory stock options). If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date (the "legally-required period"), the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the shares are not held for the legally-required period, the recipient will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by an optionee.
Restricted Stock Awards. Unless a participant who receives a restricted stock award makes an election under Section 83(b) of the Code (“Section 83(b)”) as described below, the participant generally is not required to recognize ordinary income upon the grant of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to a substantial risk of forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
If a participant makes a Section 83(b) election to recognize ordinary income on the date the restricted shares are granted, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of grant over the amount, if any, paid for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.
Restricted Stock Units. A recipient of a RSU is not deemed to receive any taxable income at the time an award of RSUs is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the recipient will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any). The Company will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize. In addition, Federal Insurance Contributions Act (FICA) taxes are imposed in the year of vesting (which may occur prior to the year of settlement).
Dividend Equivalents. Dividend equivalents are generally taxable as ordinary income when received by the participant.
General Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2002 Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option). Moreover, if a participant recognizes ordinary income due to a disqualifying disposition of an incentive stock option, the Company would generally be entitled to a deduction in the same amount. In general, Section 162(m) of the Code denies a publicly held company federal income tax deduction for compensation in excess of $1,000,000 per year per person paid to certain of its executive officers.
Section 409A. Awards under the 2002 Stock Plan are intended either to be exempt from the rules of Section 409A of the Code (“Section 409A”) or to satisfy those rules and will be construed accordingly. Granted awards may be modified at any time, in the Administrator's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A.
Future Benefits under the 2002 Stock Plan
Future benefits under the 2002 Stock Plan are not determinable, as grants of options and awards are at the discretion of the Administrator. However, our Board of Directors Compensation Policy provides that RSU awards be granted in connection with each annual meeting of stockholders, as described earlier in this proxy statement under “Non-Employee Director Compensation.”
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Prior Grants under the 2002 Stock Plan
As of March 20, 2024, options and awards with respect to the number of shares of common stock set forth in the following table have been granted under the 2002 Stock Plan since its inception to the individuals and groups indicated below:

Name and Principal Position	Number of Options Granted	Weighted Average Exercise Price Per Share ($)	Number of RSUs Granted	Number of PRSUs Granted (1)
Robert Painter, Chief Executive Officer	602,423	$38.30	455,327	682,306
David Barnes, Senior Vice President and CFO	51,540	$44.47	113,735	99,858
Ron Bisio, Senior Vice President	137,012	$27.12	132,052	144,192
Peter Large, Senior Vice President	516,338	$19.94	84,215	37,993
Jennifer Lin, former Senior Vice President	10,306	$49.90	46,264	22,883
Darryl Matthews, former Senior Vice President	10,306	$49.90	134,285	186,596
All current executive officers as a group (8 persons)	1,700,016	27.81	1,070,060	1,177,944
All current directors (non-executives) as a group	199,481	$26.90	351,024	—
James Dalton	—		17,581	—
Börje Ekholm	—		45,682	—
Kaigham (Ken) Gabriel	—		65,170	—
Meaghan Lloyd	—		54,217	—
Ronald S. Nersesian	110,000	$27.32	53,225	—
Mark S. Peek	89,481	$26.39	65,170	—
Kara Sprague	—		1,858	—
Thomas Sweet	—		11,749	—
Johan Wibergh	—		36,372	—
Each associate of any executive officer or director (or nominee)	—		—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—		—	—
All employees, as a group, excluding current executive officers	41,947,408	12.7	22,974,948	5,969,623
(1)    For PRSUs, the number shown represents the target level of units granted, plus any increases above target performance for awards that exceeded target performance upon vesting.
Registration with the SEC
We intend to file with the SEC a registration statement on Form S-8 covering the new shares that will be reserved for issuance under the 2002 Stock Plan, if this Item 4 is approved by stockholders.
Vote Required
The approval of the amendment to the 2002 Stock Plan, including to increase the number of shares of Common Stock available for grant of options and awards, requires the affirmative vote of the holders of a majority of the shares voting on this proposal at the Annual Meeting via the internet or by proxy (abstentions and broker non-votes will not be counted in determining the outcome of this proposal).
Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR approval of the amendment to the 2002 Stock Plan, including to increase by 10,000,000 the number of shares of Common Stock available for the grant of options and awards.

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BOARD MEETINGS AND COMMITTEES; DIRECTOR INDEPENDENCE
The Board held 5 meetings during 2023. No director attended fewer than 75% of the aggregate of all the meetings of the Board and the meetings of the committees upon which such director served in 2023 (during the periods in which such director served in each such capacity). It is the Company’s policy to encourage directors to attend the annual meeting of stockholders. All of the current members of the Board who were directors at the time of the 2023 annual meeting of stockholders attended the meeting.
As a result of its annual review and based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of the directors besides Mr. Painter is independent under applicable Nasdaq rules. In making this determination, the Board considered the current and prior relationships that each non-employee director, or any of his or her family members, has with the Company, our senior management and our independent registered public accounting firm, and all other facts and circumstances deemed relevant in determining their independence.
Stockholder Communications with Directors
The Board has established a process to receive communications from stockholders. Stockholders of the Company may communicate with one or more of the Company’s directors (including any board committee) by mail in care of Board of Directors, Trimble Inc., 10368 Westmoor Dr, Westminster, CO 80021. Such communications should specify the intended recipient or recipients. The Corporate Secretary periodically will forward such communications or provide a summary to the Board or the relevant members of the Board.
Board Leadership Structure; Oversight and Risk Management
The Company separates the positions of chief executive officer and chairperson of the Board, which allows our CEO to focus on our day-to-day business, while allowing the chairperson to lead the Board in its fundamental role of providing independent advice to, and oversight of, management.
The chairperson of the Board is responsible for presiding and setting the agenda at full sessions of the Board, in consultation with our CEO, and recommending committee assignments to the Nominating and Corporate Governance Committee. The chairperson also presides at executive sessions of the Board, in addition to coordinating the activities of the independent directors and committee chairpersons and facilitating communications between the other members of the Board.
The role of chairperson is currently filled by Mr. Ekholm. In connection with Mr. Ekholm’s appointment as chairperson, the Board considered Mr. Ekholm’s demonstrated leadership during his tenure as a member of the Board and its committees. The Board believes that Mr. Ekholm’s ability to act as a strong chairperson will provide balance in the Company’s leadership structure and help to ensure a strong, independent and active Board.
The Board has overall responsibility for the oversight of risk management for the Company, and it exercises this oversight through committees and regular engagement with the Company's senior management. The Audit Committee has oversight of the Company's financial matters, internal controls, financial reporting and internal investigations relating to financial misconduct. The Audit Committee also reviews cybersecurity risk exposure and mitigation, and receives regular updates on cybersecurity risk management as well as timely notice of any material developments through escalation processes. The People & Compensation Committee has oversight of our compensation policies and practices and also reviews human capital management activities. Our Nominating and Corporate Governance Committee is responsible for the independence and qualification of the board members and the Company's corporate governance principles, and also has oversight with respect to the Company’s strategies, programs, initiatives and policies for ESG matters. The committees report their activities back to the Board. In addition, members of the Company's senior management attend meetings of the Board to discuss strategic planning and risks and opportunities for the Company's business areas, in addition to answering any questions that the Board may raise.
The Board ultimately oversees sustainability and ESG strategy, although each standing committee of the Board addresses various ESG matters and the charter of the Nominating and Corporate Governance Committee includes oversight regarding the Company’s strategies, programs, initiatives and policies for ESG matters.
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Committee Membership
The composition of the committees of the Board is as set forth below. Having been recently appointed to the Board, neither Mr. Nersesian nor Ms. Sprague are presently on any committees.

	Audit Committee	People & Compensation Committee	Nominating and Corporate Governance Committee
James C. Dalton
Börje Ekholm
Kaigham (Ken) Gabriel
Meaghan Lloyd
Mark S. Peek
Thomas Sweet
Johan Wibergh
= chair = member
Audit Committee
The Board has a separately-designated, standing Audit Committee (“Audit Committee”), established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The current members of the Audit Committee are directors Gabriel, Peek, and Sweet. Director Peek currently serves as the committee chair. The Audit Committee held 5 meetings during 2023.
The Audit Committee is governed by a charter, a current copy of which is available on our corporate website at investor.trimble.com/governance. The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate the independent registered public accounting firm, and to provide such additional information as the Audit Committee may deem necessary to make the Board aware of significant financial matters which require the Board's attention. The Audit Committee also reviews cybersecurity risk exposure and mitigation, and receives regular updates from the Company’s senior management on cybersecurity risk management as well as timely notice of any material developments through escalation processes.
All Audit Committee members are independent directors as defined by applicable Nasdaq Marketplace Rules and listing standards. All members of the Audit Committee are financially sophisticated and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that each of directors Peek and Sweet is a “financial expert” as that term is defined in the rules promulgated by the SEC. Mr. Peek has an extensive accounting and financial management background, which includes holding positions as chief financial officer and chief accounting officer with several leading publicly-traded technology companies, and almost two decades of experience with Deloitte. Mr. Sweet has deep expertise in finance and accounting, including from serving as the CFO of Dell Technologies, prior-company leadership roles in finance and accounting, and more than a decade of experience at Price Waterhouse.
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People & Compensation Committee
The Board has a standing People & Compensation Committee (“People & Compensation Committee”), comprised of directors Ekholm, Lloyd and Wibergh. Director Wibergh currently serves as the committee chair. The People & Compensation Committee held 5 meetings during 2023.
The People & Compensation Committee is governed by a charter, a current copy of which is available on our corporate website at investor.trimble.com/governance. The purpose of the People & Compensation Committee is to make decisions with respect to all forms of compensation to be paid or provided to the Company’s executive officers, in consultation with the full Board where appropriate. In 2022, the oversight role of the People & Compensation Committee was expanded to include human capital management, with a refreshed charter that extended the purview of the committee to Trimble’s culture, engagement, talent management and development, talent acquisition and retention, employee safety, and diversity, equity and inclusion activities. In recognition of this change, the committee was renamed from the Compensation Committee to the “People & Compensation Committee.”
All People & Compensation Committee members are independent as defined by applicable Nasdaq Marketplace Rules and listing standards. The People & Compensation Committee retains its own independent advisor to assist in committee matters and the People & Compensation Committee has the authority to hire and terminate this advisor at its discretion.
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or the People & Compensation Committee.
Risk Assessment
In setting compensation, our People & Compensation Committee considers the risks to our stockholders, and the Company as a whole, arising out of our compensation programs. The Company’s management team has assessed the risk profile of our compensation programs. Their review considered risk-determining characteristics of the overall structure and individual components of our Company-wide compensation program, including our base salaries, cash incentive plans and equity plans. The management team provided its findings to the People & Compensation Committee for review and consideration. Following this ongoing assessment, and after consultation with its independent advisor, the People & Compensation Committee concurred with management’s conclusions that the Company’s compensation policies were not reasonably likely to have a material adverse effect on the Company. For example:
Balance of Compensation: Across the Company, individual elements of our compensation program include base salaries, incentive compensation, and for certain of our employees, equity-based awards. By providing a mix of different elements of compensation that reward both short-term and long-term performance and that focus on varying performance metrics, the Company’s compensation programs as a whole provide a balanced approach to incentivizing and retaining employees, without placing an inappropriate emphasis on any particular form of compensation.
Objective Company Results and Pre-established Performance Measures Dictate Annual Incentives: Under the Company’s cash incentive plans, payments are subject to the satisfaction of specific performance targets established by the People & Compensation Committee. These performance targets are directly and specifically tied to financial performance metrics for the Company and/or divisions for the applicable fiscal year. Payments are made based on actual achievement of Company performance goals.
Use of Long-Term Incentive Compensation: Equity-based long-term incentive compensation that vests over a period of years is a key component of total compensation of our executive employees. This vesting period encourages our executives to focus on sustaining the Company’s long-term performance. These grants are also made annually, so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long-term. In addition, a significant portion of equity awards granted to our executives includes performance-based vesting. These awards, for which vesting is typically based upon either the achievement of specific financial objectives by the Company or upon our total shareholder return relative to the component stocks of the S&P 500 Index or S&P 400 Index, further align the compensation of our executives with the long-term interests of our stockholders.
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Internal Processes Further Limit Risk: The Company has in place additional processes to limit risk to the Company from our compensation programs. Specifically, payroll programs and financial results upon which incentive compensation payments are based are subject to regular review and audit, and our human resources executives meet periodically with our internal audit personnel to review various controls in place with respect to our compensation programs, including for our executives. In addition, the People & Compensation Committee engages an external compensation consulting firm for design and review of our compensation programs, as well as external legal counsel to assist with the periodic review of our compensation plans to ensure compliance with applicable laws and regulations.
Nominating and Corporate Governance Committee
The Board has a standing Nominating and Corporate Governance Committee (“Nominating and Governance Committee”), comprised of directors Dalton, Lloyd and Peek. Director Lloyd serves as committee chair. The Nominating and Governance Committee met 4 times during 2023.
The Nominating and Governance Committee is governed by a charter that is posted on the Company’s website at investor.trimble.com/governance. The purpose of the Nominating and Governance Committee is to recommend to the Board individuals qualified to serve as directors of the Company, and on committees, and to advise the Board with respect to composition, procedures and committees. Additionally, the Nominating and Governance Committee oversees the Company’s strategies, programs, initiatives and policies for ESG matters, engages with management on such matters, and develops and recommends to the Board corporate governance principles applicable to the Company and oversees the implementation of these principles.
The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate be considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and the recommendation must include the following information and otherwise comply with Section 6 of Article II of our Bylaws:
•The name of the stockholder and evidence of the stockholder’s ownership of Company shares, including the number of shares owned and the length of time of ownership, and information regarding all shares of stock of the Company owned by such stockholder's affiliates or associates;
•The stockholder's representation that he or she intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice;
•The name, age, business address and residence address of the candidate;
•The principal occupation or employment of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and information regarding all shares of stock of the Company, which are owned by the candidate or his or her affiliates or associates;
•The candidate's written representation and agreement that, if elected as a director of the Company, such person has not given any commitment or assurance to any person or entity as to how such person would act or vote on any issue or question and will not enter into any undisclosed agreement with any person or entity other than the Company with respect to any director or indirect compensation in connection with service or action as a director of the Company;
•The candidate’s consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board; and
•An undertaking by both the nominating stockholder and the candidate to furnish promptly such other information as the Company may reasonably request.
The stockholder recommendation and information described above must be sent to the Nominating and Corporate Governance Committee's Chair in care of the Corporate Secretary at Trimble Inc., 10368 Westmoor Dr, Westminster, CO 80021 and must be received by the Corporate Secretary not earlier than January 30, 2025 and not later than March 1, 2025, except if the annual meeting for 2025 is called for a date earlier than April 30, 2025 or later than June 29, 2025, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting for 2025 is mailed or the date the Company announces the date of the annual meeting for 2025, whichever occurs first.
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The Company’s bylaws also allow eligible stockholders to nominate a candidate for election as a director in accordance with the “proxy access” provisions of the bylaws, which permit a nominating group of up to 20 stockholders owning 3% or more of our common stock continuously for at least three years to nominate director candidates constituting up to the greater of (i) 20% of the number of directors in office on December 17, 2024 or (ii) two; provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Company’s bylaws. Eligible stockholders who wish to nominate a candidate or candidates for inclusion in the proxy statement and form of proxy related to the Company’s 2025 annual meeting of stockholders in accordance with such “proxy access” provisions must send notice to the Company in compliance with the requirements set forth in its bylaws, which must be received by the Company not earlier than November 17, 2024 and not later than December 17, 2024.
The Nominating and Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate possession of such knowledge, experience, skills, expertise, international background, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest, and diversity, so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or Nasdaq listing requirement.
The Nominating and Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Governance Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates and pay any corresponding fees for such services. As described above, the Nominating and Governance Committee will also consider candidates recommended by stockholders.
Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the candidate to assess whether the candidate should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the chairperson or another member of the Nominating and Governance Committee contacts the candidate. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.
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NON-EMPLOYEE DIRECTOR COMPENSATION
Our non-employee directors (“Outside Directors”) receive compensation according to the terms of the Board of Directors Compensation Policy. The policy was amended February 22, 2022 by the Board following recommendation of the People & Compensation Committee in consultation with its external compensation consultant at the time, Exequity, LLP, utilizing benchmarking against the same peer group companies described in “Compensation Discussion and Analysis” below with respect to the compensation of our named executive officers. Under the policy, as amended, Outside Directors are eligible to receive the following:
•an annual cash retainer of $65,000, payable in quarterly installments; and
•upon election or re-election at the annual meeting of stockholders, a restricted stock unit (“RSU”) award for that number of shares of the Company’s common stock determined by dividing the target dollar amount of $285,000 by the 20-day average of the Company’s closing stock price ending on the date of grant.
In addition, our Outside Directors are reimbursed for travel expenses and reimbursed for other necessary business expenses incurred in the performance of their services as directors of the Company.
The RSU awards vest in full after one year. If an Outside Director is appointed or elected to the Board at a time other than the annual meeting, the initial RSU award will be prorated to account for the number of months that have already elapsed since the last annual meeting. If an Outside Director resigns or voluntarily terminates service as a member of the Board, any unvested RSU award shall vest at such time on a pro rata basis based upon the number of months of service since the last annual meeting of stockholders.
The cash fees and target dollar amount for determining the number of RSU shares may be revised based upon appropriate compensation benchmarks presented to and approved by the People & Compensation Committee and the Board. Generally, director compensation is reviewed every other year, with the last revision in 2022.
Non-Employee Director Compensation Table
The table below shows the compensation earned by each Outside Director in 2023. Mr. Painter is not an Outside Director and receives no additional compensation for his service as director. His compensation from the Company is set forth in the “Summary Compensation Table” later in this proxy statement.

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)(3)	Total ($)
James C. Dalton	65,000	288,324	353,324
Börje Ekholm	65,000	288,324	353,324
Ann Fandozzi (4)	65,000	288,324	353,324
Kaigham (Ken) Gabriel	65,000	288,324	353,324
Meaghan Lloyd	65,000	288,324	353,324
Ronald S. Nersesian (5)	—	—	—
Mark S. Peek	65,000	288,324	353,324
Kara Sprague (5)	—	—	—
Thomas Sweet	65,000	288,324	353,324
Johan Wibergh	65,000	288,324	353,324
(1)The amounts in this column represent an annual cash retainer, paid quarterly. Amounts shown may include amounts earned during the year but paid after year end.
(2)The amounts in this column represent the grant date fair value of RSU awards granted to each director re-elected at the 2023 annual meeting of stockholders. As described above, the number of shares for such awards is determined based on a 20-day average of the Company’s closing stock price ending on the date of grant, whereas the grant date fair value, calculated pursuant to Topic 718 of the Financial Accounting Standard Board’s Accounting Standards Codification, was estimated based on the Company’s closing stock price on the date of grant.
(3)Each director, besides Mr. Nersesian and Ms. Sprague, who were appointed in 2024, held 6,003 outstanding unvested RSUs at fiscal year end.
(4)Ms. Fandozzi resigned from the Board, effective February 14, 2024.
(5)Mr. Nersesian and Ms. Sprague became members of the Board effective February 5, 2024.
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Non-Employee Director Stock Ownership Guidelines
To help align the personal interests of the directors with the interests of stockholders, Outside Directors are required to own a minimum number of shares of the Company’s common stock equal to a value of 8x the annual cash retainer, which currently yields a value of $520,000. The shares counted toward the ownership guidelines include shares owned directly and indirectly, provided there is an economic interest in the shares. New directors have five years from their appointment to meet the minimum stock ownership level and are required to retain 50% of their after-tax shares acquired upon exercise or vesting of an equity award, until the minimum ownership requirement is attained.
All of the Outside Directors to whom the minimum ownership levels apply have met the requirement as of the Record Date.

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Executive Compensation
The executive compensation sections of the proxy statement contain information about the Company’s compensation policies and practices and the application of those policies and practices with respect to our Named Executive Officers, as defined below. The following is a brief description of each of the Executive Compensation sections:
Compensation Discussion and Analysis, which describes our executive compensation philosophy and objectives, provides context for the compensation actions approved by the People & Compensation Committee of our Board, and explains the compensation arrangements of our Named Executive Officers.
Executive Compensation Tables that set forth the amounts and values of the various types of compensation granted to or earned by our Named Executive Officers.
Post-Employment Compensation, which describes certain benefits and payments that our Named Executive Officers would be eligible for in the event of termination of employment, a change in control event, retirement, or death.
CEO Pay Ratio, which discloses the median of the annual total compensation of all our employees, the annual total compensation of our President and CEO, and the ratio of these two amounts.
Pay Versus Performance, which provides information regarding amounts deemed as “Compensation Actually Paid” as calculated in accordance with applicable SEC rules, compared with various performance metrics.
For 2023, the Company’s “Named Executive Officers” (or “NEOs”), determined pursuant to SEC rules, were:
Current executive officers:
•Robert G. Painter, our President and CEO
•David G. Barnes, our Senior Vice President and CFO (1)
•Ronald J. Bisio, our Senior Vice President in charge of Advanced Positioning, Agriculture Industry Solutions, Civil Construction Field Systems, and Geospatial Business Operations (through November 2023 he served as our Senior Vice President, Transportation & Geospatial)
•Peter Large, our Senior Vice President in charge of Strategy, Corporate Development, Corporate Partnerships and Alliances, and Trimble’s Office of Technology Innovation (through November 2023 he served as our Senior Vice President, Buildings and Infrastructure)
Former executive officers:
•Jennifer Lin, our former Senior Vice President and Chief Platform Officer (2)
•Darryl R. Matthews, our former Senior Vice President, Natural Resources & Autonomy (3)

(1)    As previously announced by the Company, Mr. Barnes will be retiring from the Company in May 2024. The Company has named Phillip Sawarynski, currently a Vice President of the Company, as Mr. Barnes’ successor in that role. In connection with the announcement, the Company disclosed that Mr. Sawarynski will receive an annual base salary of $450,000 and will be eligible to participate in Trimble’s annual bonus plan, with an annual target bonus at 80% of base salary. Mr. Sawarynski also received $1,000,000 in restricted stock units (valued based on their intended grant date value) as a promotional grant and in recognition of his transitional efforts, which vest over a three‑year period beginning January 15, 2024, and will continue to be eligible for annual equity awards under the Company’s long‑term incentive plans.
(2)    Ms. Lin served as an executive officer of the Company throughout most of fiscal 2023. She would have been one of the three most highly compensated persons (other than the CEO and CFO) serving as executive officers at the end of fiscal 2023, and therefore is deemed a “Named Executive Officer” under SEC rules. The Company terminated Ms. Lin’s employment without “cause” as defined in her Executive Severance Agreement and paid the severance amounts provided under the agreement, as set forth under “Post-Employment Compensation” later in this proxy statement.
(3)    Mr. Matthews served as an executive officer through the end of fiscal 2023. Near the beginning of fiscal 2024, the Company terminated Mr. Matthew’s employment without “cause” as defined in his Executive Severance Agreement and paid the severance amounts provided under the agreement, as set forth under “Post-Employment Compensation” later in this proxy statement.
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COMPENSATION DISCUSSION AND ANALYSIS
Introduction
Our executive compensation philosophy is based on our objectives to attract and retain exceptional people and foster and support a pay-for-performance culture. The role of the People & Compensation Committee of the Board is to oversee the development and execution of a competitive executive compensation program that demonstrates a strong correlation between pay and performance and aims to enhance stockholder value. To show the alignment between executive pay and company performance, we have included this introduction to provide:
•key insights into the Company's financial and operational performance in 2023;
•results of our performance-based pay programs in 2023;
•pay program changes for 2024;
•highlights of our support for environmental, social and governance matters; and
•a summary of our pay practices.
Financial and Operational Results
We continue to focus on executing our multi-year platform strategy, Connect & Scale. “Connect” aims to connect more customer workflows, industry life cycles, and solution offerings, so that we can continue to transform the way our customers work. “Scale” raises the bar with shared, on-demand services that empower network participants to proactively contribute to organic value creation and delivery, directly and with fewer intermediaries.
Progress on the execution of this strategy is reflected in our financial results. Trimble finished 2023 with record levels of annualized recurring revenue (“ARR”) and gross margin, and adjusted EBITDA of over $1 billion.
•ARR of $1.98 billion, up 24% year over year and up 13% on an organic basis
•Full year GAAP gross margin of 61.4% and non-GAAP gross margin of 64.7%
•Full year adjusted EBITDA of $1.0 billion, representing 26.6% of revenue
ARR and adjusted EBITDA are non-GAAP financial measures. Please see Appendix A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures.
Operationally, we closed the acquisition of Transporeon, a leading cloud-based transportation management platform, to strengthen and accelerate our Connect & Scale strategy. In September 2023, we signed a definitive agreement to contribute our Trimble precision agriculture business, excluding certain Global Navigation Satellite System (GNSS) and guidance technologies, to a joint venture with AGCO, of which we will retain a 15% ownership stake. The transaction closed on April 1, 2024. We continued to divest non-core businesses, such as our remote water monitoring business, in line with our strategy to focus on areas core to our long-term growth and strategic product roadmap. These divestitures are expected to improve the focus of our business portfolio with respect to end-market exposure, geographic diversity, and business model mix. We also continued to advance our Connect & Scale strategy, investing in people, process, and technology, and to develop the competitive strengths of our core businesses. In addition, we continued our commitment to addressing global sustainability challenges, including reducing greenhouse gas emissions and increasing gender diversity in the workplace.
Pay for Performance
Our compensation philosophy is to reward performance, with a substantial portion of executive pay contingent on the attainment of pre-established performance objectives. In line with this philosophy, we allocate a larger portion of executive compensation as variable pay rather than fixed pay, with 60% of our CEO’s pay and 49% (on average) of our other Named Executive Officers’ pay being performance-based, and the value of additional portions tied to Trimble’s stock price. In 2023, payouts under the annual cash bonus plan were based on financial metrics that are aligned with our long-term growth strategy: revenue, ARR and adjusted EBITDA, at a corporate level. Based on performance results against these goals, our Named Executive Officers received a payout of 92.66% of their target bonus opportunity in 2023. This was the same payout multiplier provided to all plan participants for the corporate component.
The annual long-term incentive equity awards granted in 2023 to our Named Executive Officers besides our CEO were a mix of 50% Performance Restricted Stock Units (“PRSUs”), 37.5% time‑vesting Restricted Stock Units (“RSUs”) and 12.5% Stock Options. For our CEO, the mix was approximately 60% PRSUs, 25% RSUs, and 15%
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Stock Options, to provide a greater emphasis for our CEO on performance-based equity awards. For 2023, we reintroduced Stock Options to complement the RSU and PRSU awards and create a well-balanced and market-aligned total compensation package that further enhances alignment with stockholder interests. The Stock Options replaced a portion of the RSUs in the pay mix, and will vest over a three-year period in equal annual installments. We view Stock Options as performance-based and stockholder-aligned since they require absolute stock price growth before any value is realized.
For 2023, 25% of the PRSUs vest based on total shareholder return (“TSR”) relative to the S&P 500 and 75% vest based on ARR growth, in each case over a three-year period. TSR is a valuable measure for alignment with stockholder interests. ARR is an important financial measure for Trimble because it provides insights into revenue predictability, business valuation, customer retention and growth, revenue visibility, and investor confidence, and also provides an industry-standard benchmark to measure performance against peers. Monitoring and optimizing ARR is critical for sustaining growth and ensuring long-term success. Payouts are also subject to a People & Planet modifier that could adjust the result up or down 10% based on the achievement of quantifiable strategic sustainability and diversity objectives.
Our Named Executive Officers also earned amounts in 2023 from performance equity awards made in 2020 and 2021, as detailed below.
Compensation Program Changes for 2024
Guided by our pay-for-performance philosophy, and considering stockholder feedback, we have refined the components of our compensation programs for 2024. Compared to the 2023 performance-based equity awards, the 2024 awards will be more heavily weighted on TSR performance and less heavily weighted on ARR performance. This change was made in response to stockholder feedback, seeking a greater emphasis on TSR relative to peer companies, and to provide a more evenly balanced mix that is focused on long-term value creation. Also, PRSUs granted in 2024 do not contain a People & Planet Modifier; instead we have added a non‑financial modifier to our annual cash bonus program (our Trimble OneBonus Plan) that will measure progress against a broader set of strategic initiatives and other critical responsibilities of our Named Executive Officers, which may include, for example, customer milestones, mergers and acquisitions, restructuring and partnerships.
Environmental, Social and Governance (“ESG”)
We recognize that we are living in a time of increasing urgency for action on ESG and sustainability. Under the guidance of the People & Compensation Committee we conduct annual reviews to evaluate our human capital management, including diversity, equity and inclusion initiatives. Efforts have been made to enhance recruitment, retention, and development efforts of our diverse workforce while also improving our inclusion efforts. Competitive rewards, recognition and well-being programs recognize our diverse population, while focusing on ongoing pay equity analyses to ensure fair compensation for comparable work, with adjustments made as necessary over time to address any disparities.
Best Pay Practices
At Trimble, we are dedicated to upholding best pay practices and promoting transparency in our compensation programs. We regularly assess our executive compensation considering pay at similar companies in the industry to ensure competitiveness and alignment with prevailing market trends. Our strong governance policies and practices, including clawback and hedging policies and stock ownership guidelines, are designed to mitigate compensation risk and support stockholder value creation. In making compensation decisions, the People & Compensation Committee, which is comprised of independent directors, considers insights from external consultants and input from stockholders. The Company actively engages with stockholders to solicit feedback on our compensation program and sustainability matters.
We believe our approach of linking pay to performance, adherence to best pay practices, and stockholder engagement reflects our commitment to sustainable growth, rewarding performance and generating long-term value for stockholders.
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Overview of Executive Compensation
Compensation Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices, while also considering market best practices. The People & Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short- and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent.
The following summarizes the key features of our executive compensation and related policies and practices:

What we do	What we don’t do
Use a pay-for-performance philosophy. A substantial portion of executive compensation is directly linked to corporate performance, with a large percentage of each executive officer’s target total direct compensation dependent on our stock price and/or total shareholder return.
Maintain an independent compensation committee. Our People & Compensation Committee consists solely of independent directors.
Retain an independent compensation advisor. The People & Compensation Committee engages its own compensation advisor that did no work for management in 2023 (although related groups performed non-executive compensation services for the Company).
Review executive compensation annually. The People & Compensation Committee conducts an annual review and approval of our compensation strategy, and an annual compensation-related risk profile review to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking.
Place compensation “at risk.” Our executive compensation program is designed with a significant portion of compensation “at risk” based on our performance, as well as short-term cash and long-term equity incentives to align the interests of our executive officers with those of our stockholders.
Maintain a stock ownership policy. We maintain a stock ownership policy that requires our Named Executive Officers and other key executives to maintain a significant ownership level of our common stock.
Maintain a compensation recovery (“clawback”) policy. In the event of a material restatement of our financial results, this policy allows for the recovery of certain compensation from our executive officers. This policy was updated in 2023 to comply with new SEC rules and Nasdaq listing standards.
Hold an annual stockholder advisory vote to approve executive compensation. We conduct an annual stockholder advisory vote to approve the compensation of our CEO and other Named Executive Officers.

No executive retirement plans. We do not offer executive-only pension arrangements or retirement plans to our executive officers (although certain eligible executives may participate in the Age & Service Equity Vesting Program as described below).
No significant perquisites. We do not provide substantial perquisites or other personal benefits to our executive officers, other than an optional, company-paid annual executive physical exam.
No tax reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any benefits, other than related to standard relocation benefits.
No hedging or pledging of our equity securities. We prohibit our executive officers, the members of our Board, and other employees from hedging or pledging our equity securities.
No stock option re-pricing. Our employee equity plan does not permit options to be repriced to a lower exercise or strike price without the approval of our stockholders.
No single-trigger full vesting on change in control. An executive must experience a termination of employment (or constructive termination) to receive full vesting and other change-in-control benefits.
No incentives to take excess risk. We strive to avoid compensation structures that would encourage the taking of undue risks.

Executive Compensation Philosophy
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we provide a greater proportion of executive compensation as variable compensation than fixed compensation. We have designed our overall executive compensation program to achieve the following primary objectives:

Objective	Program Design

Hire and retain highly talented executives	Our compensation programs are structured to be market competitive and internally equitable
Motivate through pay for performance	The majority of pay of executives is at-risk and performance-based to help achieve growth, profitability, stockholder returns, and our long-term business strategy
Alignment with stockholders	Our compensation programs are designed to align our executive officers’ interests with those of our stockholders to drive the creation of sustainable long-term value
Alignment across our workforce	Programs are structured from the CEO down through the entire workforce in a manner that reinforces the Company’s overall goals and fosters alignment across all levels of the organization
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2023 Executive Compensation Highlights
Following are highlights regarding the governance and compensation of our Named Executive Officers for 2023, including key actions taken by the People & Compensation Committee in light of our overall operating environment and the results described above.
The People & Compensation Committee: The committee continues to provide general oversight for the Company’s Human Capital Management practices, which includes culture, engagement, talent management and development, talent acquisition and retention, employee safety, and diversity, equity and inclusion.
General Base Salary Increases: Base salaries for four of our six Named Executive Officers remained constant in 2023, given strong alignment to the market benchmarks. One NEO received an increase based on competitive positioning and strong personal performance and another NEO’s increase was to provide better alignment with market benchmarks and internal peers.
Annual Cash Bonuses: The Trimble OneBonus Plan is Trimble’s global annual cash bonus program, which is structured similarly for executives and the broader employee population. Payouts under the plan are determined by the attainment of predetermined financial metrics that are aligned to our long-term growth strategy. For 2023, performance measurements under the program continued to be based on revenue, ARR and adjusted EBITDA, at a corporate level. Based on the results, the formula yielded a final payout of 92.66% of target bonus opportunity for our Named Executive Officers for performance in 2023. This same payout multiplier was provided to all participants for the corporate component.
2023 Long-Term Incentive Awards. In 2023, the People & Compensation Committee determined that the long-term incentive (“LTI”) equity awards to be granted to our executive officers would be a mix of PRSUs, RSUs and Stock Options. The mix of awards, in terms of the total target LTI value, granted to our Named Executive Officers in 2023 was as follows:

	CEO	non-CEO NEOs
PRSUs	60%	50%
RSUs	25%	37.5%
Stock Options	15%	12.5%
Performance measurements were based on achievement of goals for both relative TSR and ARR, with a weighting of 25% and 75%, respectively, for 2023. (The weighting of performance goals between TSR and ARR shifted from 50/50 in 2022, to 25/75 in 2023 to increase the emphasis on ARR in order to align outcomes with driving business results, but will shift back to 50/50 for 2024, based largely on stockholder feedback suggesting more emphasis on TSR as discussed above.) The TSR factor is based on the Company’s stock performance measured against the S&P 500 over a single three-year measurement period, in line with current best practices. The ARR factor is based on growth in annualized recurring revenue over a three-year period. Both components are subject to the People & Planet modifier (see below).
People & Planet Modifier: The “People & Planet modifier” adjusts the combined vesting result of the TSR and ARR components based on the achievement of quantifiable strategic environmental and diversity goals.
Stock Ownership Guidelines: In light of our philosophy of emphasizing stock compensation relative to cash, our executive officers are required to hold a meaningful amount of Company stock. The CEO must hold eight times his salary. Other executive officers, besides the Chief Accounting Officer, must hold three times their annual salary. The Chief Accounting Officer must hold two times her annual salary. Our executives have five years to achieve these heightened levels of stock ownership, subject to the Stock Retention Policy below. For the stock ownership requirements applicable to the members of our Board, see “Nonemployee Director Compensation—Non-Employee Director Stock Ownership Guidelines,” above. To complement the stock ownership guidelines, 50% of any after-tax shares acquired from the vesting or exercise of any Company equity plan should be retained until the relevant stock ownership guideline has been met.
2023 Pay-for-Performance Philosophy
We believe our executive compensation program is competitive relative to the market and our peer group, and appropriately balances the goals of attracting, motivating, rewarding and retaining our executive officers with the
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goal of aligning their interests with those of our stockholders. To ensure this alignment, and to motivate and reward individual initiative and collective success, a substantial portion of our executive officers’ target annual total direct compensation opportunity is both performance-based and “at-risk”, and dependent on operating results and long-term growth against key financial measures and stock price performance. The following charts show the target mix of pay components approved for our Named Executive Officers in 2023.

Percentages in the charts above are based on base salary and target bonus as set forth later in this Compensation Discussion and Analysis, and the grant date fair value of stock and option awards as set forth in the Grants of Plan-Based Awards table later in this proxy statement. The base salary and target bonus amounts reflected in these charts are different from amounts shown in the “Summary Compensation Table” later in this proxy statement, which are based on total amounts actually earned during the year.

Annual cash incentive payouts for our Named Executive Officers are aligned to the overall corporate attainment factor applicable to the broader employee base to help to promote consistent Trimble-wide outcomes. The payouts are based on three metrics – revenue, ARR, and adjusted EBITDA – as described more fully below under “Details of 2023 Executive Compensation—Annual Cash Bonuses.”
We believe that this design provides balanced incentives for our Named Executive Officers to drive financial performance and long-term growth. To ensure consistency with our compensation philosophy, the People & Compensation Committee periodically evaluates data that demonstrates the relationship between the reported values of the equity awards granted to our executive officers, the amount of realizable compensation from such awards in subsequent years and our total shareholder return over the applicable period.
Results of 2023 Say on Pay Vote and Board Responsiveness
At our 2023 Annual Meeting of Stockholders, we conducted our annual non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say on Pay” vote). Our stockholders approved the Say on Pay proposal with 83.6% of the votes cast in favor of the proposal. As part of our ongoing investor engagement, our Investor Relations team and Chief Financial Officer engaged with stockholders to discuss topics of interest to them and to proactively provide key updates to them. The feedback gathered during these conversations helped inform the Board’s thinking, in particular about compensation, governance and disclosure. Based on stockholder feedback, we have adjusted our 2024 LTI program for our executive officers by recalibrating the weighting of TSR-based and ARR-based performance shares, compared with the PRSU grants made in 2023. For our 2024 PRSU grants, we increased the weighting on TSR. We anticipate that our revised approach will provide a more evenly balanced mix, reflecting our steadfast commitment to reward long-term value creation.
We value the opinions of our stockholders and will continue to consider the outcome of future Say on Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers.
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Governance of Executive Compensation Program
Role of the People & Compensation Committee
The People & Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers and the non-employee members of our Board. The People & Compensation Committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our CEO and our other executive officers. In 2022, the Committee began to formally oversee the Company’s human capital management activities, which includes culture, engagement, talent management and development, talent acquisition and retention, employee safety, and diversity, equity and inclusion.
The People & Compensation Committee sets compensation for and makes equity awards to our executive officers, including our CEO and the other Named Executive Officers. The People & Compensation Committee retains a compensation consultant (described below) to provide support to the People & Compensation Committee in its review and assessment of our executive compensation program.
Compensation-Setting Process
The People & Compensation Committee determines the target total direct compensation opportunities for our executive officers. The People & Compensation Committee does not use a single method or measure in making its determinations, nor does it establish specific targets for the total direct compensation opportunities of our executive officers.
When determining the amount of each compensation element and the target total direct compensation opportunity for our executive officers, the People & Compensation Committee considered the following factors:
•our performance against the financial and operational objectives established by the People & Compensation Committee and our Board;
•each individual executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;
•the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;
•the performance of each individual executive officer, based on a subjective assessment of their contributions to our overall performance, their ability to lead their business unit or function, and their ability to work as part of a team, all of which reflect our core values;
•compensation consistency among our executive officers;
•our financial performance relative to our peers;
•the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and
•the recommendations provided by our CEO with respect to the compensation of our other executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.
Compensation Review Cycle
The People & Compensation Committee reviews the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our executive officers at the beginning of each fiscal year. Any changes in base salary are generally effective in April of each year. We typically award time-based and performance-based equity in March of each year. Our compensation peer group is reviewed and finalized by the People & Compensation Committee during the second half of the year, before the upcoming fiscal year. Other adjustments to executive pay are made during the year as circumstances warrant.
Role of Chief Executive Officer
In discharging its responsibilities, the People & Compensation Committee works with members of our management, including our CEO. Our management assists the People & Compensation Committee by providing
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information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The People & Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation).
The People & Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our executive officers other than our CEO. Our CEO recuses himself from all discussions regarding his own compensation.
Role of Compensation Consultant
The People & Compensation Committee engages an external compensation consultant to assist in providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For the first half of 2023, the People & Compensation Committee engaged Exequity LLP, a nationally recognized compensation consulting firm (“Exequity”), as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for senior executives, and with the data analysis and selection of the compensation peer group. During the 2023 year, the People & Compensation Committee engaged in a comprehensive evaluation of our compensation consulting needs, and determined it was in the best interest of its stockholders to transition to a new compensation consulting firm, and subsequently engaged Mercer (US) LLC (“Mercer”).
For 2023 (until May), the scope of engagement of Exequity included:
•reviewing and analyzing the compensation for our executive officers;
•supporting the design and implementation of changes to the executive long-term incentive strategy;
•providing analysis of market practice and support in the consideration and finalization of changes to the change-in-control and severance arrangements for our Named Executive Officers and certain other executive officers;
•supporting finalization of our compensation peer group;
•reviewing our proxy statement disclosure; and
•providing advice on ad hoc matters.
For 2023 (since May), the scope of Mercer’s engagement included:
•reviewing our peer group and benchmarking executive and director compensation;
•reviewing incentive plans and analyzing share usage;
•presenting trends and regulatory developments;
•participating in People & Compensation Committee meetings; and
•advising on ad hoc matters.
The terms of Exequity’s engagement included, and Mercer’s now include, reporting directly to the People & Compensation Committee and to the People & Compensation Committee Chair, and coordinating with our management for data collection and job matching for our executive officers. The People & Compensation Committee evaluated each firm’s independence pursuant to the listing standards of the Nasdaq Stock Market and the relevant SEC rules, and has determined that no conflict of interest has arisen as a result of the work performed by them in 2023. Factors considered by the People & Compensation Committee included:
•Other services provided to the Company by the consultant;
•What percentage of the consultant’s total revenue is made up of fees from the Company;
•Policies or procedures of the consultant that are designed to prevent a conflict of interest;
•Any business or personal relationships between individual consultants involved in the engagement and committee members;
•Any shares of the Company’s stock owned by individual consultants involved in the engagement; and
•Any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.
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The total amount paid to Mercer for executive compensation services in 2023 was $242,225. Besides Mercer’s work on behalf of the People & Compensation Committee, it and its affiliates also provide other non-executive compensation services to the Company. These other services, which are approved by management who oversee the specific areas of business for which the services are provided, included insurance brokerage and benefits consulting provided by Mercer and other affiliated companies owned by Marsh & McLennan, the parent company of Mercer. The total amount paid for such services in 2023 was $1,536,271. This includes $9,160 to Oliver Wyman, $484,330 to Marsh, and $1,042,780 to Mercer (excluding the $242,225 for executive compensation consulting) for general benefits counseling that was already being provided by a separate, independent team within Mercer prior to Mercer being selected by the People & Compensation Committee as its compensation consultant.
The People & Compensation Committee believes the advice it receives from the individual executive compensation consultants is objective and not influenced by Mercer’s or its affiliates’ other relationships with the Company, because of the procedures Mercer and the People & Compensation Committee have in place, including the following:
•The consultants receive no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;
•The consultants are not responsible for selling other Mercer or affiliate services to the Company;
•Mercer’s professional standards prohibit an individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations; and
•The People & Compensation Committee evaluates the quality and objectivity of the services provided by the consultants each year and determines whether to continue to retain the consultants.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the People & Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization, geographical location and number of employees. Our selection of peers also accounts for industry, targeting companies that are competitors and those with which we compete for talent. Within the technology sector, our peer group includes a relevant profile of companies across a range of technology sub-industries in order to match the diversity of our businesses. Specific Global Industry Classification Standard (GICS) sub-industries represented by companies included in our peer group include communications equipment, applications software, systems software, aerospace & defense, industrials and electronic equipment and instruments. We compete for executive talent across many lines of business and therefore this diversity in our peer group keeps us informed and better aligned with pay practices across multiple relevant sub-industries.
In developing the compensation peer group for 2023, the following general screening criteria were used to identify comparable companies:
•competitors and other businesses in related industries;
•revenue of approximately 0.5x to 2.5x of our revenue;
•a market capitalization of approximately 0.2x to 3.0x of our market capitalization; and
•business model fit and geographic location & spread.
The People & Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and that of the companies in the peer group.
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The People & Compensation Committee used the following compensation peer group to assist with the determination of compensation for our executive officers in 2023:

Autodesk	Keysight Technologies	SS&C Technologies
ANSYS	Motorola Solutions	Synopsys
Cadence Design Systems	PTC	Teledyne Technologies
Commscope	Rockwell Automation	Zebra Technologies
F5 Networks	Roper Technologies
Juniper Networks	Splunk
Citrix Systems delisted in 2022 and was removed from the peer group for 2023. No other changes were made for 2023.
The People & Compensation Committee uses data drawn from our compensation peer group, as well as data from the Radford Global Technology executive compensation survey, to evaluate the competitive market when determining the total direct compensation packages for our executive officers, including base salary, target annual cash bonus opportunities and long-term incentive compensation opportunities.
In addition, subsets of the Radford Global Technology executive compensation survey were incorporated into the competitive assessment prepared by Exequity and used by the People & Compensation Committee to evaluate the compensation of our executive officers. Radford Survey data incorporated in the analysis provided by Exequity were tailored to reflect companies from our compensation peer group as well as other companies identified on the basis of comparable industry, revenue, and market capitalization profiles. The executive compensation survey data supplements the compensation peer group data and provides additional information for our Named Executive Officers and other vice president positions for which there is less public comparable data available.
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Details of 2023 Executive Compensation
In 2023, the principal elements of our executive compensation program, and the purposes of each element, were as follows:

Compensation Component	Why We Provide it and in What Form?	How We Determine the Amount?	What is the Intended Outcome?

Base Salary	• Consistent with competitive practice and provided in cash.
• Use of compensation peer group and other market compensation data, factoring in responsibilities and performance, with a general philosophy to position base salaries below the market median in favor of at-risk and performance-based compensation.
• Attract and retain highly talented executives by providing market competitive pay aligned to business and leadership experience, responsibilities and performance.
Annual Short- Term Bonus Plan: Trimble OneBonus Plan (“TOP”)	• Establish direct pay-for-performance link. • Drive focus on annual business targets and objectives. • Reflect market competitive practice; provided in cash.
• Use of compensation peer group and other market compensation data within a competitive market median range for a target bonus percentage.
• Payments are performance-based and calculated as a percentage of base salary.
• Within our pay-for-performance framework, we want to motivate our executives to achieve and exceed our annual business goals through the financial structure of TOP.
Long-term Incentives (including PRSUs, RSUs, and Stock Options)
• Establish direct pay-for-performance link.
• Drive focus on the achievement of critical long-term business objectives (such as ARR and sustainability goals) and total shareholder return.
• Align management’s interests with those of our stockholders.
• Foster long-term retention of key executives.
• Reflect market competitive practice; provided through equity awards.

• Use of compensation peer group and other market compensation data within a competitive market median range for annual equity award determination.
• Amount of target annual equity awards also considers executive performance and responsibilities.

• Delivering market competitive equity awards that drive a longer-term view of our business and targeted results that align with the interests of our stockholders.
• Increase executive retention and focus on long-term stock price appreciation through grants of time‑based RSUs and Stock Options.
• Create an effective mix of absolute and relative performance by awarding PRSUs that are aligned to Company financial and strategic non‑financial results and/or total shareholder return (TSR).

Executive Benefits and Perquisite Allowance
• CEO and other executives participate in standard health & welfare and retirement benefits, along with our general full-time employee population, other than an optional annual executive physical exam. Certain eligible executives may participate in the Age & Service Equity Vesting Program.
• Minimal special perquisites provided to executives.

Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly-talented individuals. Using the competitive market data provided by its compensation consultant, the People & Compensation Committee reviews the base salaries for each of our executive officers as part of its annual executive compensation review, and makes adjustments as it deems necessary or appropriate. In addition, the base salaries of our executive officers may be adjusted by the People & Compensation Committee in the event of a promotion or significant change in responsibilities.
Generally, the People & Compensation Committee considers competitive market data to set base salaries. However, we typically position salaries below the market median to provide a greater proportion of executive compensation in the form of at-risk, performance-based compensation. The actual positioning will also be based on the factors described earlier in “Overview of Executive Compensation—Governance of Executive Compensation Program—Compensation-Setting Process.”
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In February 2023, the People & Compensation Committee performed its annual review and adjustment of base salaries. The People & Compensation Committee reviewed competitive positioning relative to our peer group and the other factors described above, including individual performance. In determining the amounts of pay raises, the People & Compensation Committee also gave strong weight to internal equity and alignment.
Based on these considerations, the base salaries of our Named Executive Officers for 2023 were set at the amounts shown in the table below, with comparison to 2022. Messrs. Painter, Large and Matthews and Ms. Lin maintained the same base salary as the prior year given strong alignment to the market benchmarks. Mr. Barnes’s base salary was increased 4% primarily on the basis of competitive positioning and strong personal performance. Mr. Bisio’s salary increased 11.5% in connection with expansion of his responsibilities and to align his pay more closely with the median of the market benchmarks and internal peers.

Named Executive Officer	2023 Base Salary Rate ($) (1)	2022 Base Salary Rate ($)	Adjustment
Mr. Painter	950,000	950,000	—%
Mr. Barnes	535,600	515,000	4.0%
Mr. Bisio	450,000	403,631	11.5%
Mr. Large	450,000	450,000	—%
Ms. Lin	450,000	450,000	—%
Mr. Matthews	470,257	470,257	—%
(1)Reflects the annual salary rates approved by the People & Compensation Committee. Annual changes to base salaries, if any, are generally effective in April of each year. The actual amounts paid to our Named Executive Officers as salary in 2023 are set forth in the “Summary Compensation Table” later in this proxy statement.
Annual Cash Bonuses
Annual cash bonuses are determined under the Trimble OneBonus Plan (“TOP”) and are designed to provide financial incentives for the Company as a whole and our individual business sectors and divisions to meet or exceed the annual target levels established under our 2023 annual operating plan. TOP is consistent across a broad employee base, including our executive officers. Awards for our Named Executive Officers are determined based on a formula with predetermined financial measures aligned with the Company’s long-term growth strategy.
Under TOP, cash bonuses are based on a percentage of each participant’s 2023 base salary rate (based on amounts actually paid during the year). For 2023, the potential annual cash bonus for our executive officers ranged from zero to 200% of the individual’s target annual cash bonus opportunity.
The target annual cash bonus opportunities for our executive officers, other than our CEO, were recommended to the People & Compensation Committee by our CEO and approved by the People & Compensation Committee. The target annual cash bonus opportunity for our CEO was reviewed with input from the People & Compensation Committee’s independent compensation consultant. For 2023, no adjustments to the target annual bonus opportunities were introduced and reflect the same 2022 percentage of base salary target opportunities. Base salary used for purposes of TOP is the base salary amounts actually paid during the year. The target annual cash bonus opportunities for each of our Named Executive Officers were as follows:

Named Executive Officer	2023 target annual cash bonus opportunity (as a percentage of base salary)	2023 maximum annual cash bonus opportunity (as a percentage of base salary)
Mr. Painter	150%	300%
Mr. Barnes	80%	160%
Mr. Bisio	80%	160%
Mr. Large	80%	160%
Ms. Lin	80%	160%
Mr. Matthews	80%	160%
The amount awarded under TOP is determined based on achievement of performance factors, with performance goals that are set at definitive, rigorous and objective levels. For all Named Executive Officers the performance goals were based entirely on the Company’s financial performance. The People & Compensation Committee
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selected revenue, adjusted EBITDA and annualized recurring revenue as the corporate financial performance measures under the 2023 TOP. Adjusted EBITDA and annualized recurring revenue are non-GAAP measures that the Company reports in its annual report on Form 10-K, together with a reconciliation of GAAP to non-GAAP financial measures, which is also included in Appendix A to this proxy statement. These measures were selected and weighted to reflect a balance of key Company metrics that measure recurring, sustainable performance and growth. Additional detail on each measure is provided below. Each measure is designed to be scored independently.

Revenue	Adjusted EBITDA	Annualized Recurring Revenue

Revenue reflects our ability to generate income and sustain operations, making it a fundamental indicator of our financial health and growth potential.
Adjusted EBITDA provides a clear view of our operational profitability by excluding non-cash expenses and one-time charges, offering investors a more accurate assessment of our core earnings capacity and financial viability than net income or operating income, its corresponding GAAP measures.

ARR growth gives insight into the predictability and sustainability of our revenue stream, highlighting our ability to generate consistent income over time, which is key to managing profitability, long-term stability and investor confidence, which is why this metric is used in both our STI and LTI Plans.

The following table shows the targets and results in 2023 for the corporate financial performance metrics. Actual performance for the corporate metrics for 2023 was revenue of $3,799 million, adjusted EBITDA of $1,010 million, and ARR of $1,982 million. As provided in the award agreements, these results were adjusted from actual corporate results to account for amounts attributable to certain acquisitions or divestitures, and thereby reconcile to organic results, yielding the adjusted targets and results shown in the table. Based on these results, the formula yielded a final payout of 0.9266x, or 92.66% of target bonus opportunity.

(Dollars in millions)		Threshold (0x) ($)	Target (1x) ($)	Maximum (2x) ($)	Results (as adjusted)	Resulting factor
Corporate targets	weight
Revenue	20%	3,639	3,749	3,860	3,674	0.31
Adjusted EBITDA	40%	902	952	1,007	977	1.45
Annualized recurring revenue	40%	1,783	1,832	1,880	1,818	0.71
Weighted average						0.9266
Based on these payout multipliers, the annual cash bonuses earned by our Named Executive Officers under TOP for performance in 2023 were as follows:

Named Executive Officer	2023 target annual cash bonus ($)(1)	Percentage of target bonus paid		2023 actual annual cash bonus ($)
Mr. Painter	1,425,000	92.7%		1,320,338
Mr. Barnes	424,360	92.7%		393,192
Mr. Bisio	350,726	92.7%		324,966
Mr. Large	360,000	92.7%		333,559
Ms. Lin	346,154	112.3%	(2)	388,731
Mr. Matthews	376,206	92.7%		348,574
(1)Based on average base salary for fiscal year 2023.
(2)Ms. Lin’s bonus, which was determined in connection with her separation from the Company in December 2023, was calculated off-cycle based on estimates before final financial results and applicable adjustments were determinable.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create long-term value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market. At the 2024 Annual Meeting, we are requesting stockholder approval of an amendment to our Amended and Restated 2002
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Stock Plan. The proposed amendment will enable us to continue to provide equity-based awards by increasing the number of shares available for grant and modernizing certain plan provisions. See “Item 4. Approval of Amendments to the 2002 Stock Plan” for additional information.
Long-term incentive compensation opportunities in the form of equity awards are determined and granted by the People & Compensation Committee. The amount and forms of such equity awards are determined by the People & Compensation Committee after considering the factors described earlier under “Overview of Executive Compensation.” The amounts of the equity awards are also intended to provide competitively-sized awards and resulting target total direct compensation opportunities within a competitive range of the market median relative to our compensation peer group and Radford survey data for similar roles and positions for each of our executive officers, taking into consideration business results, internal equity, experience and individual performance.
2023 Equity Grants
In 2023, the People & Compensation Committee determined the long-term incentive equity awards to be granted to our executive officers over the annual cycle would be a mix of performance-vesting PRSUs, time-vesting RSUs and Stock Options. The mix of awards, in terms of the total annual target LTI equity value granted to each Named Executive Officer, was approximately 50% PRSUs, 37.5% RSUs and 12.5% Stock Options, except for Mr. Painter, our CEO, for whom the mix was 60% PRSUs, 25% RSUs and 15% Stock Options.
•PRSUs. The People & Compensation Committee determined that PRSU awards granted in 2023 would be based on achievement of goals for both relative TSR (the “TSR factor”), to align outcomes to the market, and annualized recurring revenue (the “ARR factor”), to align outcomes to driving business results. The People & Compensation Committee adjusted weighting of the 2023 PRSU plan performance metrics compared with the weighting of metrics applied in 2022 to ensure strong focus on our core financial metric, ARR. In 2023, the PRSUs were based 75% on ARR growth over three years, with the remaining 25% based on relative TSR over three years. Both components are subject to a People & Planet Modifier similar to the one introduced in 2022. The modifier adjusts the combined vesting result of the TSR and ARR components, based on the achievement of quantifiable strategic environmental and diversity goals. The awards provide that up to 200% of the target number of units may be earned at maximum achievement of the TSR and ARR factors, with up to an additional 10%, or a total of 220%, at maximum achievement of the People & Planet modifier, in accordance with the following formula:

Target Units	×	(	TSR factor (25% of formula)	+	ARR factor (75% of formula))	×	People & Planet modifier (for +/- 10% of TSR + ARR result)	=	PRSU Payout (0%-220% of target units) *
*To realize a payout of over 200% of target, the TSR for the period must fall within the top quartile of the S&P 500.
The TSR factor is based on relative total shareholder return over three years, from April 1, 2023 to March 31, 2026. The payout curve provides that at a threshold level of performance (TSR at the 25th percentile), the TSR factor will be 50%; if performance equals the target goal (TSR at the 50th percentile), the TSR factor will be 100%; and at the maximum level of performance (TSR at or above the 75th percentile), the TSR factor will be 200%; with linear interpolation applied between defined points. The factor is then multiplied by 25%, representing the TSR portion of the combined vesting result of the TSR and ARR components. The total shareholder return of both Trimble and the S&P 500 constituents is measured using a 90-trading-day average at the start and the end of the performance period, which reduces the effect of daily stock market volatility on these measurements.
The ARR factor is based on growth in annualized recurring revenue over three years, from January 1, 2023 to the end of fiscal 2025, with performance goals approved by the People & Compensation Committee that are set at definitive, rigorous and objective levels so as to require significant effort and achievement by our executive team. The payout curve provides that any performance below a threshold level will yield an ARR factor of 0%; performance at target will yield an ARR factor of 100%; and at the maximum level of performance, the ARR factor will be 200%; with linear interpolation applied between defined points. The factor is then multiplied by 75%, representing the ARR portion of the combined vesting result of the TSR and ARR components.
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The People & Planet modifier is based on progress towards our carbon emissions reduction goals and our diversity goals, measured over the three years from January 1, 2023 to December 31, 2025. The modifier adjusts the initial vesting outcomes by +/- 10% (multiplicative), subject to a cap on the final payout at 200% should TSR performance in the period fall below the top quartile of the S&P 500. The payout curve provides that any performance below a threshold level yields a modifier of negative 10% (resulting in 90% payout of the TSR + ARR vesting outcomes), target level performance will yield a modifier of 0% (resulting in 100% payout of the TSR + ARR vesting outcomes), and maximum performance will yield a modifier of +10% (resulting in 110% payout of the TSR + ARR vesting outcomes, such that if the TSR + ARR target is achieved the payout would be 110%, and if the TSR + ARR maximum is achieved the payout would be 220%). Linear interpolation is applied between defined points for the People & Planet Modifier. The various targets for the People & Planet Modifier have been established to align to our 50% carbon emissions reduction goal by 2030 (from 2019 baseline) and our 2025 DEI goals.
•RSUs. The time-based portion of the regular long-term incentive compensation value granted to our Named Executive Officers was delivered in the form of time-based RSU awards, weighted 25% for our CEO and 37.5% for our other Named Executive Officers. The RSUs vest over three years in annual installments. This aligns with our goals of executive retention and long-term stock price appreciation.
•Stock Options. After reviewing our incentive plans to ensure their alignment with our strategic and operational initiatives and to reflect feedback we receive from our stockholders, beginning in 2023, the People & Compensation Committee reintroduced Stock Options. The Stock Options complement the RSU and PRSU awards to provide a balanced, market aligned total compensation package and promote an even greater degree of alignment with stockholder interests. The Stock Options replaced a portion of the RSUs and time-vest over a three-year period in equal annual installments. We consider Stock Options to be stockholder aligned and performance-based given absolute stock price growth is required before any value is realized. The Stock Option exercise price is equal to the closing price on the date of grant and options expire 10 years from the grant date.
The People & Compensation Committee approved the mix of 2023 long-term incentive equity awards based on an assessment of our compensation objectives and historical practice, input from the People & Compensation Committee’s independent compensation consultant and market practice among companies in our peer group. The mix of time- and performance-based vesting equity awards is competitive with applicable market practice. The People & Compensation Committee determined through peer group analysis that the equity awards to our CEO would include a greater weighting on performance-based compensation than for our other Named Executive Officers, in order to align with peer companies and our pay-for-performance focus.
The People & Compensation Committee approved the following aggregate equity awards for our Named Executive Officers in 2023:

Named Executive Officer	Restricted stock unit awards (# of shares)	Performance stock unit awards (# of shares at target)	Stock option awards (# of shares underlying options)	Aggregate grant date fair value (as shown in Summary Compensation Table) ($)
Mr. Painter	58,893	141,343	106,007	12,679,767
Mr. Barnes	22,085	29,447	22,085	3,131,455
Mr. Bisio	10,306	13,741	10,306	1,461,265
Mr. Large	10,306	13,741	10,306	1,461,265
Ms. Lin	10,306	13,741	10,306	1,461,265
Mr. Matthews	10,306	13,741	10,306	1,461,265
Details of the equity awards granted to our Named Executive Officers in 2023 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table, later in this proxy statement.
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Payouts of Awards Granted in Prior Years
Payout of PRSU awards granted in 2020
In 2023, four of our Named Executive Officers, Mr. Painter, Mr. Barnes, Mr. Bisio, and Mr. Matthews, earned amounts under certain PRSUs granted to them in 2020. The PRSUs granted in 2020 consisted of awards on two separate dates, in May and October, that each measured performance based on relative TSR against the S&P 400 over performance periods ending May 15, 2023 (“2020 TSR-based PRSUs”).
The 2020 TSR-based PRSUs granted in May 2020 measured performance over three separate measurement periods of one-, two- and three-year terms, each beginning May 15, 2020, which were then combined in equal parts for a single vesting determination at May 15, 2023 (since 2022, the TSR-based awards have just a single measurement period). The payout curve for shares that may be earned for each performance period provided that 50% of target shares may be earned at a threshold level of performance with a TSR at the 25th percentile, 100% of target shares may be earned if the TSR is at the 50th percentile, and 200% of target shares may be earned at a maximum level of performance with a TSR at or above the 75th percentile, using linear interpolation for amounts between each specified level. The table below shows the actual results and corresponding payout rates for the 2020 TSR-based awards.

	One-year period	Two-year period	Three-year period	Combined vesting determination
Trimble’s TSR	104%	90%	40%
Percentile rank	90%	79%	44%
Payout rate	200%	200%	87%	162.44%
The table below sets forth the number of 2020 TSR-based PRSUs that vested on May 15, 2023 for each of our Named Executive Officers.

Named Executive Officer	2020 PRSUS vested (# of shares)
Mr. Painter	59,186
Mr. Barnes	22,233
Mr. Bisio	13,339
Mr. Large (1)	—
Ms. Lin (1)	—
Mr. Matthews	13,339
(1)    Neither Mr. Large nor Ms. Lin received PRSU awards in 2020.
The 2020 TSR-based awards granted in October 2020 were scored over a single period of 2 ½ years. These awards did not meet the threshold level of performance, so no amounts were earned under these awards.
Payout of PRSU awards granted in 2021
In 2023, five of our Named Executive Officers, Mr. Painter, Mr. Barnes, Mr. Bisio, Mr. Large, and Mr. Matthews, earned amounts under certain PRSUs granted to them in 2021. The PRSUs granted in 2021 include awards that measure performance based on annualized recurring revenue over the three fiscal years ending December 29, 2023 (“2021 ARR-based PRSUs”). Amounts earned under these awards are detailed below. The PRSUs granted in 2021 also include awards that measure performance based on relative TSR over several periods within an overall performance period ending May 15, 2024 (“2021 TSR-based PRSUs”), although as of the Record Date the performance metrics are not on track for amounts to be earned under that portion.
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The 2021 ARR-based PRSUs were tied to growth in annualized recurring revenue over a single performance measurement period from the grant date to December 29, 2023. The table below describes the goals, and related cumulative annual growth rates (“CAGR”), for annualized recurring revenue, with a target of $1.678 billion.

2020 ARR baseline ($B)	3-year CAGR needed to achieve goal	2023 ARR based on CAGR goal	ARR factor
1.296	0%	1,296	0
	5%	1,500	.50x
	9%	1,678	1.0x
	11%	1,772	1.5x
	13%	1,870	2.0x
The final ARR at the end of Q4 2023 was $1.982 billion. Actual performance used to determine the resulting factors was subject to adjustment as provided under the award agreements, whereby annualized recurring revenue was adjusted to exclude term license revenue. The adjusted amount of ARR was $1.839 billion, which resulted in a 184.16% ARR payout factor. The table below sets forth the number of 2021 ARR-based PRSUs that vested on December 29, 2023 for each of our Named Executive Officers.

Named Executive Officer	2021 PRSUS vested (# of shares)
Mr. Painter	68,538
Mr. Barnes	17,003
Mr. Bisio	6,801
Mr. Large	4,817
Ms. Lin (1)	—
Mr. Matthews	6,801
(1)    Ms. Lin did not receive PRSU awards in 2021.
The 2021 TSR-based PRSU awards are tied to relative TSR as measured against the S&P 500 Index. The 2021 TSR-based PRSUs measure performance over three separate measurement periods of one-, two- and three-year terms, each beginning May 15, 2021, which are then combined in equal parts for a single vesting determination on May 15, 2024 (the TSR-based awards granted since 2022 have just a single measurement period). The payout curve for shares that may be earned for each performance period provides that 50% of target shares may be earned at a threshold level of performance with a TSR at the 25th percentile, 100% of target shares may be earned if the TSR is at the 50th percentile, and 200% of target shares may be earned at a maximum level of performance with a TSR at or above the 75th percentile. As the vesting determination for the 2021 TSR-based PRSU awards will occur in 2024, no amounts have yet been earned under these awards and currently, as of the Record Date, the performance metrics are not on track for amounts to be earned under these awards.
Other Executive Compensation Matters
Welfare and Health Benefits
Our executive officers are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits (which vary by country/region), include health and wellness benefits, life insurance and disability benefits, flexible savings accounts, paid time off, parental and family leave, and various support and assistance programs. In addition, our employees, including our executive officers, are eligible to participate in our Section 401(k) retirement plan, under which participants in general may receive up to $4,000 per year in matching Company contributions, and our Employee Stock Purchase Plan, under which participants may purchase shares of Company stock at a discount, at regular intervals.
In late 2022, the People & Compensation Committee approved the use of an external vendor to conduct a comprehensive annual executive physical exam for certain executives, including each of our Named Executive Officers. The People & Compensation Committee determined it was important that our most senior leaders
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prioritize their own health in the best interests of our continued success. In 2023, Mr. Painter and Mr. Matthews received payments on behalf of this benefit in the amounts of $4,790 and $6,916, respectively.
Certain eligible executive officers, including each of the Named Executive Officers, participate in a post-employment equity vesting arrangement (see the description under “Post-Employment Compensation—Trimble Age & Service Equity Vesting Program” later in this proxy statement). Certain of our Named Executive Officers have also participated in our Non-Qualified Deferred Compensation Plan, further discussed later in this proxy statement. In addition, we pay basic life insurance premiums on behalf of our Named Executive Officers, as part of our general death benefits for full time employees.
In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers except as generally made available to our employees. During 2023, none of our Named Executive Officers received perquisites or other personal benefits that were $10,000 or more for any individual.
In the future, we may provide perquisites or other personal benefits, subject to review and approval by the People & Compensation Committee.
Employment Arrangements
We have entered into written employment offer letters with each of our executive officers, including our Named Executive Officers. In filling each of our executive positions, we recognize the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. Each of these arrangements provides for “at will” employment.
Executive Severance and Change-in-Control Compensation Arrangements
We have entered into executive severance and change in control severance agreements (the “Severance Agreements”) with each of our executive officers, including our Named Executive Officers. The post-employment compensation arrangements provided under the Severance Agreements are intended to supersede any post-employment arrangements provided to the Named Executive Officers in their employment agreements or offer letters. We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. The Severance Agreements are designed to provide reasonable compensation to executive officers who leave our employ under certain circumstances to facilitate their transition to new employment. Further, in some instances, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits. The terms and conditions of these arrangements are described in “Post-Employment Compensation” later in this proxy statement.
The People & Compensation Committee does not consider the specific amounts payable under the executive severance and change-in-control severance arrangements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
We believe that these arrangements are designed to align the interests of our executive officers and our stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders.
For detailed descriptions of the post-employment compensation arrangements we maintained with our Named Executive Officers for 2023, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Post-Employment Compensation” later in this proxy statement.
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Other Compensation Policies and Practices
Stock Ownership Policy
We maintain a stock ownership policy for our executives, as well as for members of our Board, to further align their respective interests with the interests of our stockholders, and to further promote our commitment to sound corporate governance.
This policy requires our executive officers (as defined under SEC rules) to each own a minimum number of shares of our common stock equal to a multiple of his or her annualized base salary. Effective November 2022, our Board modified the stock ownership policy for executives to increase the threshold stock ownership requirements and to introduce a stock retention requirement. The guidelines require our executive officers to maintain ownership in the company’s stock equal to a multiple of their base salary. The multiple of base salary for the CEO is 8x (increased from 5x), for other executive officers besides the Chief Accounting Officer is 3x (increased from 2x), and for the Chief Accounting Officer is 2x (increased from 1x). Our executives will have 5 years to achieve these heightened levels of stock ownership, subject to the new stock retention policy if the threshold ownership level has not yet been achieved. The new threshold ownership levels are set forth below:

Position	Multiple of Base Salary
CEO	8x
Other executive officers	3x
Chief Accounting Officer	2x
The shares of our common stock counted toward the ownership guidelines include shares owned directly and indirectly, provided there is an economic interest in the shares. Shares subject to time-based RSUs are counted toward the ownership guidelines, whether vested or unvested, but shares subject to unexercised options and unearned PRSUs are not counted toward the ownership guidelines. The shares needed for an executive to meet the minimum ownership level may be accumulated during the first five years from the date they assume one of the roles listed or from the effectiveness of the new ownership requirements, whichever is greater. Until that ownership requirement is attained, covered executives must retain 50% of their after-tax shares acquired upon exercise or vesting of an equity award. As of the Record Date, each of our executive officers, including the Named Executive Officers, to whom the minimum ownership levels apply, has achieved their respective required ownership levels. For the stock ownership requirements applicable to the members of our Board, see “Nonemployee Director Compensation—Non-Employee Director Stock Ownership Guidelines.”
Compensation Recovery (“Clawback”) Policy
In May 2017, the Board adopted the Trimble Inc. Incentive Compensation Recoupment Policy, which was amended in September 2023 (such policy, as amended, the “Clawback Policy”). The Clawback Policy includes both (1) a mandatory recovery element applicable to our current and former executive officers who are subject to Section 16 of the Securities Exchange Act of 1934 (“Section 16 officers”) to comply with the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement on a “no fault” basis and (2) a discretionary element that permits the Company to seek recovery or forfeiture of Additional Compensation (as defined below) over a three-year lookback period awarded to our current and former Section 16 officers if they committed certain misconduct that directly caused or materially contributed to the need for an accounting restatement. “Additional Compensation” means compensation that is received by a current or former Section 16 officer during the applicable lookback period, whether cash- or equity-based (including, without limitation, time-based and performance-based equity awards), which may be discretionary or performance-based, but not including salary or employee retirement, welfare benefits and not including compensation recoverable under the mandatory recovery aspect of the Clawback Policy. Each of our Section 16 officers is required to sign an acknowledgment of the Clawback Policy. The Clawback Policy was filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 29, 2023.
Policy Prohibiting Hedging or Pledging of Company Securities
We have a policy that prohibits all hedging or monetization transactions, which could result in an employee, including an executive officer, or a member of our Board to continue to own the covered securities at issue, but
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without the full risks and rewards of ownership. If that were to occur, the employee or director may no longer have the same objectives as our other stockholders. We consider it improper and inappropriate for our employees, including our executive officers, to engage in such transactions, and have expressly prohibited directors, employees and their designees from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset any decrease in the market value of our equity securities, under our Insider Trading Policy.
While use of Company securities as collateral for margin accounts or other transactions does not directly create a misalignment with stockholders’ interests, it raises potential risks to stockholder value, particularly if the pledge is significant. Based on these potential risks, we have prohibited pledging transactions as well.
Equity Grant Timing Practices
The Company does not time equity awards in coordination with the release of material non-public information. Annual equity awards are granted as of the date of the Committee’s March meeting, and grants to any newly-hired or promoted executives are made on the date of hire or promotion.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code, the Company’s tax deduction for compensation of certain “covered employees” is generally limited to $1 million per taxable year for each covered employee. Section 162(m) applies to each employee who serves as the Company’s principal executive officer or principal financial officer during the taxable year, each other officer of the Company who is among the three most highly compensated officers during such taxable year, and any other employee who was a covered employee of the Company for any preceding taxable year beginning after December 31, 2016. The American Rescue Plan Act of 2021 (ARPA) further expanded the scope of a “covered employee” under Section 162(m) and such expanded scope is scheduled to take effect in taxable years beginning after December 31, 2026.
The Company has awarded, and may continue to award, compensation that it considers appropriate which does not qualify for deductibility under Section 162(m).
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Committee Report
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The People & Compensation Committee (which fulfills the role of the “Compensation Committee" as prescribed under SEC rules) has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and, based on this review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
Submitted by the People & Compensation Committee of the Company’s Board of Directors,

Börje Ekholm	Meaghan Lloyd	Johan Wibergh, Chair
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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the compensation information for the 2023, 2022 and 2021 fiscal years, respectively, for each of the Named Executive Officers.

SUMMARY COMPENSATION TABLE — 2023, 2022, and 2021
Name and Principal Position	Year (1)	Salary ($) (2)	Stock awards ($) (3)	Option awards ($) (4)	Non-equity incentive plan compensation ($) (5)	All other compensation ($) (6)	Total ($)
Robert G. Painter	2023	950,000	10,595,669	2,084,098	1,320,338	4,537	14,954,642
President and Chief Executive Officer	2022	937,692	14,116,649	—	1,074,217	5,808	16,134,366
	2021	882,692	10,533,714	—	2,535,632	4,783	13,956,821
David G. Barnes	2023	530,450	2,697,263	434,191	393,192	4,050	4,059,146
Chief Financial Officer	2022	515,000	3,478,978	—	314,657	4,000	4,312,635
	2021	509,808	3,316,308	—	779,022	3,000	4,608,138
Ronald J. Bisio	2023	439,299	1,258,649	202,616	324,966	4,400	2,229,930
Senior Vice President	2022	399,620	1,623,456	—	244,162	4,000	2,271,238

Peter Large	2023	450,000	1,258,649	202,616	333,559	4,000	2,248,824
Senior Vice President

Jennifer Lin	2023	432,692	1,258,649	202,616	388,731	849,000	3,131,688
Former Senior Vice President	2022	450,000	1,449,538	—	274,943	3,000	2,177,481

Darryl R. Matthews	2023	470,257	1,258,649	202,616	348,574	4,125	2,284,221
Former Senior Vice President	2022	466,083	1,623,456	—	284,770	4,000	2,378,309
	2021	447,685	1,461,504	—	684,063	3,000	2,596,252
(1)Mr. Bisio, Mr. Large, and Ms. Lin became Named Executive Officers in 2022, 2023, and 2022, respectively.
(2)The amounts shown are for amounts of salary earned in each year, which generally differ from base salary rates for a number of reasons. Base salary rates are generally adjusted mid year and do not include all elements included in the salaries shown in the table, such as vacation pay, which can vary from year to year.
(3)Represents the grant date fair value of the stock awards in accordance with FASB ASC Topic 718. See Note 3 to the following table, “Grants of Plan-Based Awards—2023,” for details regarding these awards. The PRSUs granted in 2023 are included in the “Stock Awards” column assuming target performance levels. Assuming maximum performance was achieved, the grant date value of such PRSUs would be as follows: Mr. Painter $16,845,198, Mr. Barnes $3,509,488, Mr. Bisio $1,637,636, Mr. Large $1,637,636, Ms. Lin $1,637,636 and Mr. Matthews $1,637,636. For comparison with the values shown in the table, those numbers would need to be added to the following grant date values for RSUs: Mr. Painter $2,938,761, Mr. Barnes $1,102,042, Mr. Bisio $514,269, Mr. Large $514,269, Ms. Lin $514,269 and Mr. Matthews $514,269.
(4)Represents the grant date fair value of the option awards. For a description of the assumptions used in determining this value, please refer to “Note 14: Employee Stock Benefit Plans” of the Company’s Consolidated Financial Statements included in our annual report on Form 10-K filed on February 26, 2024. See Note 3 to the following table, “Grants of Plan-Based Awards—2023,” for details regarding these awards.
(5)Consists of cash bonuses earned under the Trimble OneBonus Plan (TOP).
(6)Consists of various items not reportable in other columns of the table. The amounts shown for Ms. Lin in 2023 consist of the following amounts accrued under her executive severance agreement: $450,000 representing one year’s salary, $360,000 target bonus, $35,000 COBRA premiums for continued health coverage, and $4,000 401K match by the Company.
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Grants of Plan-Based Awards
The table below lists the plan-based awards for each of the Named Executive Officers during the fiscal year ended December 29, 2023.

GRANTS OF PLAN-BASED AWARDS — 2023
Name	Award type (1)	Grant date	Estimated future payouts under non-equity incentive plan awards (2)			Estimated possible payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Share)	Grant date fair value of stock and option awards (3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert G. Painter	Cash Incentive			1,425,000	2,850,000
	RSU Award	3/21/2023							58,893			2,938,761
	PRSU Award	3/21/2023				15,901	141,343	310,955				7,656,908
	Option Award	3/21/2023							106,007		49.90	2,084,098
David G. Barnes	Cash Incentive			424,360	848,720
	RSU Award	3/21/2023							22,085			1,102,042
	PRSU Award	3/21/2023				3,313	29,447	64,783				1,595,222
	Option Award	3/21/2023							22,085		49.90	434,191
Ronald J. Bisio	Cash Incentive			350,726	701,452
	RSU Award	3/21/2023							10,306			514,269
	PRSU Award	3/21/2023				1,546	13,741	30,230				744,380
	Option Award	3/21/2023							10,306		49.90	202,616
Peter Large	Cash Incentive			360,000	720,000
	RSU Award	3/21/2023							10,306			514,269
	PRSU Award	3/21/2023				1,546	13,741	30,230				744,380
	Option Award	3/21/2023							10,306		49.90	202,616
Jennifer Lin	Cash Incentive			346,154	692,308
	RSU Award	3/21/2023							10,306			514,269
	PRSU Award	3/21/2023				1,546	13,741	30,230				744,380
	Option Award	3/21/2023							10,306		49.90	202,616
Darryl R. Matthews	Cash Incentive			376,206	752,412
	RSU Award	3/21/2023							10,306			514,269
	PRSU Award	3/21/2023				1,546	13,741	30,230				744,380
	Option Award	3/21/2023							10,306		49.90	202,616
(1)The material terms of the PRSU awards are described in “Compensation Discussion and Analysis” above, under the section “Details of 2023 Executive Compensation—Long-Term Incentive Compensation—2023 Equity Grants.” The time‑based RSU awards and the option awards vest over three years, with one third vesting on each anniversary of the “vesting start date”, which is April 15, 2023.
(2)Under TOP for 2023, the annual target cash incentive opportunity was a percentage of base salary (based on the actual amount paid during the year), which was 150% for Mr. Painter and 80% for the other Named Executive Officers. No payout is guaranteed under TOP and there is no threshold performance level for TOP. The maximum payout under TOP for each executive is 200% of target.
(3)The fair values of stock awards were calculated in accordance with FASB ASC Topic 718. The fair value of the time-based RSU awards is determined using the closing price of our common stock on the date of grant. The fair value of the performance-based PRSU awards is determined by the probable achievement of the underlying performance goals as of the grant date and, for the factor based on total shareholder return, by using a Monte Carlo valuation model, which results in a value greater than the price of Trimble's stock at the date of grant. The fair value of the options is determined by the Black-Scholes valuation model. For a description of the assumptions used in determining the values described in these columns, please refer to “Note 14: Employee Stock Benefit Plans” of the Company’s annual report on Form 10-K filed on February 26, 2024. The aggregate maximum value, per Named Executive Officer, of the PRSU awards (determined as of the grant date, using the grant date stock price), assuming the highest level of performance is achieved, is as follows: Mr. Painter $16,845,197, Mr. Barnes $3,509,488, Mr. Bisio $1,637,636, Mr. Large $1,637,636, Ms. Lin $1,637,636 and Mr. Matthews $1,637,636.
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Outstanding Equity Awards at Fiscal Year-End
The table below shows the stock options and stock awards outstanding for each of the Named Executive Officers as of the fiscal year ended December 29, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2023
Name	Grant Date			Option awards				Stock awards
				Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Robert G. Painter	1/4/2020	(3)		208,847	—	41.51	1/4/2030
	5/12/2021	(4)						16,872	897,590
	5/12/2021	(5)	(A)							6,203	329,982
	3/29/2022	(4)						46,812	2,490,398
	3/29/2022	(6)	(B)							52,662	2,801,618
	3/29/2022	(7)	(B)							52,662	2,801,618
	3/21/2023	(8)		—	106,007	49.90	3/21/2033
	3/21/2023	(4)						58,893	3,133,108
	3/21/2023	(9)	(B)							106,007	5,639,572
	3/21/2023	(10)	(B)							35,336	1,879,875
David G. Barnes	12/2/2019	(11)		23,564	5,891	40.40	12/2/2029
	5/10/2021	(4)						6,279	334,043
	5/10/2021	(5)	(A)							1,539	81,866
	3/29/2022	(4)						14,629	778,263
	3/29/2022	(6)	(B)							10,971	583,657
	3/29/2022	(7)	(B)							10,971	583,657
	3/21/2023	(8)		—	22,085	49.90	3/21/2033
	3/21/2023	(4)						22,085	1,174,922
	3/21/2023	(9)	(B)							22,085	1,174,922
	3/21/2023	(10)	(B)							7,362	391,658
Ronald J. Bisio	5/10/2021	(4)						2,512	133,638
	5/10/2021	(5)	(A)							616	32,745
	3/29/2022	(4)						6,828	363,250
	3/29/2022	(6)	(B)							5,119	272,331
	3/29/2022	(7)	(B)							5,119	272,331
	3/21/2023	(8)		—	10,306	49.90	3/21/2033
	3/21/2023	(4)						10,306	548,279
	3/21/2023	(9)	(B)							10,306	548,279
	3/21/2023	(10)	(B)							3,435	182,742
Peter Large	5/10/2021	(4)						1,779	94,643
	5/10/2021	(5)	(A)							436	23,195
	3/29/2022	(4)						5,852	311,326
	3/29/2022	(6)	(B)							4,388	233,442
	3/29/2022	(7)	(B)							4,388	233,442
	3/21/2023	(8)		—	10,306	49.90	3/21/2033
	3/21/2023	(4)						10,306	548,279
	3/21/2023	(9)	(B)							10,306	548,279
	3/21/2023	(10)	(B)							3,435	182,742
Jennifer Lin	3/21/2023	(8)		4,410	—	49.90	12/15/2024
	3/29/2022	(6)	(B)							2,606	138,639
	3/29/2022	(7)	(B)							2,606	138,639
	3/21/2023	(9)	(B)							2,507	133,372
	3/21/2023	(10)	(B)							835	44,422
Darryl R. Matthews	5/10/2021	(4)						2,512	133,638
	5/10/2021	(5)	(A)							616	32,745
	3/29/2022	(4)						6,828	363,250
	3/29/2022	(6)	(B)							5,119	272,331
	3/29/2022	(7)	(B)							5,119	272,331
	3/21/2023	(8)		—	10,306	49.90	3/21/2033
	3/21/2023	(4)						10,306	548,279
	3/21/2023	(9)	(B)							10,306	548,279
	3/21/2023	(10)	(B)							3,435	182,742
(1)    The market value was calculated using the closing price of the Company’s common stock at fiscal year end, which was $53.20.
(2)    The PRSU awards vest depending on satisfaction of the applicable performance conditions, with linear interpolation between threshold and maximum achievement. In accordance with SEC rules, the number and value shown for these awards reflect one of: (x) threshold achievement in the case of awards tracking at or below threshold level, (y) target
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achievement in the case of awards tracking above threshold but at or below target level, or (z) maximum achievement in the case of awards tracking above target level. This table excludes a number of PRSU awards that vested on the last day of the fiscal year, and therefore are deemed no longer outstanding, although they were not settled until early in 2024.
(3)    This performance stock option vested in 1/3 increments upon achievement of stock appreciation goals reflecting increases of 10%, 20% and 30% above the exercise price at any time within five years from the date of grant, subject to continued service by Mr. Painter for three years from the date of grant. All of the stock appreciation goals had been reached as of the end of 2020, such that this award remains subject only to time-based vesting.
(4)    These time-based RSU awards vest over three years, with one third vesting on each anniversary of the designated “vesting start date”, which is set at the 15th of the month in which the grant is made if the grant is made by the 15th day of a month, or the 15th of the following month if the grant is made after the 15th day of a month.
(5)    These PRSU awards will vest after the completion of the performance period, subject to each officer's continued employment. These awards measure performance over 3 separate measurement periods of 1, 2 and 3 year terms beginning May 15, 2021.The number of shares that will vest is based on a multiplier determined by the Company's relative TSR as compared to that of the S&P 500 during each measurement period. The multiplier can range from 0-2x, with a target of 1x at a relative TSR in the 50th percentile.
(6)    Represents the TSR factor portion of the PRSU awards granted in 2022, which are materially the same as the PRSU awards granted in 2023 (see note (9), below) except that in 2022 the TSR portion was 50% of the total performance formula. These awards will vest March 31, 2025.
(7)    Represents the ARR factor portion of the PRSU awards granted in 2022, which are materially the same as the PRSU awards granted in 2023 (see note (9), below) except that in 2022 the ARR portion was 50% of the total performance formula. These awards will vest March 31, 2025
(8)    These options vest over 3 years in equal annual installments, on April 15 of 2024, 2025 and 2026
(9)    Represents the ARR factor portion of the PRSU awards granted in 2023. The material terms of these PRSU awards are described in “Compensation Discussion and Analysis” above, under the section “Details of 2023 Executive Compensation—Long-Term Incentive Compensation—2023 Equity Grants.”
(10)    Represents the TSR factor portion of the PRSU awards granted in 2023 (see note (9), above).
(11)    These options vest over five years, with 40% vesting on the second anniversary of the grant date and the remaining 60% vesting equally on a monthly basis thereafter.
(A)    These awards were tracking below threshold level as of December 29, 2023 and therefore are reported in the table assuming threshold achievement levels.
(B)    These awards were tracking above threshold level but below target level as of December 29, 2023 and therefore are reported in the table assuming target achievement levels.
Option Exercises and Stock Vested
The table below shows the aggregate number of shares subject to stock options that were exercised by each of the Named Executive Officers and the aggregate number of shares acquired through vesting of RSU awards, during the fiscal year ended December 29, 2023.

OPTION EXERCISES AND STOCK VESTED — 2023
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Robert G. Painter			224,004	11,172,653
David G. Barnes			61,952	3,015,782
Ronald J. Bisio			31,575	1,525,043
Peter Large			10,864	551,884
Jennifer Lin			3,047	151,680
Darryl R. Matthews			31,575	1,592,781
(1)Determined by multiplying the closing price of a share of our common stock on the distribution date of vesting by the number of shares vested.
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Deferred Compensation
The Company has a Non-Qualified Deferred Compensation Plan (“DCP”) in which certain employees, officers and members of the Board could participate before the plan was suspended. The Company has not made any contributions to the DCP on behalf of the members of the Board or the Named Executive Officers, even though the Company has the ability to do so under the terms of the DCP. The Company determined to suspend the DCP as of the beginning of 2021, although prior contributions will continue to be held in the DCP in accordance with its terms.
The terms of the DCP while in effect were as follows: participants in the DCP may elect to defer a portion of their salary, bonus or director fees. A participant in the DCP may defer 5%–90% of base salary, 85% of bonus or 100% of director fees. Contributions by participants are held in an irrevocable grantor trust for the benefit of the participants, and are subject to claims by the Company’s general creditors. Upon enrollment in the DCP, participants may choose from a selection of measurement funds in which to place their contributions, similar to the funds available in the Company’s 401(k) retirement plan. Participants may elect to receive withdrawals from the DCP in the form of scheduled distributions, retirement benefits, or in the event of a change in control. The DCP also provides for distributions in the event of a participant’s termination of employment, disability or death, and participants may request withdrawals in the event of a severe financial hardship.
The table below shows activity under the DCP involving the Named Executive Officers during the fiscal year ended December 29, 2023. There were no contributions by or on behalf of any of the Named Executive Officers in the last three fiscal years.

Name	Aggregate earnings in last FY ($) (1)	Aggregate balance at last FYE ($) (2)
Robert G. Painter	13,418	65,626
David G. Barnes	—	—
Ronald J. Bisio	204,506	904,892
Peter Large	—	—
Jennifer Lin	—	—
Darryl R. Matthews	—	—
(1)Amounts included in the “Aggregate Earnings in Last FY” column are not reported as compensation in the “Summary Compensation Table” because these amounts represent only changes in market value of previously contributed deferred compensation and the Company does not pay guaranteed, above-market or preferential earnings on deferred compensation under the DCP.
(2)Amounts in this column have been reported in the “Summary Compensation Table” in prior Company proxy statements, except to the extent that the individual was not a Named Executive Officer for the applicable year or to the extent such amounts are of the same character as described in Note 1 above.
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POST-EMPLOYMENT COMPENSATION
Potential Payments upon Termination or a Change in Control
The Company’s Board has approved standard forms of an Executive Severance Agreement and a Change in Control Severance Agreement for the Company’s executive officers. The Company has entered into such agreements with each of the Named Executive Officers besides Mr. Painter providing the benefits described below, and has entered into agreements with Mr. Painter on substantially similar terms but with the additional benefits described below. The post-employment compensation arrangements provided under these agreements are intended to supersede any post-employment arrangements provided to the Named Executive Officers in their prior employment agreements or offer letters.
Under the Executive Severance Agreements, if the executive’s employment is terminated by the Company other than for “cause” or if the executive terminates his or her employment for “good reason” (as such terms are defined in the agreements), and such termination is not covered by the provisions of the Chang in Control Severance Agreement described below, and subject to the executive executing a release of any claims against the Company, the executive will receive:
•100% (200% in the case of Mr. Painter) of the sum of (A) the executive’s annual base salary and (B) the amount of the executive’s target bonus under the Company's management incentive plan, which is an amount equal to a percentage of the executive’s annual base salary;
•a prorated portion (based on the number of days of service completed during the performance period) of the actual bonus amount payable for the year in which the termination occurs;
•a lump-sum cash payment approximating the cost of COBRA premiums for 14 months (18 months in the case of Mr. Painter) of continued health coverage; and
•pro rata vesting of outstanding equity awards based on the length of time from the date of the grant to the date of termination, with the pro rata portion of any performance-based awards settled after the end of the applicable performance period and based additionally on actual attainment of the performance goals. For Mr. Painter, any time-based equity awards (stock options or time-based restricted stock units) would be subject to an additional 12 months service credit toward vesting of the awards in addition to the pro rata vesting described in the prior sentence.
Under the Change in Control Severance Agreements, if the executive’s employment is terminated as described above and the termination occurs within 12 months following a change in control, or within three months prior to the change in control if such termination is in connection with the change in control, the executive will instead receive:
•150% (200% in the case of Mr. Painter) of the sum of (A) the executive’s annual base salary and (B) the amount of the executive’s target bonus;
•a prorated portion (based on the number of days of service completed during the performance period) of the actual bonus amount payable for the year in which the termination occurs;
•a lump-sum cash payment approximating the cost of COBRA premiums for 14 months (18 months in the case of Mr. Painter) of continued health coverage; and
•accelerated vesting of outstanding equity awards.
In the event that the benefits payable under these arrangements constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the executive’s benefits under the change in control and severance agreement shall be either: (i) delivered in full, or (ii) delivered as to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts results in the receipt by the executive on an after-tax basis, of the greatest amount of benefits. The foregoing shall take into account the applicable federal, state and local income taxes and the Excise Tax, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. None of the Executive Severance Agreements or Change in Control Severance Agreements provide for a tax “gross-up” obligation by the Company in the event that any excise tax becomes payable by a Named Executive Officer.
The foregoing description is qualified in its entirety by the description of the standard forms of these agreements filed as exhibits 10.1 and 10.2 to the Company’s quarterly report on Form 10-Q filed August 8, 2017, and the
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agreements with Mr. Painter filed as Exhibits 10.15 and 10.16 to the Company's annual report on Form 10-K filed February 26, 2021.
Termination without a Change in Control
The table below sets forth the estimated cash benefits that each respective Named Executive Officer would receive under the Executive Severance Agreements based upon the assumption that a qualifying termination event (as described above) occurred on the last day of the fiscal year ended December 29, 2023, and such termination was not in connection with a change in control.

POTENTIAL PAYMENTS UPON A QUALIFYING TERMINATION
Name	Multiple of salary and target bonus ($) (1)	Bonus accrued but unpaid as of fiscal year end ($)	Health benefits ($) (2)	Total ($)
Robert G. Painter	4,750,000	1,320,338	49,728	6,120,066
David G. Barnes	959,960	393,192	26,111	1,379,263
Ronald J. Bisio	800,726	324,966	38,677	1,164,369
Peter Large	810,000	333,559	31,450	1,175,009
Jennifer Lin (3)	810,000	388,731	35,000	1,233,731
Darryl R. Matthews (4)	846,462	348,574	35,000	1,230,036
(1)    The multiple for Mr. Painter is 200%. The multiple for the other Named Executive Officers is 100%. The target bonus amounts are calculated based on average salary during the year, which for Mr. Barnes and Mr. Bisio differs from their current salary.
(2)    Reflects a lump-sum cash payment approximating the cost of COBRA premiums for continued health coverage for 14 months (18 months in the case of Mr. Painter).
(3)    Ms. Lin was not an executive officer at the end of fiscal 2023. The Company terminated Ms. Lin’s employment without “cause” as defined in her Executive Severance Agreement and paid the severance amounts provided under the agreement. Accordingly, in lieu of estimates, the amounts shown represent amounts actually paid in connection with Ms. Lin’s termination of employment.
(4)    For Mr. Matthews, who was still an executive officer at the end of fiscal 2023, the amounts shown represent estimates assuming a qualifying termination on the last day of fiscal 2023. The Company terminated Mr. Matthews’ employment without “cause” as defined in his Executive Severance Agreement and paid the severance amounts provided under the agreement, which are the same as the amounts shown in the table.
The amounts shown below reflect an estimate of the aggregate number of shares underlying each executive’s unvested equity awards that would have vested if a qualifying termination event had occurred on December 29, 2023 and such termination was not in connection with a change in control.

POTENTIAL ACCELERATION OF EQUITY UPON A QUALIFYING TERMINATION
Name	Accelerated vesting of (1)		Aggregate market value of accelerated in-the-money options as of fiscal year end ($)	Aggregate market value of accelerated RSUs and PRSUs as of fiscal year end ($)	Total ($)
	Options (#)	RSUs and PRSUs (#)
Robert G. Painter	74,138	126,637	244,656	6,737,108	6,981,765
David G. Barnes	15,205	31,137	100,169	1,656,481	1,756,650
Ronald J. Bisio	4,639	14,165	15,310	753,579	768,889
Peter Large	4,639	12,543	15,310	667,286	682,596
Jennifer Lin (2)	4,410	30,901	14,553	1,643,949	1,658,502
Darryl R. Matthews (3)	4,639	14,165	15,310	753,579	768,889
(1)Reflects pro rata vesting of each stock option and time-based RSU award, and pro rata vesting of PRSU awards with adjustment based on estimated attainment of performance to date.
(2)For Ms. Lin, the amounts shown represent amounts paid in connection with her termination of employment in 2023, although the PRSU amount is an estimate of amounts that remained to be paid out in early 2024 when the performance results are finalized.
(3)Mr. Matthews was still an executive officer at the end of fiscal 2023, so the amounts shown in the table represent estimates assuming a qualifying termination on the last day of fiscal 2023. Upon his actual termination in January 2024,
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he received accelerated vesting of options for 4,705 shares and of RSUs for 14,288 shares, with aggregate market values of $15,527 and $760,104, respectively.
Termination in Connection with a Change in Control
The table below sets forth the estimated cash benefits that each respective Named Executive Officer would receive under the Change in Control Severance Agreements based upon the assumption that a change in control event occurred on December 29, 2023 (except as otherwise indicated) and the Named Executive Officer’s employment terminated upon or immediately following such event.

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND QUALIFYING TERMINATION
Name	Multiple of salary and target bonus ($) (1)	Bonus accrued but unpaid as of fiscal year end ($)	Health Benefits ($) (2)	Total ($)
Robert G. Painter	4,750,000	1,320,338	49,728	6,120,066
David G. Barnes	1,439,940	393,192	26,111	1,859,243
Ronald J. Bisio	1,201,089	324,966	38,677	1,564,732
Peter Large	1,215,000	333,559	31,450	1,580,009
Jennifer Lin (3)
Darryl R. Matthews	1,269,695	348,574	38,677	1,656,946
(1)The multiple for Mr. Painter is 200%. The multiple for the other Named Executive Officers is 150%.
(2)Reflects a lump-sum cash payment approximating the cost of COBRA premiums for continued health coverage for 14 months (18 months in the case of Mr. Painter).
(3)Ms. Lin was not an executive officer at the end of the fiscal year, and did not have a qualifying termination in connection with a change in control during the year.
The amounts shown below reflect an estimate of the aggregate number of shares underlying each executive’s unvested equity awards that would have vested if a change in control event had occurred on December 29, 2023 and the Named Executive Officer’s employment terminated upon or immediately following such event.

POTENTIAL ACCELERATION OF EQUITY UPON A CHANGE IN CONTROL AND QUALIFYING TERMINATION
Name	Accelerated vesting of		Aggregate market value of accelerated in-the-money options as of fiscal year end ($)	Aggregate market value of accelerated RSUs and PRSUs as of fiscal year end ($)	Total ($)
	Options (#)	RSUs and PRSUs (#)
Robert G. Painter	106,007	176,179	349,823	9,372,737	9,722,560
David G. Barnes	27,976	54,160	148,285	2,881,320	3,029,605
Ronald J. Bisio	10,306	24,856	34,010	1,322,365	1,356,375
Peter Large	10,306	22,662	34,010	1,205,636	1,239,646
Jennifer Lin (1)
Darryl R. Matthews	10,306	24,856	34,010	1,322,365	1,356,375
(1)Ms. Lin was not an executive officer at the end of the fiscal year, and did not have a qualifying termination in connection with a change in control during the year.
The Company’s 2002 Stock Plan also contains certain provisions regarding termination in connection with a change in control of the Company. Under the terms of the Company’s 2002 Stock Plan, if an executive is terminated for certain qualifying reasons following a change in control (or prior to a change in control if such termination was at the request of the potential acquirer), the executive’s then-unvested restricted stock units and options would immediately vest.
Trimble Age & Service Equity Vesting Program
Certain of the Company’s executive officers, including each of the Named Executive Officers, are eligible to participate in the Trimble Age & Service Equity Vesting Program (the “Vesting Program”), which provides for the vesting of certain equity awards, as well as certain medical benefit payments, to eligible participants upon retirement. Program eligibility requires a minimum age of 55, a minimum of 10 years of continuous service or 15 years of cumulative service (including at least five years of continuous service immediately prior to retirement), and a “combined 70” requirement that the sum of the participant’s years of age and years of service combines to total at least 70 years. Participants must also agree to a general release of claims and to non-solicitation and
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non‑competition obligations. Under the Vesting Program, eligible equity awards, which are equity awards granted after the time a participant is selected by the People & Compensation Committee to participate in the Vesting Program, will vest upon retirement of an eligible participant. Time-based restricted stock units and other time-based equity will fully vest, and performance stock units will vest on a pro rata basis, subject to the satisfaction of any performance-based vesting conditions. In addition, upon a qualifying retirement of a participating executive, the executive will receive a lump sum medical and dental benefit in the amount of $50,000.
None of the Named Executive Officers currently meet the criteria for a qualifying retirement.
Death Benefits
The Company provides certain death benefits generally to its full time employees, including to the Named Executive Officers. In the event of the death of a Named Executive Officer, the following payments and benefits would become payable in a lump sum to, or provided to, such Named Executive Officer’s estate (unless otherwise noted): (i) payment of six months’ base salary to the surviving spouse/dependents of the Named Executive Officer, (ii) with respect to equity awards granted on or after July 30, 2012, vesting of a portion of those awards that would have vested within the two years following the death of the Named Executive Officer but for such death, (iii) payout under the life insurance policy (with base coverage of 2 times base salary) pertaining to the Named Executive Officer, (iv) 12 months’ of continued health insurance coverage for the surviving spouse/dependents of the Named Executive Officer, and (v) a pro rata payment under the TOP based on the date of the Named Executive Officer’s death. The table below sets forth the value of the foregoing, assuming that the triggering event occurred on December 29, 2023 (except as otherwise indicated):

Name	Six months salary ($)	Aggregate market value of accelerated vesting of options, PRSUs and RSUs ($)	Life insurance ($) (2)	Health benefits ($) (3)	Pro rata bonus ($) (4)	Total ($) (5)
Robert G. Painter	475,000	9,527,274	1,100,000	20,478	1,320,338	12,443,090
David G. Barnes	267,800	2,972,148	1,030,000	10,636	393,192	4,673,776
Ronald J. Bisio	225,000	1,329,561	808,000	20,478	324,966	2,708,005
Peter Large	225,000	1,212,832	900,000	18,628	333,559	2,690,019
Jennifer Lin (6)
Darryl R. Matthews	235,129	1,329,561	941,000	20,478	348,574	2,874,742
(1)The market value of the accelerated portion of the restricted stock units was calculated by using the closing price of the Company’s common stock at fiscal 2023 year end and current tracking at 2023 year end for performance awards. The market value of the accelerated portion of options was calculated by using the closing price of the Company's common stock at fiscal 2023 year end, less the exercise price of such options. The closing price of the Company's common stock at 2023 fiscal year end was $53.20.
(2)Life insurance payouts are based on the Named Executive Officer’s “benefit salary” which is defined as the Named Executive Officer’s base salary as of September 1st of the previous year. The life insurance payout is generally capped at a maximum amount of $1,100,000, which amount is reduced at a certain age of the insured.
(3)Health benefits reflect twelve months of COBRA premiums for the Named Executive Officer’s spouse and/or dependents, and are calculated as of fiscal year end using 2023 health plan rates.
(4)The bonus amount represents the amount of bonus accrued but unpaid at fiscal year end.
(5)Named Executive Officers are also entitled to additional death benefits due to a death caused by an accident while working for the Company or while traveling on Company business. Officers and vice presidents of the Company are entitled to an additional $500,000 if they die while traveling on Company business. An employee of the Company who dies in an accident while working for the Company will be entitled to receive an additional 2 times his or her base salary. Such amounts are not included in the table above.
(6)Ms. Lin left the Company before the end of the fiscal year, so information regarding potential death benefits has been omitted.
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CEO PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of all our employees, the annual total compensation of our President and Chief Executive Officer, Robert G. Painter, and the ratio of these two amounts.
We have determined the median of the annual total compensation of all our employees, excluding Mr. Painter, for 2023 to be $83,971. The annual total compensation of Mr. Painter, our CEO, was $14,954,642 for 2023, as reported in our “Summary Compensation Table.” The ratio of the annual total compensation of Mr. Painter to the median of the annual total compensation of all our employees was 178.1 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
As permitted by SEC rules, for purposes of calculating the pay ratio set forth above, we used the same median employee that we identified for purposes of our pay ratio disclosure last year, based on our determination that there was no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio. The process we used in 2022 to identify our median employee is set forth below:
•We selected the base salaries in effect as of December 30, 2022 and incentive awards based on the period from January 1 through December 30, 2022 as the compensation measure to be used to compare the compensation of our employees.
•We selected December 30, 2022 which is within the last three months of 2022, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonably efficient and economical manner. As of December 30, 2022, our employee population consisted of approximately 12,108 individuals, with approximately 5,290 employees in the United States and approximately 6,818 employees outside the United States. In determining this population, we considered the employees of our subsidiaries and all of our worldwide employees other than the CEO, whether employed on a full-time, part-time, or seasonal basis, except for our employees in Brazil (368 employees), South Africa (84 employees), Hungary (38 employees), Mexico (33 employees), Thailand (24 employees), Malaysia (14 employees), Poland (12 employees), Indonesia (11 employees), Ukraine (9 employees), and Bulgaria (3 employees), totaling 596 individuals. Such total was excluded pursuant to the de minimis exemption provided under Item 402(u), which permits a company to exclude up to 5% of its total employees who are located in countries outside the United States. We did not include any contractors or other non-employee workers in our employee population.
•We annualized the compensation for any full-time and part-time employees who commenced work during 2022. We did not make any cost-of-living adjustments.
•Having identified the median employee, we totaled all of the elements of the employee’s annual total compensation for 2022 in accordance with the requirements of the applicable SEC rules, using the same methodology we use for our named executive officers as set forth in our “Summary Compensation Table.”
Because the SEC rules for identifying the median of the annual total compensation of all our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio we are reporting, as those companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
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PAY VERSUS PERFORMANCE
Pay Versus Performance Table
Preliminary note: The amounts shown below as compensation actually paid in 2022, 2021 and 2020 are different than the amounts for those years that were shown in our proxy statement for our 2023 annual meeting of stockholders, as a result of updating our calculations for those years based on new interpretive guidance provided by the SEC in the past year.

Year	Summary Compensation Table total for PEO ($) (1)	Compensation actually paid to PEO ($) (2)	Average Summary Compensation Table total for non-PEO NEOs ($) (3)	Average compensation actually paid to non-PEO NEOs ($) (4)	Value of initial fixed $100 investment based on:		Net income (in millions) ($)	Annualized recurring revenue (in millions) ($) (6)
					Total shareholder return ($)	Peer group total shareholder return ($) (5)
2023	14,954,642	15,018,601	2,790,762	2,373,641	128	219	311.3	1,982.3
2022	16,134,366	(8,517,884)	2,700,601	(1,963,061)	121	139	449.7	1,603.7
2021	13,956,821	27,444,349	3,551,936	9,812,718	209	194	492.7	1,409.1
2020	12,590,537	24,701,292	2,893,607	8,077,129	160	144	389.9	1,295.8
(1)The principal executive officer (“PEO”) of the Company for each year shown in the table was Robert G. Painter, the Company’s CEO.
(2)Following are the adjustments made to the summary compensation table totals to determine the amounts shown as compensation actually paid for the PEO:

	2023 ($)	2022 ($)	2021 ($)	2020 ($)
(A) Pension Plans—Present Value: Deduct the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans	N/A	N/A	N/A	N/A
(B) Pension Plans—Service Costs: Add the aggregate of service cost and prior service cost for all defined benefit and actuarial pension plans	N/A	N/A	N/A	N/A
(C) Equity Awards
(1) Deduct the amounts reported in the Summary Compensation Table under “Stock Awards” and “Option Awards”:	-12,679,767	-14,116,649	-10,533,714	-11,713,201
(i) Add the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the year:	+15,166,916	+10,193,939	+12,516,060	+21,295,591
(ii) Add the amount equal to the change as of the end of the year (from the end of the prior year) in fair value of any awards granted in any prior year that are outstanding and unvested as of the end of the year:	-1,894,889	-19,570,851	+8,379,426	+1,548,864
(iii) Add, for awards that are granted and vest in the same year, the fair value as of the vesting date:	—	—	—	—
(iv) Add the amount equal to the change as of the vesting date (from the end of the prior year) in fair value of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the year:	-528,301	-1,158,689	+3,125,756	+979,501
(v) Subtract, for any awards granted in any prior year that fail to meet the applicable vesting conditions during the year, the amount equal to the fair value at the end of the prior year:	—	—	—	—
(vi) Add the dollar value of any dividends or other earnings paid on stock or option awards in the year prior to the vesting date that are not otherwise included in the total compensation for the year:	—	—	—	—
Total adjustments:	+63,959	-24,652,250	+13,487,528	+12,110,755
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(3)The non-PEO NEOs for each year shown in the table were:

2023	2022	2021	2020
David G. Barnes	David G. Barnes	David G. Barnes	David G. Barnes
Ronald J. Bisio	Ronald J. Bisio	Steven W. Berglund	Steven W. Berglund
Peter Large	Jennifer Lin	Manolis E. Kotzabasakis	James Langley
Jennifer Lin	Darryl R. Matthews	Darryl R. Matthews	Darryl R. Matthews
Darryl R. Matthews	Manolis E. Kotzabasakis
James Langley
(4)Following are the adjustments made to the summary compensation table totals to determine the amounts shown as compensation actually paid to the non-PEO NEOs:

	2023 ($)	2022 ($)	2021 ($)	2020 ($)
(A) Pension Plans—Present Value: Deduct the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans	N/A	N/A	N/A	N/A
(B) Pension Plans—Service Costs: Add the aggregate of service cost and prior service cost for all defined benefit and actuarial pension plans	N/A	N/A	N/A	N/A
(C) Equity Awards
(1) Deduct the amounts reported in the Summary Compensation Table under “Stock Awards” and “Option Awards”:	-1,795,303	-1,894,080	-2,445,223	-2,331,657
(i) Add the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the year:	+1,878,999	+1,032,833	+2,835,249	+3,823,176
(ii) Add the amount equal to the change as of the end of the year (from the end of the prior year) in fair value of any awards granted in any prior year that are outstanding and unvested as of the end of the year:	-187,119	-1,916,810	+1,242,432	+2,490,885
(iii) Add, for awards that are granted and vest in the same year, the fair value as of the vesting date:	—	—	—	—
(iv) Add the amount equal to the change as of the vesting date (from the end of the prior year) in fair value of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the year:	-177,256	-528,784	+4,628,324	+1,201,118
(v) Subtract, for any awards granted in any prior year that fail to meet the applicable vesting conditions during the year, the amount equal to the fair value at the end of the prior year:	-136,442	-1,356,821	—	—
(vi) Add the dollar value of any dividends or other earnings paid on stock or option awards in the year prior to the vesting date that are not otherwise included in the total compensation for the year:	—	—	—	—
Total adjustments:	-417,121	-4,663,662	+6,260,782	+5,183,522
(5)The peer group used for this data is the S&P 500 Information Technology Index, which is one of the peer groups used in the chart in Part II, Item 5 of the Company’s most recent annual report on Form 10-K.
(6)See Appendix A to this proxy statement for an explanation of the company-selected measure “annualized recurring revenue.”
Important Financial Performance Measures
Following is a tabular list of the most important financial performance measures used to link executive compensation actually paid to the Named Executive Officers during the last fiscal year to Company performance.

Measure	Explanation
Annualized recurring revenue	See Appendix A for an explanation of annualized recurring revenue
Revenue	The Company’s revenue in a specified period
Operating income	The Company’s operating income in a specified period
Adjusted EBITDA	See Appendix A for an explanation of Adjusted EBITDA
Total shareholder return	The total shareholder return of the Company’s stock over a specified period
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Relationships to Compensation Actually Paid
The following chart shows the relationship between the amounts calculated as compensation actually paid, for the PEO and for the non-PEO NEOs (averaged) and each of the Company’s total shareholder return and the peer group total shareholder return based on an initial $100 investment.
The following chart shows the relationship between the amounts calculated as compensation actually paid, for the PEO and for the non-PEO NEOs (averaged), and the Company’s net income.
The following chart shows the relationship between the amounts calculated as compensation actually paid, for the PEO and for the non-PEO NEOs (averaged), and the Company’s annualized recurring revenue (ARR).
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AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Audit Committee is a separately-designated standing committee of the Board, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, and operates under a written charter adopted by the Board. Among its other functions, the Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.
The Audit Committee has reviewed and discussed the Company’s consolidated financial statements and financial reporting process with the Company’s management, which has the primary responsibility for the Company’s consolidated financial statements and financial reporting processes, including establishing and maintaining adequate internal controls over financial reporting and evaluating the effectiveness of such internal controls. EY, the Company’s current independent registered public accounting firm, is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to U.S. generally accepted accounting principles and performing an audit and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee has reviewed and candidly discussed with EY the overall scope and plans of its audits, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting processes and accounting principles and judgment, and the clarity of disclosures in the Company’s consolidated financial statements.
The Audit Committee has discussed with EY those matters required to be discussed, by the SEC and by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). EY has provided the Audit Committee with the written disclosures and the letter required by the PCAOB. The Audit Committee has also discussed with EY its independence from management, and the Company and has also determined that EY’s provision of non-audit services (such as tax-related services) to the Company and its affiliates is compatible with maintaining the independence of EY with respect to the Company and its management.
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the fiscal year ended December 29, 2023.
Submitted by the Audit Committee of the Company’s Board of Directors,

Kaigham (Ken) Gabriel	Mark S. Peek, Chair	Thomas Sweet
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SECURITY OWNERSHIP AND RELATED STOCKHOLDER MATTERS
In the following tables, we have computed beneficial ownership in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, all shares of common stock subject to options, restricted stock units, or warrants held by that person that are exercisable within 60 days of the Record Date are counted as outstanding (but such shares are not counted as outstanding for purposes of computing the percentage ownership of any other person). To our knowledge, except as indicated in the footnotes to the tables below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
The applicable percentage of share ownership in the tables is based on 244,207,611 shares of the Company’s common stock outstanding as of April 1, 2024, the Record Date.
Security Ownership of Certain Beneficial Owners
The following table sets forth the shares of the Company’s common stock beneficially owned as of the Record Date by the persons known to the Company to be the beneficial owners of more than five percent of the Company’s outstanding common stock.

Name and Address	Amount and Nature of Beneficial Ownership (#)		Percent of Class
The Vanguard Group 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	29,213,603	(1)	12.0%
BlackRock, Inc. 50 Hudson Yards, New York, New York, 10001	19,423,674	(2)	8.0%
Capital International Investors 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	14,097,499	(3)	5.8%
(1)The information is based upon, and is included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed with the SEC on February 13, 2024 regarding ownership as of December 29, 2023. The Vanguard Group has shared voting power over 304,962 shares, sole dispositive power over 28,171,604 shares, and shared dispositive power over 1,041,999 shares.
(2)The information is based upon, and is included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed with the SEC on January 26, 2024. BlackRock, Inc. has sole voting power over 17,544,185 shares and sole dispositive power over all of the shares listed. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares but no one person’s interest in the shares is more than five percent of the total outstanding shares of the Company's common stock.
(3)The information is based upon, and is included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filing with the SEC on February 7, 2024 by Capital International Investors (CII). CII is a division of Capital Research and Management Company (CRMC). CII divisions of CRMC and Capital Bank and Trust Company, along with certain CRMC subsidiaries, collectively provide investment management services under the name “Capital International Investors.” CII has sole voting power over 13,907,829 shares and sole dispositive power over all of the shares listed.
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Security Ownership of Management
The following table sets forth the shares of the Company’s common stock beneficially owned as of the Record Date (unless otherwise noted below) by: (i) all directors and nominees; (ii) all executive officers of the Company named in the Summary Compensation Table presented in this proxy statement; and (iii) all directors and executive officers of the Company, as a group.

Name and Address (1)	Amount and Nature of Beneficial Ownership (#) (2)		Percent of Class (%)
David G. Barnes	131,230	(3)	*
Ronald J. Bisio	93,107	(4)	*
James C. Dalton	6,300		*
Börje Ekholm	50,679		*
Kaigham (Ken) Gabriel	18,447		*
Peter Large	19,909	(5)	*
Jennifer Lin	29,442	(6)	*
Meaghan Lloyd	42,164		*
Darryl R. Matthews	62,480	(7)	*
Ronald S. Nersesian	5,517		*
Robert G. Painter	573,708	(8)	*
Mark S. Peek	81,562		*
Kara Sprague	—		*
Thomas Sweet	8,046		*
Johan Wibergh	26,255		*
All directors and executive officers as a group (17 persons)	1,159,014	(9)	*
  *    Indicates less than 1%.
(1)The business address of each of the persons named in this table is: c/o Trimble Inc, 10368 Westmoor Dr, Westminster, CO 80021.
(2)As indicated in specific footnotes below, these numbers include shares subject to options, RSUs and PRSUs that are scheduled to vest within 60 days of the Record Date. The number of shares that will vest for performance-based awards was calculated using target levels of performance.
(3)Includes 63,566 unissued shares that are vested or scheduled to vest within 60 days of the Record Date.
(4)Includes 16,489 unissued shares that are vested or scheduled to vest within 60 days of the Record Date.
(5)Includes 14,191 unissued shares that are vested or scheduled to vest within 60 days of the Record Date.
(6)Includes 12,964 unissued shares that are vested or scheduled to vest within 60 days of the Record Date.
(7)Includes 24,367 unissued shares that are vested or scheduled to vest within 60 days of the Record Date.
(8)Includes 341,307 unissued shares that are vested or scheduled to vest within 60 days of the Record Date.
(9)Includes 456,484 unissued shares that are vested or scheduled to vest within 60 days of the Record Date. Excludes an aggregate of 91,922 shares held by Ms. Lin and Mr. Matthews, who are no longer executive officers of the Company.
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Equity Compensation Plan Information
The following table sets forth certain information, as of December 29, 2023, regarding the Company’s equity compensation plans. The Company does not have any equity compensation plans that were not approved by security holders. For a complete description of the Company’s equity compensation plans, please see Note 14 to the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2023, included in the Company’s annual report on Form 10-K filed with the SEC on February 26, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Plan Category	(Column A)	(Column B)	(Column C)
Equity compensation plans approved by security holders	5,946,426 (1)	$45.45 (2)	16,145,341 (3)
(1)Reflects the number of shares underlying outstanding stock options (456,934 shares), shares issuable upon the vesting of RSUs (4,313,923 shares), and shares issuable upon the vesting of PRSUs based on the target number of shares to be issued under the awards (1,175,569 shares). If the PRSUs were to vest at the maximum payout, an additional 868,804 shares would be issued upon vesting.
(2)The weighted-average exercise price relates to the outstanding stock options included in column (A).
(3)Consists of 11,529,883 shares available for issuance under the 2002 Stock Plan and 4,615,458 shares available for issuance under the Employee Stock Purchase Plan. Does not include the additional shares that the Company is asking its stockholders to approve via Item 4 of this proxy statement.
Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, as well as persons who beneficially own more than 10% of a registered class of the Company’s equity securities during the fiscal year ended December 29, 2023, file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.
To the Company’s knowledge, based solely on its review of the copies of such forms received by the Company, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with on a timely basis during the fiscal year ended December 29, 2023, except that one report on Form 4 due by Robert Painter was filed one day late.
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Certain Relationships and Related Transactions
The Company reviews all relationships and transactions between the Company, on the one hand, and our directors, executive officers or their immediate family members, on the other hand, to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction with the Company. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions with the Company that are determined to be directly or indirectly material to a related person are disclosed in the Company’s applicable SEC filings.
In addition, certain aspects of such types of transactions are the subject of the Company’s Business Ethics and Conduct Policy. This policy applies to all of the Company’s employees, directors and officers and is available on the Company’s website at investor.trimble.com/governance. Pursuant to the policy all employees must seek a waiver or approval from the Company’s Compliance Officer for all actual or apparent conflicts of interests. Waivers affecting the Company’s officers or members of the Board must be approved by the Board. The Company’s officers must report any violations of the policy to the Company’s Compliance Officer or the Chairperson of the Board. The Company’s compliance officer is the Company’s general counsel, the chairperson of the Audit Committee in the general counsel’s absence, or such other person as the Board may designate.
In determining whether to approve or ratify a related party transaction, the compliance officer may consider all relevant facts and circumstances, including the following factors:
•the nature of the related person’s interest in the transaction;
•the material terms of the transaction, including the amount involved and type of transaction and whether the terms are at least as favorable to the Company as those available from non-related parties;
•the importance of the transaction to the related person and to the Company;
•whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its stockholders; and
•any other matters the Audit Committee or other committee, as applicable, deems appropriate.
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GENERAL INFORMATION
Information Concerning Solicitation and Voting
Record Date and Shares Outstanding
Stockholders of record at the close of business on April 1, 2024 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 244,207,611 shares of common stock, $0.001 par value. A list of stockholders entitled to vote at the Annual Meeting is expected to be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting, and during the Annual Meeting such list will be available for examination at www.virtualshareholdermeeting.com/TRMB2024 by using the 16-digit control number included on your Notice or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email.
Proxies and Revocability
The proxy card provided in conjunction with this proxy statement, to be used in connection with the Annual Meeting, grants the proxy holder discretionary authority to vote on any matter properly raised at the Annual Meeting.
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attn: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the internet) or by attending the virtual meeting and voting live via the internet at www.virtualshareholdermeeting.com/TRMB2024. Attendance at the meeting will not, by itself, revoke a proxy.
Solicitation of Proxies
The entire cost of this proxy solicitation will be borne by the Company. The Company has retained the services of Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to solicit proxies, for which services the Company has agreed to pay approximately $9,000 as well as a solicitation charge per stockholder in the event individual holders are solicited. In addition, the Company will also reimburse certain out-of-pocket expenses in connection with such proxy solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone, or facsimile.
Voting
Each share of common stock outstanding on the Record Date is entitled to one vote on all matters. An automated system administered by the Company’s agent tabulates the votes.
Abstentions and broker non-votes are each included in the determination of the presence or absence of a quorum at the Annual Meeting. The required quorum is a majority of the shares outstanding on the Record Date. Abstentions and broker non-votes will be taken into account only for purposes of determining whether a quorum is present, and will not be taken into account in determining the outcome of any of the items submitted to a vote of the stockholders.
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting power with respect to that item and has not received instructions with respect to that item from the beneficial owner, despite voting on at least one other item for which it does have discretionary authority or for which it has received instructions. If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions, under the rules that govern brokers who are record owners of shares that are held in street name for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed
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shares on routine matters but have no discretion to vote them on non-routine matters. Item 3 is a routine matter. Items 1, 2 and 4 are non-routine matters.
The vote required for approval of each of the proposals is set forth under each proposal.
Voting via the Internet or by Telephone
Stockholders may vote by submitting proxies electronically either via the internet or by telephone or, if they request paper copies of the proxy materials, they may complete and submit a paper version of the proxy card. Please note that there are separate arrangements for voting via the internet and by telephone depending on whether shares are registered in the Company’s stock records directly in a stockholder’s name or whether shares are held in the name of a brokerage firm or bank. Detailed electronic voting instructions can be found on the Notice mailed to each stockholder.
In order to allow individual stockholders to vote their shares and to confirm that their instructions have been properly recorded, the internet and telephone voting procedures have been designed to authenticate each stockholder’s identity. Stockholders voting via the internet should be aware that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies that will be borne solely by the individual stockholder. If you submit a proxy via the internet or by telephone, you do not need to return your proxy card.
Voting During the Virtual Annual Meeting
You will need the 16-digit control number included on your Notice or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/TRMB2024. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
Registered Stockholders
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., Inc., you are considered to be the registered stockholder with respect to those shares. A Notice for registered stockholders was mailed directly to you by our mailing agent, Broadridge Investor Communications, Inc. Registered stockholders have the right to vote live via the internet at
www.virtualshareholdermeeting.com/TRMB2024.
Beneficial Stockholders
If your shares are held in a brokerage account or by another nominee, you are considered to be a beneficial stockholder of those shares. A Notice for beneficial stockholders was forwarded to you together with voting instructions. In order to vote via the internet at the Annual Meeting, beneficial stockholders must obtain a “legal proxy” from the broker, trustee or nominee that holds their shares. Without a legal proxy, beneficial owners will not be allowed to vote live via the internet at www.virtualshareholdermeeting.com/TRMB2024.
Internet Availability of Proxy Materials
Under the “notice and access” rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. As a result, on or about April 16, 2024, we mailed our stockholders a notice of internet availability of proxy materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The notice of internet availability also instructs you on how to access your proxy card to vote through the internet or by telephone, but is not a proxy card and cannot be used to vote your shares.
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This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help minimize the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the notice of internet availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Deadline for Receipt of Stockholder Proposals for 2025 Annual Meeting
Stockholders are entitled to present proposals for action at future stockholder meetings of the Company if they comply with the requirements of the appropriate proxy rules and regulations promulgated by the SEC.
Proposals of stockholders which are intended to be considered for inclusion in the Company’s proxy statement and form of proxy related to the Company’s 2025 annual meeting of stockholders must be received by the Company at its principal executive offices (Attn: Corporate Secretary – Stockholder Proposals, Trimble Inc. at 10368 Westmoor Dr, Westminster, CO 80021) no later than December 17, 2024. Stockholders interested in submitting such a proposal are advised to retain knowledgeable legal counsel with regard to the detailed requirements of the applicable securities laws. The timely submission of a stockholder proposal to the Company does not guarantee that it will be included in the Company’s applicable proxy statement.
Stockholders who wish to offer proposals at the Annual Meeting must send notice to the Company with information concerning the proposal, the stockholder giving such notice, and any beneficial owner on whose behalf the proposal is made, as specified in the bylaws, which notice in order to be timely must be received by the Company not earlier than January 30, 2025 and not later than March 1, 2025, except if the annual meeting for 2025 is called for a date earlier than April 30, 2025 or later than June 29, 2025, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting for 2025 is mailed or the date the Company announces the date of the annual meeting for 2025, whichever occurs first. The proxy holders for the Company’s 2025 annual meeting of stockholders will have the discretionary authority to vote against any stockholder proposal that is not timely if it is properly raised at such annual meeting, even though such stockholder proposal is not discussed in the Company’s proxy statement related to that stockholder meeting.
Stockholders who wish to nominate one or more candidates for election as a director must send notice to the Company with the information and undertakings concerning the nominee, the stockholder giving such notice, and any beneficial owner on whose behalf the nomination is made, as specified in the bylaws, which notice in order to be timely must be received by the Company not earlier than January 30, 2025 and not later than March 1, 2025, except if the annual meeting for 2025 is called for a date earlier than April 30, 2025 or later than June 29, 2025, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting for 2025 is mailed or the date the Company announces the date of the annual meeting for 2025, whichever occurs first.
The Company’s bylaws also allow eligible stockholders to nominate a candidate for election as a director in accordance with the “proxy access” provisions of the bylaws, which permit a nominating group of up to 20 stockholders owning 3% or more of our common stock continuously for at least three years to nominate director candidates constituting up to the greater of (i) 20% of the number of directors in office on December 17, 2024 or (ii) two; provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Company’s bylaws. Eligible stockholders who wish to nominate a candidate or candidates for inclusion in the proxy statement and form of proxy related to the Company’s 2025 annual meeting of stockholders in accordance with such “proxy access” provisions must send notice to the Company in compliance with the requirements set forth in its bylaws, which must be received by the Company not earlier than November 17, 2024 and not later than December 17, 2024.
Additional Information Regarding this Proxy Statement
Eliminating Duplicate Mailings (“Householding”)
As permitted by the Securities Exchange Act of 1934, we may deliver only one Notice or one paper copy of this proxy statement to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Notice or the paper version of the proxy statement, respectively, as applicable. Stockholders that reside at the same address and receive multiple copies of the
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Notice of the paper version of the proxy statement may request delivery of only one copy of the Notice or proxy statement, as applicable, by directing a notice to the Company’s Investor Relations department at the address below.
The Company will promptly deliver, upon oral or written request, a separate copy of the Notice or this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company at its principal executive offices (listed below), Attention: Investor Relations.
Annual Report on Form 10-K
A copy of the Company’s annual report on Form 10-K may be obtained by sending a written request to the Company at its principal executive offices (listed below), Attention: Investor Relations. Full copies of the Company’s annual report on Form 10-K for the 2023 fiscal year, and proxy statement, each as filed with the SEC are available via the internet at the Company’s web site at investor.trimble.com/annuals-and-proxies.
Principal Executive Offices
The Company’s principal executive offices are located at 10368 Westmoor Dr, Westminster, CO 80021. The telephone number at that address is (720) 887-6100.
Information Referenced in this Proxy Statement
The content of the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.
Forward-looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy, our environmental, social, and governance goals, commitments, and strategies, and our executive compensation program. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks, uncertainties, and other important factors that are discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.
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APPENDIX A
Reconciliation of GAAP to non-GAAP financial measures
This proxy statement contains information regarding financial measures that are not calculated in accordance with GAAP. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The non-GAAP financial measures included in this proxy statement, and the adjustments to comparable GAAP measures, are set forth below:
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company.
Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense, cloud computing amortization, and income from equity method investments, net. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is not intended to purport to be an alternative to net income or operating income as a measure of operating performance or cash flow from operating activities as a measure of liquidity. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation, and amortization of purchased intangibles and cloud computing costs.

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GAAP TO NON-GAAP RECONCILIATION (dollars in millions, except per share data) (unaudited)
	Fiscal Year
	2023		2022
	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:	$3,798.7		$3,676.3

GROSS MARGIN:
GAAP gross margin:	$2,332.8	61.4%	$2,105.6	57.3%
Amortization of purchased intangible assets	108.7		85.0
Acquisition / divestiture items	0.5		0.2
Stock-based compensation / deferred compensation	15.0		12.1
Restructuring and other costs	(0.1)		1.7
Non-GAAP gross margin:	$2,456.9	64.7%	$2,204.6	60.0%

OPERATING INCOME:
GAAP operating income:	$448.8	11.8%	$510.9	13.9%
Amortization of purchased intangible assets	212.3		131.6
Acquisition / divestiture items	72.4		32.8
Stock-based compensation / deferred compensation	151.1		112.0
Restructuring and other costs	50.1		54.2
Non-GAAP operating income:	934.7	24.6%	$841.5	22.9%

NET INCOME:
GAAP net income:	$311.3	8.2%	$449.7	12.2%
Amortization of purchased intangible assets	212.3		131.6
Acquisition / divestiture items	35.9		(74.7)
Stock-based compensation / deferred compensation	145.3		120.5
Restructuring and other costs	51.4		60.2
Non-GAAP tax adjustments	(92.5)		(27.0)
Non-GAAP net income:	$663.7	17.5%	$660.3	18.0%

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share:	$1.25		$1.80
Amortization of purchased intangible assets	0.85		0.53
Acquisition / divestiture items	0.14		(0.30)
Stock-based compensation / deferred compensation	0.58		0.48
Restructuring and other costs	0.21		0.24
Non-GAAP tax adjustments	(0.37)		(0.11)
Non-GAAP diluted net income per share:	$2.66		$2.64

ADJUSTED EBITDA:
GAAP operating income:	448.8		510.9
Amortization of purchased intangible assets	212.3		131.6
Acquisition / divestiture items	72.4		32.8
Stock-based compensation / deferred compensation	151.1		112.0
Restructuring and other costs	50.1		54.2
Non-GAAP operating income:	934.7		841.5
Depreciation expense and cloud computing amortization	46.9		44.7
Income from equity method investments, net	28.1		31.1
Adjusted EBITDA:	$1,009.7	26.6%	$917.3	25.0%

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Organic revenue growth
Organic revenue growth is a non-GAAP measure that refers to revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that are not indicative of ongoing performance or impact comparability with the prior year.

2023
Change versus 2022	Change

Change in revenue	3%
Acquisitions	4%
Divestitures	(2)%
Organic growth	1%
Annualized Recurring Revenue (ARR)
ARR represents the estimated annualized value of recurring revenue. ARR is calculated by taking our subscription, maintenance and support, and recurring transaction revenue for the current quarter and adding the portion of the contract value of all our term licenses attributable to the current quarter, then dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures. ARR and organic ARR should be viewed independently of revenue and deferred revenue as they are performance measures and are not intended to be combined with or to replace either of those items.

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APPENDIX B
TRIMBLE INC.
AMENDED AND RESTATED 2002 STOCK PLAN
(as amended and restated [●] 2024)
1.    Purposes of the Plan. The purposes of this Amended and Restated 2002 Stock Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
Grants under the Plan may be Awards, Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.
2.    Definitions. As used herein, the following definitions shall apply:
(a)    “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
(b)    “Affiliate” means any “parent” or “subsidiary” as such terms are defined in Rule 405 of the U.S. Securities Act of 1933, as amended. The Administrator shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c)    “Applicable Laws” means the requirements relating to the administration of stock incentive plans under U.S. state corporate laws, U.S. federal, state and foreign securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Awards are, or will be, granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.
(d)    “Award” means a grant of Shares, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, or of any other right to receive Shares or cash pursuant to Section 11 of the Plan.
(e)    “Award Agreement” means a written or electronic form of notice or agreement between the Company and an Awardee evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.
(f)    “Awarded Stock” means the Common Stock subject to an Award.
(g)    “Awardee” means the holder of an outstanding Award.
(h)    “Board” means the board of directors of the Company.
(i)    “Change in Control” means the occurrence of any of the following events:
(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(iii)    A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(iv)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company

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outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company or the ultimate parent entity in substantially the same proportions of their ownership after the transaction.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
(j)    “Code” means the U.S. Internal Revenue Code of 1986, as amended.
(k)    “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
(l)    “Common Stock” means the common stock of the Company.
(m)    “Company” means Trimble Inc., a Delaware corporation, or any successor thereto.
(n)    “Consultant” means any natural person, including an advisor, rendering services to the Company or a Parent or Subsidiary or Affiliate and the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
(o)    “Director” means a member of the Board.
(p)    “Disability” means that the Awardee or Optionee would qualify to receive benefit payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Subsidiary or Affiliate to which the Awardee or Optionee provides services regardless of whether the Awardee or Optionee is covered by such policy. If the Company or Subsidiary or Affiliate to which the Awardee or Optionee provides service does not have a long-term disability plan in place, “Disability” means that an Awardee or Optionee is unable to carry out the responsibilities and functions of the position held by the Awardee or Optionee by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. An Awardee or Optionee shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code and for purposes of an Award that is subject to Section 409A of the Code, “Disability” shall have the meaning under Section 409A of the Code to the extent necessary to comply with such Section.
(q)    “Dividend Equivalents” means rights granted to an Awardee related to the Award of Restricted Stock Units or other Awards for which Shares have not been issued yet, which is a right to receive the equivalent value of dividends paid on the Shares prior to vesting of the Award. Such Dividend Equivalents shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.
(r)    “Effective Date” means the date that stockholders approve the amendment and restatement of the Plan, as approved by the Board on February 20, 2024.
(s)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or Affiliate of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or protected under applicable local laws, as interpreted by the Company or (ii) transfers between locations of the Company or between the Company,

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its Parent, any Subsidiary or Affiliate, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the last day of the three month period of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
(t)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(u)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed or traded on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator, and to the extent applicable, in compliance with Section 409A of the Code.
Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-U.S. law and for such other purposes as the Administrator deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award or an Option, the Fair Market Value shall be determined by the Company in accordance with Applicable Laws and uniform and nondiscriminatory standards adopted by it from time to time.
(v)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(w)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option or an Incentive Stock Option that fails to so qualify.
(x)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(y)    “Option” means a stock option granted pursuant to the Plan.
(z)    “Option Agreement” means a written or electronic form of notice or agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
(aa)    “Optioned Stock” means the Common Stock subject to an Option.
(bb)    “Optionee” means the holder of an outstanding Option.
(cc)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(dd)     “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an Awardee for a Performance Period. The Performance Criteria that will be used to establish Performance Goals which include, but are not limited to, the following: earnings or net earnings (either before or after interest, taxes, depreciation and/or amortization), economic value-added, sales or revenue, annual recurring revenue (ARR), income, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow),

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cash flow return on capital, return on assets or net assets, return on stockholders’ equity, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per Share, price per Share, market share, new products, customer penetration, technology and risk management, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
(ee)    “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Subsidiary or Affiliate, or the performance of an individual. The Administrator, in its discretion, may, appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Awardees (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event (including arising from litigation), or development, or (b) in recognition of, or in anticipation of, any other unusual, infrequently occurring or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
(ff)    “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured.
(gg)    “Plan” means this Amended and Restated 2002 Stock Plan, as amended from time to time.
(hh)    “Restricted Stock” means Shares subject to certain restrictions, granted pursuant to Section 8 of the Plan.
(ii)    “Restricted Stock Unit” means the right to receive a Share, or the Fair Market Value of a Share in cash, granted pursuant to Section 9 of the Plan.
(jj)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(kk)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(ll)    “Service Provider” means an Employee, Director or Consultant.
(mm)    “Share” means a share of Common Stock, par value $0.001 per share, as adjusted in accordance with Section 13 of the Plan.
(nn)    “Stock Appreciation Right” means the right, granted pursuant to Section 10 of the Plan, to receive a payment, equal to the excess of the Fair Market Value of a specified number of Shares on the date the Stock Appreciation Right is exercised, over the grant price of the Shares.
(oo)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(pp)    “Tax-Related Items” means U.S. federal, state and/or local taxes, and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item that may be due) required by law to be withheld, including any employer liability shifted to the Awardee or Optionee under the terms of the Award or Option Agreement or otherwise.
3.    Stock Subject to the Plan.
(a)    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be awarded or optioned and delivered under the Plan is 102,570,248 Shares; provided, however, that the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall in no event exceed 102,570,248 Shares. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any

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Shares that are subject to any Awards other than Options or Stock Appreciation Rights or other Awards which Awardees pay full value for (as determined on the date of the grant) shall be counted against this limit as 1.69 Shares for every one (1) Share granted. The Shares issued hereunder may be authorized, but unissued, or reacquired Common Stock, including Shares purchased on the open market.
(b)    If an Award or Option expires, is cancelled or forfeited or becomes unexercisable without having been exercised in full or otherwise settled in full, or is settled in cash, the undelivered Shares which were subject thereto shall, unless the Plan has terminated, become available for future Awards or Options under the Plan. Any Shares that become available for the grant of Awards or Option pursuant to the foregoing sentence shall be added back in accordance with the following: (i) if the Shares were subject to Options or Stock Appreciation Rights, Shares will be added back as one (1) Share for every Share subject to the Options or Stock Appreciation Rights; (ii) if the Shares were subject to Awards other than Stock Appreciation Rights, Shares will be added back as 1.69 Shares for every Share subject to the Award. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to this Plan. The payment of Dividend Equivalent rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)    Notwithstanding anything to the contrary contained herein, the following shall not be added back to the shares of Common Stock authorized for grant under Section 3(a) of the Plan: (i) Shares subject to an Option surrendered in payment of the Option exercise price; (ii) Shares subject to an Option, Stock Appreciation Right or Award to satisfy any withholding obligations for Tax-Related Items with respect to the Option, Stock Appreciation Right or Award, (iii) Shares that are not issued as a result of a net settlement of a Stock Appreciation Right, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. For purposes of this Section 3(c) and for the avoidance of any doubt, “surrendered” includes the tendering of Shares held by the Optionee or Awardee, as applicable, or withheld from an Option or Award, as applicable, voluntarily by the Optionee or Awardee, as applicable, or mandatorily by the Company.
4.    Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by the Board or by a Committee comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 and the transactions contemplated hereunder shall otherwise be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)    Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee to which the Board has delegated to serve as the Administrator, which Committee shall be constituted to satisfy Applicable Laws.
(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
(i)    to select the Service Providers to whom Awards or Options may be granted hereunder;
(ii)    to determine the number of shares of Common Stock or other amounts to be covered by each Award or Option granted hereunder and to determine the amount, if any, of cash payment to be made to an Awardee;
(iii)    to approve forms of Award or Option agreements for use under the Plan;

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(iv)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award or Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on Performance Criteria), the time or times when Awards vest (which may be based on Performance Criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Option or Award is granted or thereafter;
(v)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vi)    to establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan, including adopting sub-plans to the Plan or special terms for Options or Awards, for the purposes of complying with non-U.S. laws, facilitate the administration of the Plan outside the United States and/or taking advantage of tax favorable treatment for Options and Awards granted to Service Providers outside the United States (as further set forth in Section 5 of the Plan);
(vii)    to modify or amend each Award or Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; provided, however, that the Administrator shall not have the discretionary authority to accelerate or delay issuance of Shares under an Option or Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, except to the extent that such acceleration or delay may, in the discretion of the Administrator, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code;
(viii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award or Option previously granted by the Administrator; and
(ix)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Awardees and Optionees and any other holders of Awards or Options.
(d)    Delegation of Authority. To the extent permitted by Applicable Law and the Company’s corporate governing documents, the Administrator, from time to time, may delegate to one or more persons or body the authority vested in the Board or Committee under the Plan, provided that the Plan and Awards to Service Providers who are subject to Section 16 of the Exchange Act shall be administered (including the grants of Awards) in accordance with Section 4(a)(ii) of the Plan, and Plans and Awards to Service Providers to whom authority has been delegated hereunder shall be administered (including the grants of Awards) by persons other than the delegates.
(e)    For the avoidance of doubt, to the extent permitted by Applicable Law and provided it meets the limitations of Section 4(d) of the Plan, any delegation hereunder shall include the right to modify Awards as necessary to accommodate changes in Applicable Laws, including in jurisdictions outside the United States. Furthermore, any delegation hereunder shall be subject to the restrictions and limitations that the Administrator specifies at the time of such delegation, and the Administrator may rescind at any time the authority so delegated and/or appoint a new delegatee. At all times, the delegatee appointed under Section 4(d) of the Plan shall serve in such capacity at the pleasure of the Administrator.
5.    Eligibility. Nonstatutory Stock Options and Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or a Parent or Subsidiary of the Company. In order to comply with, or recognize differences in, the laws in other countries in which the Company and its Affiliates operate or have Service Providers and facilitate the administration of the Plan in other countries, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Service Providers outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Option or Award granted to Service Providers outside the United States to comply or facilitate compliance with applicable laws outside the United States; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be

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necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Service Providers in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 3 of the Plan; and (v) take any action, before or after an Option or Award is granted, that it deems advisable to obtain or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Option or Award under the Plan or on death, disability, retirement or other termination of employment or service, available methods of exercise or settlement of an Option or Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Service Provider, the withholding procedures and handling of any stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Options or Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other Applicable Laws or give rise to stockholder approval. A Service Provider who is subject to taxation in the U.S. and who is providing services to an Affiliate of the Company may be granted Options or Stock Appreciation Rights under this Plan only if the Company qualifies as an “eligible issuer of service recipient stock” within the meaning of the Treasury Regulations promulgated under Section 409A of the Code.
6.    Limitations.
(a)    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
(b)    Neither the Plan nor any Award or Option shall confer upon an Awardee or Optionee any right with respect to continuing that individual’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Awardee’s or Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.
(c)    Notwithstanding any other provision in the Plan or in any policy of the Company regarding compensation payable to a non-employee Director, the aggregate grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Options and Awards payable in Common Stock that may be granted under the Plan to an individual as compensation for services as a non-employee Director during any calendar year, shall not exceed $750,000.
7.    Stock Options. The Administrator is authorized to make grants of Options to any Service Provider on the terms stated below.
(a)    Term. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
(b)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
(i)    In the case of an Incentive Stock Option
(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

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(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)    In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant (A) when issued in substitution for outstanding options of an entity acquired by the Company or any Subsidiary, or (B) pursuant to a merger or consolidation of or by the Company with or into another corporation, the purchase or acquisition of property or stock by the Company of another corporation, any spin-off or other distribution of stock or property by the Company or another corporation, any reorganization of the Company, or any partial or complete liquidation of the Company, if such action by the Company or other corporation results in a significant number of Employees being transferred to a new employer or discharged, or in the creation or severance of the Parent-Subsidiary relationship.
(c)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
(d)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
(i)    cash;
(ii)    check;
(iii)    other Shares already owned by the Optionee (for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(iv)    consideration received by the Company under a cashless exercise program approved by the Company;
(v)    a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;
(vi)    with the consent of the Administrator, Shares withheld by the Company that are otherwise issuable in connection with the exercise of the Option;
(vii)    any combination of the foregoing methods of payment; or
(viii)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
(e)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. At the discretion of the Administrator, vesting of Awards and Options granted hereunder shall be suspended during any unpaid leave of absence to the extent permitted under Applicable Laws. An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company (or its designated agent) receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option or such person’s authorized agent, (ii) full payment for the Shares with respect to which the Option is exercised and (iii) satisfaction of any Tax-Related Items. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the

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Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for delivery under the Option, by the number of Shares as to which the Option is exercised.
(f)    Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, for any reason, the Option shall immediately terminate as to all of the Optioned Stock that is not vested at such time, all unvested Optioned Stock covered by the Option shall be forfeited, and such forfeited Shares shall revert to the Plan.
(i)    If an Optionee ceases to be a Service Provider other than upon the Optionee’s death, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination or, in the case of termination upon disability, twelve (12) months following the Optionee’s termination. If the Optionee does not exercise his or her Option within the time specified herein, the unexercised Option shall terminate, the Optioned Stock subject to the unexercised Option shall be forfeited and the forfeited Shares shall revert to the Plan.
(ii)    If an Optionee dies while a Service Provider or within thirty (30) days of ceasing to be a Service Provider (or such longer period of time not exceeding three (3) months as is determined by the Administrator), the Option may be exercised following the Optionee’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If the Option is not so exercised within the time specified herein, the unexercised Option shall terminate, the Optioned Stock subject to the unexercised Option shall be forfeited and the forfeited Shares shall revert to the Plan.
(g)    Option Agreement. All Options granted under this Plan shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by an Option Agreement.
8.    Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
(a)    Purchase Price. At the time of the grant of an Award of Restricted Stock, the Administrator shall determine the price, if any, to be paid by the Awardee for each Share subject to the Award of Restricted Stock. To the extent required by Applicable Laws, the price to be paid by the Awardee for each Share subject to the Award of Restricted Stock shall not be less than the amount required by Applicable Laws (if any). The purchase price of Shares (if any) acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Administrator, by services rendered or to be rendered to the Company or a Subsidiary or Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Administrator in its sole discretion and in compliance with Applicable Laws.
(b)    Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.
(c)    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Awardee, certificates shall bear an appropriate legend referring to the

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terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
9.    Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. On or after the vesting date (as further described in Section 12(g) of the Plan), the Company shall transfer to the Awardee one Share for each Restricted Stock Unit. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Administrator, in its sole discretion.
10.    Stock Appreciation Rights. The Administrator is authorized to make Awards of Stock Appreciation Rights to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
(a)    Description. A Stock Appreciation Right shall entitle the Awardee (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the Stock Appreciation Right is exercised over (B) the grant price of the Stock Appreciation Right and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Administrator may impose.
(b)    Grant Price. The grant price per Share subject to a Stock Appreciation Right shall be determined by the Administrator and set forth in the Award Agreement; provided that, the per Share grant price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
(c)    Payment and Limitations on Exercise.
(i)    Payment of the amounts determined under Section 10 of the Plan hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.
(ii)    To the extent any payment under Section 10 of the Plan is effected in Shares, it shall be made subject to satisfaction of all applicable provisions of Section 7 of the Plan pertaining to Options.
(d)    Term. The term of any Stock Appreciation Right shall be no longer than ten (10) years from the date of grant.
11.    Other Awards. The Administrator is authorized under the Plan to make any other Award to a Service Provider that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of Performance Goals or other conditions, or (iii) any other right with the value derived from the value of the Shares. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Awardees on such terms and conditions as determined by the Administrator from time to time.
12.    General Provisions Applicable to All Awards.
(a)    Transferability of Awards and Options. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and, may be exercised, during the lifetime of the Optionee, only by the Optionee. Unless determined otherwise by the Administrator, an Award or Nonstatutory Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised (if applicable), during the lifetime of the Optionee or Awardee, only by the Optionee or Awardee. If the Administrator makes an Award or Nonstatutory Stock Option transferable, such Award or Nonstatutory Stock Option shall contain such additional terms and conditions as the Administrator deems appropriate.

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(b)    Term. Except as otherwise provided herein, the term of any Award or Option (to the extent applicable) shall be no longer than ten (10) years from the date of grant.
(c)    Exercise and Vesting upon Termination of Employment or Service. Unless otherwise set forth in the Award Agreement, all unvested Awards will terminate effective upon termination of employment or service for any reason. All Shares subject to unvested Awards that terminate upon termination of service and all unexercised Awards after expiration of the post termination will revert to the Plan.
(d)    Form of Payment. Payments with respect to any Awards granted under the Plan shall be made in cash, in Shares, or a combination of both, as determined by the Administrator.
(e)    Award Agreement. All Awards under this Plan shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by an Award Agreement.
(f)    Date of Grant. The date of grant of an Award or Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Award or Option, or such other later date as is determined by the Administrator in accordance with Applicable Laws. Notice of the determination shall be provided to each Awardee and Optionee within a reasonable time after the date of such grant.
(g)    Timing of Settlement. At the time of grant, the Administrator shall specify the settlement date applicable to an Award, which shall be no earlier than the vesting date(s) applicable to the relevant Award and may be later than the vesting date(s) to the extent and under the terms determined by the Administrator, subject to compliance with Section 409A of the Code. Until an Award has been settled, the number of Shares subject to the Award shall be subject to adjustment pursuant to Section 13(a) of the Plan.
(h)    No Stockholder Rights. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, Stock Appreciation Right or Award, notwithstanding the exercise of an Option or Stock Appreciation Right or the vesting of a Restricted Stock Unit. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13(a) of the Plan.
(i)    Dividends; Dividend Equivalents. The Administrator may determine at the time of grant whether Awards (other than those Awards pursuant to which Shares are issued at grant) will provide for Dividend Equivalent rights on such terms and conditions and subject to such restrictions as the Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the Award Agreement. Notwithstanding the foregoing, if Dividend Equivalents are granted in connection with an Award, the Dividend Equivalents shall be subject to same restrictions and risk of forfeiture to the same extent that the Award is subject. For Restricted Stock Award that is subject to vesting, restrictions or risk of forfeiture, dividends shall be accumulated with respect to the underlying Shares and made subject to any vesting, restrictions and risk of forfeiture to which the underlying Restricted Stock Award is subject. In the interest of clarify, neither Option nor Stock Appreciation Rights shall provide for Dividend Equivalent rights.
13.    Adjustments; Dissolution; Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification of the Common Stock merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or other change in the corporate structure of the Company affecting the Shares or their value occurs (provided that the conversion of any convertible securities of the Company shall not be deemed to have “effected without receipt of consideration”), then the Administrator shall make proportional adjustments to (i) the number and class or kind of Shares or other securities that may be delivered under the Plan, and (ii) the number, class or kind and price of Shares or other securities covered by each outstanding Award and Option; provided that, unless otherwise provided by the Administrator, in its sole discretion, fractions of a Share shall not be issued but shall either be replaced by a cash payment equal to the fair market value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, a regular cash dividend that does not affect the Shares or the value of the Shares shall not result in the proportional adjustment to the Shares, Awards and Options contemplated under the preceding sentence. The determination by the Administrator of the adjustments

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provided under this Section 13(a) shall be final and binding on the affected Optionee or Awardee and the Company.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee and Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee or Awardee to have the right to exercise his or her Option or Award (if exercisable) until ten (10) days prior to such transaction as to all of the Optioned/Awarded Stock covered thereby, including Shares as to which the Option or Award would not otherwise be exercisable. The Administrator in its discretion may provide that the vesting of an Award or Option accelerate at any time prior to such transaction. To the extent it has not been previously exercised, an Option or Award (if exercisable) will terminate immediately prior to the consummation of such proposed action, and unvested Awards will be forfeited immediately prior to the consummation of such proposed action.
(c)    Merger or Change in Control.
(i)    In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award and Option shall be assumed or an equivalent award, option or right substituted or replaced by the successor corporation or a Parent or Subsidiary of the successor corporation. In addition, in the case of Awards, the vesting of which is based, in whole or in part, on the attainment of Performance Goals, where a merger or Change in Control occurs prior to the end of the Performance Period applicable to the Award, (A) the Performance Period shall be shortened to end on a date preceding the consummation of the merger or Change in Control selected by the Administrator (referred to below as the “Shortened Performance Attainment Date”), (B) the Award shall be converted to a time-based award for a number of Shares based on the attainment level of the applicable Performance Goals (or if the attainment level cannot then be measured, the target number of Shares subject to the Award), with (1) a pro rata portion becoming vested immediately before the merger or Change in Control, based on the number of days that has elapsed between the date of grant of the Award and the date that is the Shortened Performance Attainment Date, as a fraction of the total number of days in the original Performance Period; and (2) the remaining portion vesting on the last day of the original Performance Period, provided the Participant continues to be a Service Provider through such date.
(ii)    Unless otherwise provided in an Award or Option Agreement, in the event the successor corporation (or Parent or Subsidiary) does not agree to assume the Award or Option, or substitute an equivalent option or right, the following treatment shall apply:
(A)    For Options and Awards, the vesting of which is conditioned solely on the continued service with the Company, Subsidiary or Affiliate, (1) in the case of Options, the Optionee shall have the right to vest in and exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be vested or exercisable, and in the case of an unvested Award, (2) in the case of Awards, the Awards shall become fully vested, in each case, immediately prior to the date of the merger or Change in Control, subject to compliance with Section 409A of the Code. If an Option becomes exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee that the Option shall be fully vested and exercisable for a period of fifteen (15) days (or such other period established by the Administrator) from the date of such notice, and the Option will terminate upon the expiration of such period.
(B)    For Awards, the vesting of which is based, in whole or in part, on the attainment of Performance Goals, the restrictions shall lapse and the Award shall become free of all restrictions and limitations and, immediately prior to the merger or Change of Control, shall vest based on the attainment level of the Performance Goals, or if the attainment level cannot then be measured, shall vest with respect the target number of Shares subject to the Award, subject to compliance with Section 409A of the Code.
(iii)    Unless provided otherwise in an Award or Option Agreement, if, in such a merger or Change in Control, the Award or Option is assumed or an equivalent award or option or right is substituted or replaced by such successor corporation or a Parent or Subsidiary of such successor corporation, and if during a one-year period after the effective date of such merger or Change in Control, the Awardee’s or Optionee’s status as a Service Provider is terminated for any reason other than the Awardee’s or Optionee’s voluntary termination of such relationship, then (1) in the case of an Option, the Optionee shall have the right within three (3) months thereafter to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would

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not be otherwise exercisable, effective as of the date of such termination and (2) in the case of an unvested Award, the Award shall be fully vested on the date of such termination.
(iv)    For the purposes of this Section 13(c), the Award or Option shall be considered assumed if, following the merger or Change in Control, the option or right (1) confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award or each Share of Optioned Stock subject to the Option, in each case, immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or an Award (if exercisable), for each Share of Optioned Stock subject to the Option and each Share of Awarded Stock subject to the Award, and upon the vesting of an Award, for each Share of Awarded Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control, and (2) provides for terms and conditions, including vesting conditions, similar to those that applied to the Award immediately prior to the merger or Change in Control. For the avoidance of doubt, clause (2) in the foregoing sentence means that Options and Awards that are assumed, substituted or replaced shall continue to vest on similar terms and conditions as applied to the Option and Awards immediately prior to the merger or Change in Control if an Optionee or Awardee’s employment with such successor company (or an affiliate thereof) continues without interruption following the merger or Change in Control. The determination of such substantial equality of value of consideration and similarity of terms and conditions shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.
14.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan, provided that the Board may not do so without stockholder approval, if such approval would be required by Applicable Laws.
(b)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or any Award or Option shall (i) impair the rights of any Awardee or Optionee, unless mutually agreed otherwise between the Awardee or Optionee and the Administrator, which agreement must be in writing and signed by the Awardee or Optionee and the Company, except with respect to any amendment made or other action taken pursuant to Section 20 of the Plan or any amendment or other action with respect to an outstanding Option or Award that may be required or advisable to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Administrator, or (ii) permit the reduction of the exercise price of an Option or Stock Appreciation Right, after it has been granted, to below the per Share Fair Market Value as of the date the Option or Stock Appreciation Right was granted (except for adjustments made pursuant to Section 13 of the Plan of the Plan), unless approved by the Company’s stockholders. Neither may the Administrator, without the approval of the Company’s stockholders and except as provided in Section 13 of the Plan, cancel any outstanding Option or Stock Appreciation Right at any time when the then-current Fair Market Value of a Share is less than the Fair Market Value of a Share on the date that the outstanding Option or Stock Appreciation Right was granted, and replace it with (A) a new Option or Stock Appreciation Right with a lower exercise price, where the economic effect would be the same as reducing the exercise price of the cancelled Option or Stock Appreciation Right below the per Share Fair Market Value as of the date the Option or Stock Appreciation Right was granted, (B) cash or (C) any other Award. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards and Options granted under the Plan prior to the date of such termination. Any increase in the number of Shares subject to the Plan, other than pursuant to Section 13 of the Plan, shall be approved by the Company’s stockholders.
15.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Award (if exercisable) or the vesting of an Award unless the exercise of such Option or Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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(b)    Investment Representations. As a condition to the exercise of an Option or Award (if exercisable), the Company may require the person exercising such Option or Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
16.    Inability to Obtain Authority. If the Company is unable or if it is impractical to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
17.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
18.    Stockholder Approval; Plan Term for ISO Grants. The Plan became effective on May 23, 2002. The Plan, as most recently amended and restated has been adopted by the Board on February 20, 2024, subject to approval by the stockholders of the Company within twelve (12) months after such date. No Incentive Stock Options may be granted under the Plan after February 20, 2034.
19.    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
20.    Section 409A. Except as provided in Section 24 of the Plan, to the extent that the Administrator determines that any Award or Option granted under the Plan is subject to Section 409A of the Code, the Award Agreement or Option Agreement evidencing such Award or Option shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements and Option Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan first became effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Option or an Award is granted the Administrator determines that the Award or Option may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date the Plan first became effective), the Administrator may, without consent of the Awardee or Optionee, adopt such amendments to the Plan and the applicable Award Agreement or Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Option or an Award, in each case, without the consent of the Optionee or Awardee, as applicable, that the Administrator determines are necessary or appropriate to (a) exempt the Award or Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award or Option, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.
21.    Tax Withholding. The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or to require an Awardee or Optionee to remit to the Company, an amount sufficient to satisfy Tax-Related Items that the Company or an Affiliate determines are required to be withheld with respect to any taxable event concerning an Optionee or Awardee arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary or Affiliate, as appropriate, to satisfy Tax-Related Items. The Company may defer making payment of an Award or if any such Tax-Related Items may be pending unless and until indemnified to its satisfaction and neither the Company nor any Subsidiary or Affiliate shall have any liability to any Optionee or Awardee for exercising the foregoing right. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit or require an Optionee or Awardee to pay all or a portion of the Tax-Related Items arising in connection with an Option, Stock Appreciation Right or Award by, one or a combination of the following: (a) having the Option or Awardee pay an amount in cash (by check or wire transfer), (b) having the Company or any Subsidiary or Affiliate withhold from the Optionee or Awardee’s wages or other cash compensation; (c) having the Company withholding from the proceeds of the sale of Shares underlying an Award, Option or Stock Appreciation Right, either through a voluntary sale or a mandatory sale arranged by the Company on the Optionee or Awardee’s behalf, without need

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of further authorization; (d) having the Company withhold Shares otherwise issuable under an Award or Option or Stock Appreciation Right (or allowing the return of Shares) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (e) having the Optionee or Awardee deliver Shares (which are not subject to any pledge or other security interest) that have been both held by the Optionee or Awardee and vested for at least six (6) months (or such other period as established from time to time by the Company to avoid adverse accounting treatment under applicable accounting standards) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (f) requiring the Optionee or Awardee to repay the Company or any Subsidiary or Affiliate, as applicable, in cash or in Shares, for Tax-Related Items paid on the Optionee or Awardee’s behalf, or (g) any other method of withholding determined by the Committee that is permissible under Applicable Laws.
22.    No Right to Employment or Service. Nothing in the Plan or any Award Agreement or Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate any Awardee’s or Optionee’s employment or services at any time, nor confer upon any Awardee or Optionee any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.
23.    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to an Awardee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Awardee any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.
24.    No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Sections 280G, 409A or 457A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment and any liability to any Optionee or Awardee for failure to maintain favorable or avoid unfavorable tax result. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Awardees or Optionees under the Plan. Nothing in this Plan or in an Option Agreement or Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Option or Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to an Optionee or Awardee or any other party if the Option or Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.
25.    Clawback/Recovery. Notwithstanding any other provision of the Plan to the contrary, all Options and Awards granted under the Plan will be and remain subject to forfeiture and recoupment in accordance with any Company incentive compensation recoupment policy or other clawback policy as currently in effect or as may be adopted by the Company, and in each case, as may be amended from time to time, including, without limitation, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. No such policy adoption or amendment shall require an Optionee or Awardee’s prior consent. In addition, the Administrator may impose such other clawback, forfeiture, recovery or recoupment provisions on an Option or Award (including, in the interest of clarity, after the date of grant of such Option or Award) as the Administrator determines necessary or appropriate in view of Applicable Laws, governance considerations or industry best practices.
26.    Fractional Shares. Unless the Administrator provides otherwise, no fractional Shares shall be issuable by the Company pursuant to the exercise or settlement of Awards under the Plan. The Administrator shall also have the authority to determine whether fractional Shares subject to an Award shall be rounded down or a cash payment shall be made in lieu of fractional Shares.
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Trimble Inc.
c/o Equiniti Trust Company, LLC
48 Wall Street, Floor 23
New York, NY 10005

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VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/29/2024 for shares held directly and by 11:59 P.M. ET on 05/28/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 James C. Dalton　02 Borje Ekholm　03 Kaigham (Ken) Gabriel　04 Meaghan Lloyd　05 Ronald S. Nersesian
06 Robert G. Painter　07 Mark S. Peek　08 Kara Sprague　09 Thomas Sweet　10 Johan Wibergh

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]　Date　　Signature (Joint Owners)　Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10K/ Annual Report, is/are available at www.proxyvote.com .

TRIMBLE INC.
Annual Meeting of Stockholders
May 30, 2024 at 5:00 p.m. Mountain time
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Robert G. Painter and Jennifer Allison, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Trimble Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/TRMB2024 on May 30, 2024 at 5:00 p.m. Mountain time, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000643142_2 R1.0.0.6